WORKING COPY
______________________________________________________________


            AMENDED AND RESTATED CREDIT AGREEMENT

                Dated as of February 24, 1998

                            among

                     RIO PROPERTIES, INC.
                             and
                      RIO LEASING, INC.

                BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION
                           as Agent

                             and

               THE OTHER FINANCIAL INSTITUTIONS
                         PARTY HERETO

______________________________________________________________

                      TABLE OF CONTENTS
                                                           PAGE

ARTICLE 1 DEFINITIONS                                         1
     1.01  Defined Terms                                      1
     1.02  Other Interpretive Provisions                     26
     1.03  Accounting Principles                             27

ARTICLE 2 THE CREDIT                                         28
     2.01  Amounts and Terms of Commitment                   28
     2.02  Notes                                             28
     2.03  Procedure for Borrowing                           29
     2.04  Conversion and Continuation Elections             30
     2.06  Voluntary Termination or Reduction of Aggregate
             Commitment                                      33
     2.07  Optional Prepayments                              33
     2.08  Mandatory Commitment Reductions; Mandatory
             Prepayments of Loans                            34
     2.09  Repayment                                         34
     2.10  Interest                                          34
     2.11  Fees                                              35
     2.12  Computation of Fees and Interest                  36
     2.13  Payments by the Borrowers                         37
     2.14  Payments by the Banks to the Ageny                38
     2.15  Sharing of Payments, Etc                          38
     2.16  Security and Guarantees                           39
     2.17  Swing Line                                        39

ARTICLE 3 TAXES, YIELD PROTECTION AND ILLEGALITY             42
     3.01  Taxes                                             42
     3.02  Illegality                                        45
     3.03  Increased Costs and Reduction of Return           45
     3.04  Funding Losses                                    46
     3.05  Inability to Determine Rates                      47
     3.06  Certificates of Banks                             47
     3.07  Survival                                          47

ARTICLE 4 CONDITIONS PRECEDENT                               48
     4.01  Conditions of Initial Loans                       48
     4.02  Conditions to All Borrowings                      52

ARTICLE 5 REPRESENTATIONS AND WARRANTIES                     53
     5.01  Corporate Existence and Power                     53
     5.02  Corporate Authorization; No Contravention         53
     5.03  Governmental Authorization                        54
     5.04  Binding Effect                                    54
     5.05  Litigation                                        54
     5.06  No Default                                        55
     5.07  ERISA Compliance                                  55
     5.08  Use of Proceeds; Margin Regulations               57
     5.09  Title to Properties                               57
     5.10  Taxes                                             57
     5.11  Financial Condition/Material Adverse Effect       57
     5.12  Environmental Matters                             58
     5.13  Collateral Documents                              59
     5.14  Regulated Entities                                60
     5.15  No Burdensome Restrictions                        60
     5.16  Solvency                                          60
     5.17  Labor Relations                                   60
     5.18  Copyrights, Patents, Trademarks and
             Licenses, etc                                   60
     5.19  Subsidiaries and Other Investments                61
     5.20  Insurance                                         61
     5.21  Full Disclosure                                   61
     5.22  Projections                                       61
     5.23  Gaming Laws                                       61
     5.24  Management Agreement                              62

ARTICLE 6 AFFIRMATIVE COVENANTS                              62
     6.01  Financial Statements                              62
     6.02  Certificates; Other Information                   63
     6.03  Notices                                           64
     6.04  Preservation of Corporate Existence, Etc          66
     6.05  Maintenance of Property                           66
     6.06  Insurance                                         67
     6.07  Payment of Obligations                            67
     6.08  Compliance with Laws                              67
     6.09  Inspection of Property and Books and Records      68
     6.10  Environmental Laws                                68
     6.11  Use of Proceeds                                   68
     6.12  Solvency                                          68

     6.13  New Subsidiaries                                  68
     6.14  Additional Collateral                             69
     6.15  Requirements of Law                               69
     6.16  Permits, Licenses and Approvals                   69
     6.17  Purchase of Materials; Conditional Sales
             Contracts                                       69
     6.18  Site Visits; Right to Stop Work                   70
     6.19  Protection Against Lien Claims                    71
     6.20  Signs and Publicity                               71
     6.21  Leases of Company Premises                        71
     6.22  Further Assurances                                71

ARTICLE 7 NEGATIVE COVENANTS                                 72
     7.01  Limitation on Liens                               72
     7.02  Disposition of Assets                             74
     7.03  Consolidations and Mergers                        74
     7.04  Loans and Investments                             75
     7.05  Limitation on Indebtedness                        76
     7.06  Transactions with Affiliates                      77
     7.07  Use of Proceeds                                   77
     7.08  Contingent Obligations                            77
     7.09  Joint Ventures                                    78
     7.10  Compliance with ERISA                             78
     7.11  Lease Obligations                                 78
     7.12  Restricted Payments                               79
     7.13  Capital Expenditures                              79
     7.14  Interest Coverage Ratio                           79
     7.15  Maximum Total Leverage Ratio                      80
     7.16  Maximum Senior Leverage Ratio                     80
     7.17  Change in Business                                80
     7.18  Change in Structure                               80
     7.19  Accounting Changes                                80
     7.20  Other Contracts                                   81
     7.21  Management Agreement                              81
     7.22  Improvement District                              81

ARTICLE 8 EVENTS OF DEFAULT                                  81
     8.01  Event of Default                                  81
     8.02  Remedies                                          86
     8.03  Rights Not Exclusive                              87

ARTICLE 9 THE AGENT                                          87
     9.01  Appointment and Authorization                     87
     9.02  Delegation of Duties                              87
     9.03  Liability of Agent                                88
     9.04  Reliance by Agent                                 88
     9.05  Notice of Default                                 89
     9.06  Credit Decision                                   89
     9.07  Indemnification                                   90
     9.08  Agent in Individual Capacity                      90
     9.09  Successor Agent                                   91
     9.10  Collateral Matters                                91

ARTICLE 10 MISCELLANEOUS                                     92
     10.01  Amendments and Waivers                           92
     10.02  Notices                                          93
     10.03  No Waiver; Cumulative Remedies                   94
     10.04  Costs and Expenses                               94
     10.05  Indemnity                                        95
     10.06  Marshaling; Payments Set Aside                   96
     10.07  Successors and Assigns                           96
     10.08  Assignments, Participations, etc.                96
     10.09  Setoff                                           99
     10.10  Notification of Addresses, Lending
              Offices, Etc                                  100
     10.11  Counterparts                                    100
     10.12  Severability                                    100
     10.13  No Third Parties Benefited                      100
     10.14  Time                                            100
     10.15  Governing Law and Jurisdiction                  100
     10.16  Waiver of Jury Trial                            101
     10.17  Notice of Claims; Claims Bar                    101
     10.18  Entire Agreement                                102
     10.19  Interpretation                                  102
     10.20  Guarantor and Suretyship Provisions             102

SCHEDULES

Schedule 1.01A   Real Property Description
Schedule 1.01B   Cinderlane Real Property Description
Schedule 1.01C   Proposed Rio Expansion Description
Schedule 2.01    Commitments of the Banks
Schedule 5.05    Litigation
Schedule 5.07    ERISA
Schedule 5.11    Indebtedness Not Shown on Financial Statements
Schedule 5.12    Environmental Matters
Schedule 5.19    Subsidiaries and Equity Investments
Schedule 6.26    Existing Leases
Schedule 7.01    Permitted Liens
Schedule 7.05    Permitted Indebtedness
Schedule 7.08    Contingent Obligations

EXHIBITS

Exhibit A    Note
Exhibit B    Notice of Borrowing
Exhibit C    Notice of Continuation/Conversion
Exhibit D    Compliance Certificate
Exhibit E    Assignment and Acceptance Agreement

            AMENDED AND RESTATED CREDIT AGREEMENT


          This AMENDED AND RESTATED CREDIT AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement") amends and restates in its entirety the Credit Agreement dated as of July 15, 1993, among Rio Properties, Inc., a Nevada corporation (the "COMPANY"), Rio Leasing, Inc., a Nevada corporation ("RIO LEASING; the Company and Rio Leasing, each a "BORROWER" and collectively, the "BORROWERS"), the several financial institutions party to this Agreement, and Bank of America National Trust and Savings Association, as agent for the Banks, as heretofore amended. In consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                           ARTICLE 1
                          DEFINITIONS

          1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

          "ACQUISITION" means any transaction or series of related transactions entered into by the Borrowers or any of their Subsidiaries for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition, directly or indirectly, of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of a Borrower) provided that a Borrower or a Borrower's Subsidiary is the surviving entity.

          "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of a Borrower) or of any Subsidiary of a Borrower.

          "AGENT" means BofA in its capacity as agent for the Banks hereunder, and any successor agent.

          "AGENT RELATED PERSONS" means BofA and any successor agent arising under Section 9.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGENT'S  PAYMENT  OFFICE"  means  the  address   for
payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

          "AGGREGATE COMMITMENT" means the combined Commitments of the Banks, in the initial amount of $275,000,000, as such amount may be increased pursuant to Section 2.05 or reduced from time to time pursuant to this Agreement.

          "AGREEMENT"  means this Amended and  Restated  Credit
Agreement, as it may from time to time be supplemented, modified, amended, renewed, or extended.

          "APPLICABLE MARGIN" means, for each Pricing Period, the following margins, expressed in basis points, over the Base Rate and the Eurodollar Rate, as applicable, and the following commitment fee rate per annum, in each case for the relevant periods when the Total Leverage Ratio for such Pricing Period is as follows:


APPLICABLE MARGIN
(In basis points per annum)

Total Leverage Ratio                    Eurodollar      Base Rate     Commitment
                                        Rate Margin     Margin        Fee

Greater than 4:75:1.00                        2.250         1.250          0.450

Equal to or less than 4.75:1.00, but          2.000          1.00          0.450
greater than 4.00:1.00

Equal to or less than 4.00:1.00, but          1.750          0.75          0.375
greater than 3.25:1.00

Equal to or less than 3.25:1.00, but          1.500          0.50          0.375
greater than 2.75:1.00

Equal to or less than 2.75:1.00, but          1.250         0.250          0.250
but greater than 2.25:1.00

Equal to or less than 2.25:1.00               0.750         0.000          0.225


          "APPRAISAL" means a real estate appraisal conducted in accordance with the Uniform Standards of Professional
Appraisal Practice (as promulgated by the Appraisal

Standards Board of the Appraisal Foundation) and all Requirements of Law applicable to the Banks, and applicable internal policies of the Agent, undertaken by an independent appraisal firm satisfactory to the Agent and the Majority Banks, and providing an assessment of fair market value of a parcel of property, and taking into account any and all Estimated Remediation Costs.

          "APPRAISAL VALUE" means the appraised "as is" market value of the Real Property, as evidenced by a certificate of an independent appraiser selected by the Agent and determined by an Appraisal that in the opinion of such appraiser and Majority Banks conforms to the Agent's guidelines regarding appraisal procedures and applicable regulations issued thereunder all as the same may be amended, modified or superseded from time to time.

          "ASSIGNEE"  has  the  meaning  specified  in  Section
10.08(a).

          "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section 10.08(a).

          "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "AVAILABLE COMMITMENT" with respect to each Bank, means an amount equal to such Bank's Commitment Percentage of the unused portion of the Aggregate Commitment.

          "BANK" means the financial institutions party to the Agreement from time to time, whether as parties to the Agreement as originally signed, as parties by joinder or amendment to the Agreement or as parties by assignment pursuant to Section 10.08 and shall mean and include the Swing Line Bank, (collectively, "Banks").

          "BANK AFFILIATE" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

          "BANKRUPTCY CODE" means the Federal Bankruptcy Reform
Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

          "BASE RATE" means the higher of:

               (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

               (b)   0.50%  per annum above the latest  Federal
Funds Rate.

          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

          "BOFA"  means  Bank  of America  National  Trust  and
Savings Association, a national banking association.

          "BORROWER"   means  the  Company   or   Rio   Leasing
(collectively, the "Borrowers").

          "BORROWERS SECURITY AGREEMENT" means the Amended and Restated Pledge and Security Agreement executed by the Company and Rio Leasing on the Closing Date, as it may from time to time be supplemented, modified, amended, renewed, or extended.

          "BORROWING" means a borrowing hereunder consisting of Loans made to a Borrower on the same day by the Banks pursuant to Article II.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco, or Las Vegas, Nevada are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the London offshore dollar interbank market.

          "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period and including any amount which is required to be treated as an asset subject to a Capital Lease) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

          "CAPITAL LEASE" has the meaning specified in the definition of Capital Lease Obligations.

          "CAPITAL   LEASE  OBLIGATIONS"  means  all   monetary
obligations of a Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("CAPITAL LEASE").

          "CASH EQUIVALENTS" means:

               (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

               (b)   certificates of  deposit,  time  deposits,
Eurodollar   time  deposits,  repurchase  agreements,   reverse
repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A1 by Standard & Poor's Corporation and P1 by Moody's Investors Service, Inc.;

               (c) commercial paper of an issuer rated at least A1 by Standard & Poor's Corporation or P1 by Moody's
Investors Service Inc. and in either case having a tenor of not more than three months.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "CINDERLANE"   means  Cinderlane,  Inc.,   a   Nevada
corporation.

          "CINDERLANE   PROPERTY"  means  that   certain   real
property located adjacent to the Rio Hotel and Casino described on Schedule 1.01B, which real property is owned by Cinderlane as of the Closing Date.

          "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks.

          "CODE"  means the Internal Revenue Code of  1986,  as
amended   from   time  to  time  and  regulations   promulgated
thereunder.

          "COLLATERAL" means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Borrower or any of its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such persons and delivered to the Agent or the Banks.

          "COLLATERAL DOCUMENTS" means, collectively, (i) the Borrowers Security Agreement, the Mortgages, and all other security agreements, pledge agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between any Borrower or any of its Subsidiaries and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any Borrower or any of its Subsidiaries as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "COMMITMENT" means, as to each Bank, the amount set forth opposite the Bank's name in Schedule 2.01 under the heading "Commitment" (such amount as the same may increased (at the sole discretion of such Bank) pursuant to Section 2.05, reduced pursuant to Sections 2.06 or 2.08 or as a result of one or more assignments pursuant to Section 10.08).

          "COMMITMENT PERCENTAGE" means, as to any Bank, the percentage which is equal to such Bank's Commitment divided by the Aggregate Commitment.

          "COMPLETION" means, with respect to the Rio Expansion Project, that (a) a temporary certificate of occupancy has been issued by the Clark County Building Department; (b) a Notice of Completion has been duly recorded; (c) all materialmen's claims, mechanics, liens or other Liens or claims for Liens directly related thereto (other than those created pursuant to the Loan Documents) have been paid or satisfactory provisions have been made for such payment; (d) certificates have been delivered, by the project architect and project manager and by a Responsible Officer of the Company, to the Agent and the Banks certifying that the Rio Expansion Project has been substantially completed in accordance with the construction plans therefor and all applicable building laws, ordinances and regulations; and (e) the Rio Expansion Project is in a condition (including installation of fixtures, furnishings and equipment) to receive customers and fully engage in its operations in the ordinary course of business. For the purposes of the preceding sentence, satisfactory provision for payment of claims, Liens and claims for Liens shall be deemed to have been made if a bond, escrow or trust account for payment has been established with an independent third party satisfactory to the Agent in an amount at least equal to the total of such outstanding claims, Liens and claims for Liens.

          "COMPLIANCE    CERTIFICATE"   means   a   Certificate
substantially in the form of Exhibit D hereto.

          "COMPLETION GUARANTY" means a Guaranty Obligation given by any Borrower or any of its Subsidiaries to a holder of Indebtedness of, or an obligee of, any Person which obligates any Borrower or any of its Subsidiaries (a) to cause the completion of construction of any Person, (b) to provide funding for all or a portion of any construction cost overruns with respect thereto, and/or (c) to cause the Person to perform any of its Contractual Obligations (OTHER than in respect of the repayment of any Indebtedness or other monetary obligation of the Person) to an obligee of the Person.

          "CONSENTING  BANK"  has  the  meaning  specified   in
Section 2.05(c).

          "CONTINGENT OBLIGATION" means, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings,
(ii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iii) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iii) of this definition, be marked to market on a current basis.

          "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "CONTROLLED GROUP" means the Company and all  Persons
(whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section
414(b), (c), (m) or (o) of the Code.

          "CONVERSION DATE" means any date on which a Borrower elects to convert a Base Rate Loan to an Eurodollar Rate Loan;
or an Eurodollar Rate Loan to a Base Rate Loan.

          "DEED OF TRUST" means one or more deeds of trust covering the Real Property, as any such deed of trust may be modified, supplemented, amended, renewed or extended from time to time.

          "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "DISPOSITION" means (i) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 7.02(a) or 7.02(b), and (ii) the sale or transfer by any Borrower or any of its Subsidiaries of any equity securities issued by any Subsidiary of a Borrower and held by such transferor Person.

          "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

          "DOMESTIC LENDING OFFICE" means, with respect to each Bank, the office of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company and the Agent.

          "EBITDA" means, for any period, for the Borrowers and their respective Restricted Subsidiaries on a combined basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss) , adjusted by adding thereto any Pre-Opening Expenses attributable to any New Venture; PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a
political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate.

          "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from

Property, whether or not owned by a Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, the Endangered Species Act, and any applicable law of the State of Nevada, and the rules regulations and ordinances of Clark County, Nevada.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and regulations promulgated thereunder.

          "ERISA   AFFILIATE"  means  any  trade  or   business
(whether or not incorporated) under common control with the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

          "ESTIMATED REMEDIATION COST" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

          "EURODOLLAR LENDING OFFICE" means with respect to each Bank, the Office of such Bank designated as such in the signature pages hereto or such other office of such Bank as such bank may from time to time specify to the Company and the Agent.

          "EURODOLLAR RATE" means, for each Interest Period in respect of Eurodollar Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

    Eurodollar Rate  =                 LIBOR
                       1.00 MINUS Eurodollar Reserve Percentage


The  Eurodollar Rate shall be adjusted automatically as of  the
effective  date  of  any  change  in  the  Eurodollar   Reserve
Percentage.

          "EURODOLLAR RATE LOAN" means a Loan that bears interest based on the Eurodollar Rate.

          "EURODOLLAR RESERVE PERCENTAGE" means the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any
Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

          "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.01.

          "EVENT OF LOSS" means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

          "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

          "EXISTING   CREDIT   AGREEMENT"  means   the   Credit
Agreement dated as of July 15, 1993 referred to in the preamble hereto, as amended through the date of this Agreement.

          "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as
H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "FUNDED DEBT" means, as of any date of determination, without duplication, the sum of (a) all principal Indebtedness of the Borrowers and their respective Restricted Subsidiaries on a combined basis for borrowed money (including debt securities issued by any Borrower or any of its Restricted Subsidiaries) on that date, PROVIDED, HOWEVER, that the Company's obligations under the Guaranty Obligations permitted under Section 7.08(f) shall not be included in this definition unless and until a demand is made under such Guaranty Obligations by a Person entitled to make demand thereunder, PLUS (b) the aggregate amount of all monetary obligations of the Borrowers and their respective Restricted Subsidiaries on a combined basis in respect of Capital Leases on that date, PLUS
(c) the aggregate undrawn face amount of all letters of credit (other than letters of credit supporting workers compensation obligations and permitted pursuant to Section 7.08(d)) for which any Borrower or any of its Restricted Subsidiaries is the account party but which have not been drawn as of the date of determination, PLUS the aggregate amounts on which a drawing has been received or paid by an issuing bank under any such letter of credit which drawing or payment has not been reimbursed to the issuing bank by any Borrower or any of its Restricted Subsidiaries as of the date of determination, all as determined in accordance with GAAP.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the

Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "GAMING AUTHORITIES" means, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable governmental or administrative state or local agency, authority, board, bureau, commission, department or instrumentality of any nature whatsoever involved in the supervision or regulation of casinos or gaming and gaming activities in the County of Clark, Nevada and State of Nevada.

          "GAMING LAWS" means all Requirements of Law pursuant to which a Gaming Authority possesses licensing or permit authority over gambling, gaming, or casino activities conducted by a Borrower within its jurisdiction.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "GUARANTOR"  means  the Parent,  each  Subsidiary  of
Parent (other than the Unrestricted Subsidiaries) and any other
Person   that   hereafter  delivers  a  Guaranty  (collectively
"Guarantors").

          "GUARANTY" means the Parent Guaranty, the Subsidiary Guaranties executed by HLG, Inc. and Cinderlane on the Closing Date, and any other any guaranty of all or any part of the Obligations delivered by any Subsidiary of a Borrower or by any other Person, as such document may from time to time be supplemented, modified, amended, renewed, or extended (collectively the "Guaranties").

          "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof. The amount of any Guaranty Obligation consisting of a Completion Guaranty shall be deemed to be zero unless and until any Borrower or any of its Subsidiaries has determined, or in good faith should determine based on all information then available to it, that performance by any Borrower or any of its Subsidiaries of its obligations under the Completion Guaranty is at least reasonably possible (within the meaning of such term under Financial Accounting Standards Board Statement No. 5) and, notwithstanding the preceding sentence, if such performance is at least reasonably possible the amount thereof shall, if not stated or determinable, be deemed the reasonably anticipated liability in respect thereof as determined by any Borrower or any of its Subsidiaries in good faith.

          "HAZARDOUS MATERIALS" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "HLG" means HLG, Inc., a Nevada corporation, a wholly-owned Subsidiary of the Parent.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05(a).

          "INDEMNIFIED  PERSON"  has the meaning  specified  in
Section 10.05(a).

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

          "INTANGIBLE ASSETS" means assets that are  considered
intangible   assets  under  GAAP,  including  customer   lists,
goodwill,   computer   software,   copyrights,   trade   names,
trademarks and patents.

          "INTEREST COVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of (a) EBITDA for the fiscal period consisting of that fiscal quarter and the three
immediately  prior  fiscal  quarters  less  the  sum   of   (i)
Maintenance Capital Expenditures made by the Borrowers and their respective Restricted Subsidiaries during such fiscal period, and (ii) cash payments of federal, state (if any) or local income taxes (and including all payments of alternative minimum tax) made by the Borrowers and their respective Restricted Subsidiaries during such fiscal period TO (b) cash Interest Expense, including capitalized Interest Expense during such period.

          "INTEREST EXPENSE" means, for any period, the sum  of
(a) gross interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Borrowers and their respective Restricted Subsidiaries and for the Parent with respect to the Parent Senior Subordinated Notes, PROVIDED, HOWEVER, that the Company's obligations under the Guaranty Obligations permitted under Section 7.08(f) shall not be included in this definition unless and until a demand is made under such Guaranty Obligations by a Person entitled to make demand thereunder, PLUS (b) the portion of the upfront costs and expenses for Rate Contracts (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, PLUS (c) the portions of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP LESS interest income for that period and Rate Contracts payments received as determined in accordance with GAAP.

          "INTEREST PAYMENT DATE" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each calendar month and each date a Base Rate Loan is converted into an Eurodollar Rate Loan; PROVIDED, HOWEVER, that if any Interest Period for an Eurodollar

Rate Loan exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

          "INTEREST PERIOD" means, with respect to any Eurodollar Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

     PROVIDED THAT:

               (i) if any Interest Period pertaining to an Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to an Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

               (iii) no Interest Period shall extend beyond any Reduction Date unless, giving effect to the Loan for which that Interest Period has been requested, the aggregate principal amount of the Loans having Interest Periods ending prior to such Reduction Date will not exceed the Aggregate Commitment (after giving effect to the reduction therein on such Reduction
Date); and

               (iv) no Interest Period for any Loan shall extend beyond the Maturity Date.

          "JOINT VENTURE" means a partnership, joint venture or other legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by any Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "LENDING OFFICE" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its name on the applicable signature page hereto, or such other office or offices of the Bank as it may from time to time notify the Company and the Agent.

          "LIBOR" means the rate of interest per annum determined by the Agent to be the rate of interest at which dollar deposits in the approximate amount of BofA's pro rata share of the Loan to be made or continued as, or converted into, a Eurodollar Rate Loan and having a maturity comparable to such Interest Period would be offered by BofA's London Branch to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

          "LICENSE REVOCATION" means the revocation of, or failure to renew, a casino, gambling or gaming license issued by any Gaming Authority to any Borrower or any of its Subsidiaries.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

          "LOAN" means the extensions of credit to be made by each Bank described in Section 2.01.

          "LOAN" means an extension of credit by a Bank to a Borrower pursuant to Article II, and may be a Base Rate Loan or an Eurodollar Rate Loan.

          "LOAN DOCUMENTS" means the Agreement, the Notes, the Collateral Documents, the Parent Guaranty, any Subsidiary
Guaranties, the Parent Collateral Documents, the Subsidiary Collateral Documents, the Swing Line Documents, any Notice of Borrowing and all certificates, agreements or documents of any type or nature heretofore or hereafter delivered to the Agent in connection therewith and all Rate Contracts between a Borrower and any of the Banks.

          "LOAN  PARTIES"  means  the  Parent,  each  Borrower,
Cinderlane and any other Affiliate or Subsidiary of any of the foregoing executing and delivering any Loan Document from time to time (individually, a "Loan Party").

          "MAINTENANCE CAPITAL EXPENDITURES" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of any component of the Rio Hotel and Casino (including after completion thereof, the Rio Expansion Project), but

EXCLUDING any Capital Expenditure which adds to or further improves any such property.

          "MAJORITY BANKS" means at any time Banks then holding at least 66 2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66 2/3% of the Aggregate Commitment.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve
Board.

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of a Borrower or the Borrowers and their respective Subsidiaries taken as a whole; (b) a material impairment of the ability of a Borrower or the Parent to perform under any Loan Document and avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan
Document, or (ii) the perfection or priority of any Lien granted to the Banks or to the Agent for the benefit of the Banks under any of the Collateral Documents, the Parent Collateral Documents or the Subsidiary Collateral Documents.

          "MATURITY  DATE"  means December  31,  2003  or  such
earlier   date  upon  which  the  Aggregate  Commitment   shall
terminate in accordance with the provisions of this Agreement.

          "MORTGAGE" means the Deed of Trust and any other deed of trust, mortgage or other document creating a Lien on the Real Property or any interest in the Real Property.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "NEGATIVE PLEDGE" means any covenant binding on a Person that prohibits the creation of Liens on any Property thereof, except a covenant contained in an instrument creating a Permitted Lien or Permitted Right of Others on Property that prohibits the creation of other Liens on that Property and no other Property of such Person.

          "NET  INCOME"  means,  with  respect  to  any  fiscal
period,  the  combined net income of the  Borrowers  and  their
respective   Subsidiaries  for  that  period,   determined   in
accordance with GAAP.

          "NEW VENTURE" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) directly or indirectly owned or to be owned by the Parent or any of its Subsidiaries.

          "NEW PROJECT ENTITIES" means one or more Persons formed by Parent or any of its Subsidiaries following the Closing Date for the exclusive purpose of developing all or any portion of the Cinderlane Property. A New Project Entity may be designated by Borrowers as an Unrestricted Subsidiary at the time of its acquisition or formation in accordance with Section 6.13.

          "NOTE" means a promissory note of a Borrower payable to the order of a Bank in substantially the form of Exhibit A, evidencing the aggregate indebtedness of such Borrower to such Bank resulting from Loans made by such Bank.

          "NOTICE  OF  BORROWING" means a  notice  given  by  a
Borrower   to   the   Agent  pursuant  to  Section   2.03,   in
substantially the form of Exhibit B.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice given by a Borrower to the Agent pursuant to Section 2.04, in substantially the form of Exhibit C.

          "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "OBLIGATIONS" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Loan Parties to the Banks, the Swing Line Bank, the Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, or in respect of any Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including any interest which arises after the commencement of any proceeding under the United States federal Bankruptcy Reform Act of 1986 or any similar statute providing for debtor relief with respect to any Loan Party.

          "OPERATING LEASE" means, as applied to any Person, any lease of Property which is not a Capital Lease.

          "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving any Borrower or any of its respective Subsidiaries, the ordinary course of such Person's business, as conducted by any such Person in accordance with casino industry practice in Las

Vegas, Nevada, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan
Document.

          "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "OTHER  TAXES" has the meaning specified  in  Section
3.01(b).

          "PARENT" means Rio Hotel and Casino, Inc., a Nevada corporation.

          "PARENT COLLATERAL" means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by the Parent in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such persons and delivered to the Agent or the Banks.

          "PARENT  COLLATERAL  DOCUMENTS" means,  collectively,
(i) the Parent Security Agreement, and all other security agreements, pledge agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Parent and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Parent as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "PARENT GUARANTY" means the Rio Hotel and Casino, Inc. Amended and Restated Guaranty executed by Parent on the Closing Date with respect to the Obligations of Borrowers hereunder, as it may from time to time be supplemented, modified, amended, renewed, or extended.

          "PARENT SECURITY AGREEMENT" means the Amended and Restated Parent Pledge and Security Agreement executed by Parent on the Closing Date to secure its obligations under the Parent Guaranty, as it may from time to time be supplemented, modified, amended, renewed, or extended.

          "PARENT SENIOR SUBORDINATED NOTES" means (a) the $100,000,000 10-5/8% Senior Subordinated Notes Due 2005 issued by the Parent, (b) the $125,000,000 9-1/2% Senior Subordinated Notes Due 2007 issued by Parent, and (c) other senior subordinated indebtedness incurred pursuant to Section 7.05(g).

          "PARTICIPANT"  has the meaning specified  in  Section
10.08(d).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED  LIENS"  has  the  meaning  specified   in
Section 7.01.

          "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held and does not impair the security interest of the Banks in such Property, (b) an option or right to acquire a Lien that would be a Permitted Lien, and (c) the reversionary interest of a landlord under a lease of Property.

          "PERSON"    means    an   individual,    partnership,
corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or Governmental Authority.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

          "PLEDGED COLLATERAL" has the meaning specified in the Parent Security Agreement.

          "PRE-OPENING EXPENSES" means, with respect to any fiscal period, the amount of expenses (other than Interest Expense) classified as "pre-opening expenses" on the applicable financial statements of the Parent and its Subsidiaries for such period, prepared in accordance with GAAP.

          "PRICING PERIOD" means, with respect to the last day of each calendar month (as of which a Total Leverage Ratio is determined), the one (1) calendar month period commencing on the first day of the third calendar month to commence after such day.

          "PROJECTIONS"  means the financial projections  dated
as   of   October  21,  1997,  contained  in  the  Confidential
Information Memorandum to the Banks.

          "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "QUALIFIED PLAN" means a pension plan (as defined  in
Section  3(2)  of  ERISA)  intended to be  tax-qualified  under
Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "RATE CONTRACTS" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "REAL PROPERTY" means all of the Loan Parties' right, title and interest, whether now existing or hereafter acquired, in and to the real property described in Schedule 1.01A together with all easements and other rights now or hereafter made appurtenant thereto, all improvements and fixtures now or hereafter located thereon, and all additions and accretions thereto.

          "REDUCTION AMOUNT" means, as to each Reduction  Date,
(a)  which  occurs  prior  to  any increase  in  the  Aggregate
Commitment under Section 2.05, $15,000,000, or (b) following any increase to the Aggregate Commitment pursuant to Section 2.05, an amount equal to (i) the Aggregate Commitment as of the date of such increase MINUS $50,000,000 DIVIDED BY (ii) the then remaining number of Reduction Dates which will occur prior to the Maturity Date.

          "REDUCTION DATE" means March 31, 2000 and the last day of each calendar quarter thereafter until the Maturity
Date.

          "REPORTABLE EVENT" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

          "REQUIREMENT OF LAW" means, (i) as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, and (ii) as to the Real Property, all laws, ordinances, regulations, orders, building codes, restrictions and requirements of, and all agreements with and commitments to, all governmental judicial or legal authorities having jurisdiction over the Real Property.

          "RESPONSIBLE OFFICER" means, for any Person, the chief executive officer or the president or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants by any Person or financial reporting by such Person, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility, and with respect to delivery of Notices of Borrowing, any of the foregoing officers of such Person or other individuals designated in writing by any one of such officers.

          "RESTRICTED SUBSIDIARY" means each Subsidiary of Parent which is not an Unrestricted Subsidiary.

          "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, INCLUDING any option or right to acquire a Lien; PROVIDED, however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Rights of Others.

          "RIO  DEVELOPMENT"  means  Rio  Development  Company,
Inc.,   a   Nevada  corporation,  a  wholly-owned  Unrestricted
Subsidiary of the Parent.

          "RIO EXPANSION PROJECT" means the proposed expansion to the existing Rio Hotel and Casino described on Schedule
1.01C.

          "RIO LEASING" means Rio Leasing, Inc., a Nevada corporation.

          "RIO  RESORTS" means Rio Resort Properties,  Inc.,  a
Nevada corporation, a wholly-owned Unrestricted Subsidiary of the Parent.

          "RIO  SECCO  GOLF COURSE" means the  Rio  Secco  Golf
Course, formerly known as the Seven Hills Golf Course, a golf course in Henderson, Nevada owned by Rio Development, together with all related improvements, equipment and fixtures.


          "SEC" means the Securities and Exchange Commission, or any successor thereto.

          "SENIOR INDEBTEDNESS" means Indebtedness that is  not
subordinated  to  the  Obligations  on  terms  and   conditions
satisfactory to the Agent and the Majority Banks.

          "SENIOR LEVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of (a) the average outstanding principal amount of the Senior Indebtedness of the Borrowers and their combined Restricted Subsidiaries which constitutes Funded Debt as of the last day of that fiscal quarter (determined by averaging all such Senior Indebtedness of the Borrowers and their combined Restricted Subsidiaries as of the last date of each of the three-months constituting the fiscal quarter ending on that date using the Senior Indebtedness reported for each such month pursuant to Section 6.01(c)) TO
(b) EBITDA for the four fiscal quarter period ending on that date:

          "SHAREHOLDERS' EQUITY" means, as of any date of determination and with respect to any Person, the consolidated shareholders' equity of the Person as of that date determined in accordance with GAAP.

          "SOLVENT"  means, as to any Person at any time,  that
(a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of
Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Nevada Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "SUBSIDIARY COLLATERAL" means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by the Guarantors other than Parent in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such persons and delivered to the Agent or the Banks.

          "SUBSIDIARY COLLATERAL DOCUMENTS" means, collectively, (i) the Subsidiary Security Agreement and all other security agreements, pledge agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Subsidiaries of the Borrowers and the Banks or the Agent for the
benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against such Persons as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "SUBSIDIARY GUARANTORS" means each Subsidiary of a Borrower that has executed and delivered a Guaranty to the Agent.

          "SUBSIDIARY GUARANTY" means each Guaranty executed and delivered by a Subsidiary of any Borrower, as such document may from time to time be supplemented, modified, amended, renewed, or extended (collectively the "Subsidiary Guaranties")."

          "SUBSIDIARY SECURITY AGREEMENT" means a Security Agreement executed by each of Cinderlane and HLG on the Closing Date to secure its obligations under the Subsidiary Guaranty, as it may from time to time be supplemented, modified, amended, renewed, or extended

          "SWING LINE" means the revolving line of credit established as a sublimit within the Aggregate Commitment by the Swing Line Bank in favor of Borrowers pursuant to Section
2.17.

          "SWING  LINE  BANK"  means Bank of  America  National
Trust and Savings Association, doing business through its Nevada Commercial Banking Division.

          "SWING LINE DOCUMENTS" means the promissory note and any other documents executed by Borrowers in favor of the Swing
Line Bank in connection with the Swing Line.

          "SWING LINE LOANS" means loans made by the Swing Line
Bank to Borrowers pursuant to Section 2.17.

          "SWING  LINE OUTSTANDINGS" means, as of any  date  of
determination,   the   aggregate  principal   Indebtedness   of
Borrowers on all Swing Line Loans then outstanding.

          "TANGIBLE NET WORTH" means, as of any date of determination, the Shareholders' Equity of the Borrowers and their respective Subsidiaries on that date MINUS the aggregate Intangible Assets of the Borrowers and their respective Subsidiaries on that date.

          "TAXES" has the meaning specified in Section 3.01(a).

          "TOTAL LEVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of (a) average outstanding total principal Indebtedness of the Borrowers and their combined Restricted Subsidiaries which constitutes Funded Debt plus outstanding principal Indebtedness under the Parent Senior Subordinated Notes (determined by averaging all such Senior Indebtedness of the Borrowers and their combined Restricted
Subsidiaries as of the last date of each of the three-months constituting the fiscal quarter ending on that date using the Senior Indebtedness and Parent Senior Subordinated Notes reported for each such month pursuant to Section 6.01(c)) TO
(b) EBITDA for the four fiscal quarter period ending on the same date.

          "TRANSFEREE"  has  the meaning specified  in  Section
10.08(e).

          "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

          "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

          "UNITED  STATES"  and "U.S." each  means  the  United
States of America.

          "UNRESTRICTED SUBSIDIARIES" means Rio Development, Rio Resorts and each other Subsidiary of Parent which is not a Subsidiary of either Borrower formed following the Closing Date which is designated as such at the time of its formation pursuant to Section 6.13, PROVIDED THAT no Subsidiaries owning portions of the Cinderlane Property may be Unrestricted Subsidiaries at any time when the aggregate Investments made pursuant to Section 7.04(f) are in excess of $50,000,000.

          "UNSECURED  INDEMNITY AGREEMENT" means  an  Unsecured
Indemnity Agreement executed by Parent and the Borrowers on the Closing Date, as it may from time to time be supplemented, modified, amended, renewed, or extended.

          "VOTING STOCK" means the shares of common stock or preferred stock in a Person having ordinary voting power under ordinary circumstances for the election of directors of such Person and for carrying out the ordinary functions of shareholders under the law of the jurisdiction of incorporation or formation of such Person.

          "WITHDRAWAL LIABILITIES" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

          1.02  OTHER INTERPRETIVE PROVISIONS

                 (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

                 (b)   THE   AGREEMENT.   The  words  "hereof",
     "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this
     Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (c)   CERTAIN COMMON TERMS.

                       (i)   The  term "documents" includes any
     and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                       (ii)  The   term  "including"   is   not
     limiting and means "including without limitation."

                 (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                 (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                 (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (h)   INDEPENDENCE OF PROVISIONS.  The parties
     acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

          10.3  ACCOUNTING PRINCIPLES.

                 (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrowers.


                           ARTICLE 2
                          THE CREDIT

          2.01 AMOUNTS AND TERMS OF COMMITMENT. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans to the Borrowers (each a "LOAN") on a revolving basis from the date hereof to the Maturity Date in an aggregate principal amount not exceeding the amount set forth opposite such Bank's name on SCHEDULE 2.01 under the heading "Commitment" (such amount as the same may be increased pursuant to Section 2.05, reduced pursuant to Section 2.06 or Section
2.08  or  as  a result of one or more assignments  pursuant  to
Section 10.08, such Bank's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Loans, (i) each Bank's Loans shall not exceed its Commitment, and (ii) the aggregate principal amount of all outstanding Loans PLUS the aggregate principal amount of all Swing Line Outstandings shall not exceed the Aggregate Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.07 and reborrow pursuant to this Section 2.01.

          2.02  NOTES

                 (a) The Loans made by each Bank shall be evidenced by a Note payable to the order of that Bank in an amount equal to its Commitment.

                 (b) Each Bank may endorse on the schedules annexed to its Note, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrowers with respect thereto. Each Bank is irrevocably authorized by the Borrowers to endorse its Note and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank.

                 (c)   The Loans made by each Bank may, in lieu
     of Notes, be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrowers, and the interest and payments thereon; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder to such Bank.

          2.03  PROCEDURE FOR BORROWING

                 (a) Each Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Agent in accordance with Section 10.02 in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. San Francisco time) (i) three Business Days prior to the requested Borrowing date, in the case of Eurodollar Rate Loans; and one Business Day prior to the requested Borrowing date, in the case of Base Rate Loans, specifying:

                       (i)   the   amount  of  the   Borrowing,
          which shall be: (1) for Eurodollar Rate Loans, in an aggregate minimum principal amount of Three Million dollars ($3,000,000) or any multiple of One Million dollars ($1,000,000) in excess thereof and (2) for Base Rate Loans, in an aggregate minimum principal amount of One Million dollars ($1,000,000) or any multiple of One Million dollars ($1,000,000) in excess thereof;

                       (ii)  the  requested   Borrowing   date,
          which shall be a Business Day;

                       (iii) whether the Borrowing is to be comprised of Eurodollar Rate Loans or Base Rate
          Loans; and

                       (iv)  the  duration   of   the  Interest
          Period applicable to such Loans included in such notice. If the Notice of Borrowing of Loans shall fail to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be three months;

     PROVIDED THAT, with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San
     Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

                 (b)   Upon    receipt   of  each   Notice   of
     Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment
     Percentage of the Borrowing.

                 (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Agent for the account of the relevant Borrower at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the relevant Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the relevant Borrower by the Agent by wire transfer in accordance with written instructions provided to the Agent by the relevant Borrower of like funds as received by the Agent.

                 (d) Unless the Majority Banks shall otherwise agree, during the existence of an Event of Default, the Borrowers may not elect to have a Loan be made as, or converted into or continued as, an Eurodollar Rate Loan.

                 (e) After giving effect to any Borrowing, there shall not be more than 12 different Interest Periods in effect for Eurodollar Rate Loans outstanding.

          2.04  CONVERSION AND CONTINUATION ELECTIONS

                 (a) A Borrower may upon irrevocable written notice to the Agent in accordance with Section 2.04(b):

                       (i)   elect  to  convert on any Business
          Day, any Base Rate Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Eurodollar Rate Loans;

                       (ii)  elect to convert on  any  Interest
          Payment Date any Eurodollar Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or

                       (iii) elect  to  renew  on any  Interest
          Payment Date any Eurodollar Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

     PROVIDED, that if the aggregate amount of Eurodollar Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, the Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the relevant Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

                 (b)   The relevant Borrower  shall  deliver  a
     Notice  of  Conversion/Continuation  in  accordance   with
     Section 10.02 to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; (ii) one Business Day in advance of the Conversion Date, if the Loans are to be converted into Base Rate Loans; specifying:

                       (i)   the  proposed Conversion Date   or
               continuation date;

                       (ii)  the  aggregate  amount of Loans to
               be converted or renewed;

                       (iii) the   nature   of   the   proposed
               conversion or continuation; and

                       (iv)  the   duration  of  the  requested
               Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, a Borrower has failed to select a new Interest Period to be applicable to such Eurodollar Rate Loans, as the case may be, or if any Default or Event of Default shall then exist, such Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                 (d)   Upon    receipt   of   a    Notice    of
Conversion/Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided by a
Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, a Borrower may not elect to have a Loan converted into or continued as an Eurodollar Rate Loan.

                 (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than 12 different Interest Periods in effect at any one time.

          2.05  OPTIONAL INCREASES TO THE AGGREGATE COMMITMENT.

          (a) PROVIDED that no Default or Event of Default then exists, the Borrowers may at any time jointly request in writing that the then effective Aggregate Commitment be increased to an amount which is not greater than $300,000,000 MINUS the amount of any reductions to the Commitment which have then occurred pursuant to Sections 2.06 or 2.08, in accordance with the provisions of this Section. Any request under this Section shall be submitted in writing by Borrowers to the Banks through the Agent not less than thirty (30) days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by (i) a certificate of Borrowers stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase and (ii) a written consent to the increase in the amount of the Aggregate Commitment executed by each Guarantor. Borrowers may also specify any fees offered to those Banks which will agree to an increase in the amount of their Commitment (which fees may be variable based upon the amount which any such Bank is willing to assume as an increase to the amount of its Commitment).

          (b) Each Bank may approve or reject a request for an increase in the amount of its Commitment in its sole and absolute discretion and, absent an affirmative written response within fifteen (15) days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Banks shall not affect Borrowers' right to increase the Aggregate Commitment pursuant to this Section, and no approval of any existing Bank, the Requisite Banks or all of the Banks shall be required to increase the Commitment under this Section. No Bank which rejects a request for an increase in the Aggregate Commitment shall be subject to removal as a Bank.

          (c) In responding to a request under this Section, each Bank which is willing to increase the amount of its Commitment (a "Consenting Bank") shall specify the amount of the proposed increase to the Aggregate Commitment which it is willing to assume. Each Consenting Bank shall be entitled to participate ratably (based on its Commitment Percentage of the Aggregate Commitment before such increase) in any resulting increase in the Aggregate Commitment, subject to the right of the Agent to adjust allocations of the increased Aggregate Commitment so as to result in the amounts of Commitments of the Banks being in integral multiples of $100,000.

          (d) If the aggregate principal amount offered to be assumed by the Consenting Banks is less than the amount requested, Borrowers may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Agent as additional Banks hereunder in accordance with clause (e) of this Section (each, a ?New Bank?), which New Banks may assume the amount of the increase in the Aggregate Commitment that has not been assumed by the Consenting Banks.

          (e)   Each  New  Bank  designated  by  Borrowers  and
     reasonably acceptable to the Agent shall become an additional party hereto as a New Bank concurrently with the effectiveness of the proposed increase in the Aggregate Commitment upon its execution of an instrument of joinder to this Agreement which is in form and substance acceptable to the Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Agent and the other Banks which would be granted or made by an Eligible Assignee by means of the execution of an Assignment and Acceptance.

          (f) Subject to the foregoing, any increase to the Aggregate Commitment requested under this Section shall be effective as of the date proposed by Borrowers and shall be in the principal amount equal to (i) the amount which Consenting Banks are willing to assume as increases to the amount of their Commitments PLUS (ii) the amount offered by any New Banks. Upon the effectiveness of any such increase, Borrowers shall issue replacement Notes to each affected Bank and to each New Bank, and the Commitment Percentage of each Bank will be adjusted to give effect to the increase in the Aggregate Commitment.

          (g) The Agent shall promptly deliver to the Banks a revised schedule showing the Commitments of the Banks after giving effect to any increase in the Aggregate Commitments made pursuant to this Section, together with a calculation of the resulting Reduction Amount.

          2.06 VOLUNTARY TERMINATION OR REDUCTION OF AGGREGATE COMMITMENT. Borrowers may, upon not less than three Business Days' prior notice to the Agent, terminate or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; PROVIDED that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the Aggregate Commitment then in effect and; PROVIDED, FURTHER, that once reduced in accordance with this Section 2.06, the Commitment may not be increased. Any reduction of a Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Commitment Percentage. All accrued commitment fees to but not including the effective date of any reduction or termination of the Aggregate Commitment, shall be paid on the effective date of such reduction or termination. No voluntary reduction shall reduce the amount of any mandatory reduction of the Aggregate Commitment pursuant to any other provision of this Agreement.

          2.07 OPTIONAL PREPAYMENTS. Subject to Section 3.04, a Borrower may, at any time or from time to time, upon at least three Business Days' notice in the case of prepayment of an Eurodollar Rate Loan, and one Business Days' notice in the case of prepayment of a Base Rate Loan, to the Agent, ratably prepay Loans in whole or in part, in amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof in the case of prepayment of Eurodollar Rate Loans and in amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof in the case of prepayment of Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Eurodollar Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by a Borrower and the Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given by, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.04.

          2.08  MANDATORY   COMMITMENT  REDUCTIONS;   MANDATORY
PREPAYMENTS OF LOANS.

                 (a) AUTOMATIC COMMITMENT REDUCTIONS. The Aggregate Commitment shall be automatically reduced on each Reduction Date by the Reduction Amount, and shall be further reduced to zero on the Maturity Date. Such automatic reductions shall occur without regard to any other reductions of the Aggregate Commitment occurring pursuant to Sections 2.06 or 2.08 or pursuant to any other provision of this Agreement.

                 (b) AUTOMATIC COMMITMENT TERMINATION. All Commitments shall automatically terminate upon the occurrence of a (a) Disposition consisting of (i) all or substantially all of the assets of a Borrower or (ii) all or substantially all of the assets of the Parent or (b) an Event of Loss affecting all or substantially all of the Rio Hotel and Casino.

                 (c) EFFECT OF COMMITMENT REDUCTIONS. Any termination of the Aggregate Commitment will be accompanied by prepayment in full of the unpaid principal amount of the Loans then outstanding thereunder, together with the payment of any accrued and unpaid interest or fees, or both, on the amount prepaid. Any reduction of the Aggregate Commitment will be accompanied by the prepayment of Loans to the extent, if any, that the aggregate unpaid principal amount thereof outstanding exceeds the relevant commitment as then reduced.

                 (d) GENERAL. Any prepayments pursuant to this Section 2.08 shall be applied first to any Base Rate
     Loans then outstanding and then to Eurodollar Rate Loans with the shortest Interest Periods remaining.

          2.09 REPAYMENT. The Borrowers shall repay to the Banks in full on the Maturity Date the aggregate principal amount of the Loans outstanding on the Maturity Date.

          2.10  INTEREST.

                 (a) Subject to Section 2.10(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be, PLUS the Applicable Margin as the same may be adjusted pursuant to the provisions of
     Section 2.10(b).

                 (b) The Applicable Margin for any Loan during any month (such calendar month being the Pricing Period) shall be based on the Total Leverage Ratio as of the last day of the third calendar month prior to the first day of the Pricing Period as shown in the financial reports and certificates delivered pursuant to the provisions of Section 6.01(c) and Section 6.02(c). If the Borrowers fail to deliver the financial reports and certificates required under Section 6.01(c) and Section 6.02(c) within 15 days of the date for delivery set forth therein, the Total Leverage Ratio for such Pricing Period shall be conclusively presumed to be greater than 4.75:1.00 and amounts payable following late delivery of reports and application of the foregoing presumption in respect of the Total Leverage Ratio shall be due and payable upon demand and shall be in addition to amounts that may otherwise become due pursuant to Section 2.10(d).

                 (c) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans pursuant to Section 2.07 and 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

                 (d) While any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans unpaid at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans (whether the same are Eurodollar Rate Loans or Base Rate Loans) and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

          2.11  FEES.

                 (a) ARRANGEMENT FEE. The Company shall pay to BofA for its own account an arrangement fee in an amount and at the times set forth in a letter agreement between the Company and BofA.

                 (b) UPFRONT FEE. On the Closing Date, the Company shall pay to the Agent (a) for the account of each Bank hereto whose Commitment is in excess of its aggregate credit commitment under the Existing Credit Agreement, a fee of 25.00 basis points TIMES the amount of such excess, and (b) for the account of each Bank hereto, a fee of
     12.50 basis points TIMES the portion of that Bank?s Commitment which is not in excess of its aggregate credit commitment (if any) under the Existing Credit Agreement. These fees are for the sole account of such Banks, and need not be shared with the Agent or any other Bank.

                 (c) COMMITMENT FEES. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of that Bank's Available Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Margin based on the applicable Total Leverage Ratio in effect on the last day of such calendar quarter. For purposes of computing this commitment fee, Swing Line Outstandings shall not be considered utilization of the Available Commitment. Commitment fees shall accrue from the Closing Date to the Maturity Date (whether or not Loans are available hereunder) and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date; provided that, in connection with any reduction or termination of Commitments pursuant to Section 2.06 or Section 2.08, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date.

                 (d)   AGENCY FEE. The Company shall pay to the
     Agent for the Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between the Company and the Agent.

          2.12  COMPUTATION OF FEES AND INTEREST

                 (a) All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365 day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) The Agent will, with reasonable promptness, notify the Borrowers and the Banks of each determination of an Eurodollar Rate; PROVIDED that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent. Any change in the interest rate on a Loan resulting from a change in the Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Eurodollar Reserve Percentage becomes effective. The Agent will with reasonable promptness notify the Borrowers and the Banks of the effective date and the amount of each such change, PROVIDED that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent.

                 (c) Each determination of an interest rate by the Agent pursuant hereto shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

                 (d) All fees are non-refundable and earned on the date when payment is due.

          2.13  PAYMENTS BY THE BORROWERS.

                 (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and other amounts required hereunder shall be made without setoff, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein (OTHER than payments with respect to Swing Line Loans, which must be received by 3:00 p.m.), San Francisco time, on the day of payment (which must be a Business Day). The Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding

     Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

                 (c) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full as and when required hereunder, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

          2.14  PAYMENTS BY THE BANKS TO THE AGENT

                 (a) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Bank will not make available to the Agent as and when required hereunder for the account of the relevant Borrower the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the relevant Borrower such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the
     Federal Funds Rate for and determined as of each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the relevant Borrower of such failure to fund and, upon demand by the Agent, the relevant
     Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Bank to make any Loan on any date of borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

          2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing
Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15 and will in each case notify the Banks following any such purchases or repayments.

          2.16  SECURITY AND GUARANTEES.

                 (a)   All  obligations of  the Borrowers under
     this Agreement,  the  Notes and  all  other Loan Documents
     shall  be  secured  in  accordance   with  the  Collateral
     Documents.

                 (b) All obligations of the Borrowers under this Agreement, each of the Notes and all other Loan
     Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranties.

                 (c) The obligations of the Borrowers under any Rate Contracts shall be entitled to the ratable and pari passu benefits of the security provided by the Collateral Documents and the Guarantees in the same manner as other obligations and indebtedness under the other Loan Documents to the extent of the risk assessment factor typically utilized by the Agent in assessing the credit risk associated with Rate

     Contracts, and shall be entitled to the subordinate benefit of the Collateral Documents and the Guarantees to the extent of any excess, PROVIDED that the counterparties to Rate Contracts shall not (prior to the repayment of the other obligations and indebtedness under the Loan Documents) be entitled to exercise any additional voting rights hereunder by reason of their being parties to such Rate Contracts over those otherwise allocated to Banks hereunder.

          2.17  SWING LINE.

                 (a)   The  Swing  Line Bank shall from time to
     time until the Maturity Date make Swing Line Loans to Borrowers in such amounts as Borrowers may request, PROVIDED that (i) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $20,000,000, (ii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrowers that availability under the Swing Line is suspended or terminated. Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Officer of Borrowers made to the Agent not later than 1:00 p.m., San Francisco time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Agent shall provide telephonic verification to the Swing Line Bank that, after giving effect to such request, availability for Loans will exist under Section 2.01(c) (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrowers instruct the Swing Line Bank to debit its demand deposit account(s) at the Swing Line Bank or any of its Affiliates in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., San Francisco time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Bank shall promptly notify the Agent of the Swing Line Outstandings each time there is a change therein.

                 (b)   Swing Line  Loans shall bear interest at
     a fluctuating rate per annum equal to the Base Rate PLUS (if applicable) the Applicable Margin MINUS one percent. Interest shall be payable on such dates, not more frequently than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrowers for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank (subject to subsection (d) below).

                 (c) The Swing Line Loans shall be payable on demand made by the Swing Line Bank and in any event on the Maturity Date.

                 (d) Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Commitment Percentage of the Aggregate Commitment TIMES the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Commitment Percentage of the Aggregate Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional (except only demand made by the Swing Line Bank) and shall not be affected by the occurrence of a Default or Event of Default; PROVIDED that no Bank shall be obligated to purchase its Commitment Percentage of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $20,000,000 and
     (ii) any Swing Line Loan made (absent the consent of all of the Banks) during the continuation of an Event of Default. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

                 (e) In the event that the Swing Line Outstandings are in excess of $5,000,000 on three (3) consecutive Business Days, then on the next Business Day (unless Borrowers have made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings below $5,000,000), Borrowers shall request a Loan pursuant to Section 2.01 sufficient to reduce the Swing Line Outstandings below $5,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Bank (unless Borrowers have made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings to $0), Borrowers shall request a Loan pursuant to Section 2.01 sufficient to repay all Swing Line Outstandings (and, for this purpose,
     Section 2.03(a)(i) shall not apply). In each case, the Agent shall automatically provide the responsive Loans made by each Bank to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings). In the event that Borrowers fail to request a Loan within the time specified by Section 2.03 on any such date, the Agent may, but is not required to, without notice to or the consent of Borrowers, cause Loans to be made by the Banks under the Aggregate Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Section 4.02 shall not apply to Loans to be made by the Banks pursuant to the three preceding sentences. The proceeds of such Loans shall be paid directly to the Swing Line Bank for application to the Swing Line Outstandings.


                           ARTICLE 3
            TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01  TAXES.

                 (a) Subject to Section 3.01(g), any and all payments by the Borrowers to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

                 (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "OTHER TAXES").

                 (c)   Subject   to    Section   3.01(g),   the
     Borrowers shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

                 (d) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 3.01(g):

                       (i)   the sum payable shall be increased
          as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                       (ii)  the Borrowers  shall   make   such
               deductions; and

                       (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (e) Within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (f)   Each  Bank  which  is  a  foreign person
     (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                       (i)  it shall, no later than the Closing
          Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Borrowers through the Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("FORM 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                       (ii)  if at any time the Bank  makes any
          changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Borrowers through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                       (iii)   it  shall,  before  or  promptly
          after the occurrence of any event (including the passing of time but excluding any event mentioned in
          (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank and deliver to the Borrowers through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

                       (v)   it   shall,  promptly   upon   the
          Borrowers' or the Agent's reasonable request to that effect, deliver to the Borrowers or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                 (g) The Borrowers will not be required to pay any additional amounts in respect of United States
     Federal income tax pursuant to Section 3.01(d) to any Bank for the account of any Lending Office of such Bank:

                       (i)   if the  obligation  to  pay   such
          additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.01(f) in respect of such Lending Office;

                       (ii)  if  such Bank shall have delivered
          to the Borrowers a Form 4224 in respect of such Lending Office pursuant to Section 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States
          Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United
          States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                       (iii) if  the Bank  shall have delivered
          to the Borrowers Form 1001 in respect of such Lending Office pursuant to Section 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                 (h) If, at any time, the Borrowers request any Bank to deliver any forms or other documentation pursuant to Section 3.01(f)(iv), then the Borrowers shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

                 (i) If the Borrowers are required to pay additional amounts to any Bank or the Agent pursuant to
     Section 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          3.02  ILLEGALITY.

                 (a) If any Bank shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, the obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exists.

                 (b) If a Bank shall determine that it is unlawful to maintain any Eurodollar Rate Loan, the relevant Borrower shall prepay in full all Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

                 (c) If a Borrower is required to prepay any Eurodollar Rate Loan immediately as provided in Section 3.02(b), then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                 (d) Before giving any notice to the Agent pursuant to this Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

          3.03  INCREASED COSTS AND REDUCTION OF RETURN.

                 (a) If any Bank shall determine that, due to either (i) the introduction of or any change in reserve requirements included in the calculation of the Eurodollar
     Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other

     Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b)   If  any Bank shall  have determined that
     (i) the  introduction  of any Capital Adequacy Regulation,
     (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank (with a copy to the Agent), the Borrowers shall upon demand pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          3.04  FUNDING  LOSSES.   Each   Borrower  agrees   to
reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                 (a) the failure of such Borrower to make any payment or prepayment of principal of any Eurodollar Rate
     Loan (including payments made after any acceleration thereof);

                 (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given
     (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                 (c) the failure of such Borrower to make any prepayment after such Borrower has given a notice in accordance with Section 2.07;

                 (d)   the prepayment (including  pursuant   to
     Section 2.08) of an Eurodollar Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

                 (e) the conversion pursuant to Section 2.04 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest
     Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its
Eurodollar Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by such Borrower to the Banks under this Section 3.04, each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

          3.05 INABILITY TO DETERMINE RATES. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that the Eurodollar Rate applicable pursuant to Section 2.10(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will forthwith give notice of such determination to the relevant Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, such Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If such Borrower does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans, as the case may be.

          3.06 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation pursuant to this Article III shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

          3.07  SURVIVAL.   The  agreements and obligations  of
the Borrowers in this Article III shall survive the payment of all other Obligations.

                           ARTICLE 4
                     CONDITIONS PRECEDENT

          4.01 CONDITIONS OF INITIAL LOANS. The obligation of each Bank to make its initial Loan hereunder is subject to the following conditions precedent. All documents delivered hereunder shall, at the request of the Agent, be delivered in sufficient copies for each Bank, and shall in any event be in form and substance acceptable to the Agent.

                 (a)   CREDIT AGREEMENT AND  NOTES.   The Agent
     shall  have  received  this  Agreement  executed  by   the
     Company, the Agent and each of the Banks and the Notes executed by the Company.

                 (b) COLLATERAL DOCUMENTS. The Agent shall have received the Collateral Documents, executed by the Company, and the Parent Guaranty, and Parent Collateral Documents executed by the Parent, and the Subsidiary Guaranty and the Subsidiary Collateral Documents executed by HLG and Cinderlane.

                 (c)   UNSECURED  INDEMNITY   AGREEMENT.    The
     Agent   shall   have   received  the  Unsecured  Indemnity
     Agreement executed by each of the Company and the Parent.

                 (d)   ARTICLES OF INCORPORATION;  BY-LAWS  AND
     GOOD STANDING. The Agent shall have received each of the following documents:

                       (i)   the articles  or  certificate   of
          incorporation of the Parent and of the Company as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation of the Parent and of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date, and the bylaws of the Parent and of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary, respectively of the Parent and of the Company as of the Closing Date; and

                       (ii)  a good  standing  certificate  for
          the Parent and for the Company from the Secretary of State of its state of incorporation and each state where the Parent or the Company, as the case may be, is qualified to do business as a foreign corporation as of a recent date.

                 (e) RESOLUTIONS;INCUMBENCY. The Agent shall have received the following:

                       (i)   Copies  of  the resolutions of the
          board of directors of the Parent, each Borrower and each Guarantor approving and authorizing the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the
          Closing Date by the Secretary or an Assistant Secretary of the appropriate Loan Party;

                       (ii)  Copies  of  the resolutions of the
          board of directors of the each such Loan Party approving and authorizing the execution, delivery and performance by such Loan Party of the Loan Documents to be delivered by it hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary thereof; and

                       (iii) A  certificate of the Secretary or
          Assistant   Secretary  of  each   such   Loan   Party
          certifying the names and true signatures of the officers of that Loan Party who are authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by such Loan Party hereunder.

                 (f)   CERTIFICATE.  The   Agent   shall   have
     received a certificate signed by a Responsible Officer of the Borrowers, dated as of the Closing Date:

                       (i)   certifying  that  the  representa-
          tions and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                       (ii)  certifying   that  no  Default  or
          Event of Default exists or would result from the initial Borrowing;

                       (iii) certifying    that    there    has
          occurred   since  December  31,  1996  no  event   or
          circumstance that could reasonably be expected to result in a Material Adverse Effect;

                       (iv)  certifying  the   Total   Leverage
          Ratio   as   of  December  31, 1997   together   with
          supporting calculations; and

                       (v)   certifying  as   to   such   other
          matters as the Agent and the Banks may reasonably request.

                 (g) FINANCIAL STATEMENTS. The Agent shall have received a certified copy of financial statements of Parent and its Subsidiaries referred to in Section 5.11.

                 (h)   RECORDATION OF DEED OF TRUST.   The Deed
     of Trust shall have been duly recorded in a first priority lien position with the County Recorder's Office of Clark
     County, Nevada.

                 (i) PLEDGED COLLATERAL. The Agent shall have received all certificates and instruments representing the Pledged Collateral and undated stock transfer powers executed in blank.

                 (j) FINANCING STATEMENTS. The Agent shall have received acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Banks, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Banks in accordance with applicable law.

                 (k) LIEN SEARCHES. The Agent shall have received written advice relating to such Lien and judgment searches as the Agent shall have requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral and the Parent Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens).

                 (l) TITLE INSURANCE. A title insurance company acceptable to the Banks shall have issued or committed to issue an ALTA Lender's extended coverage policy of title insurance, including an LP10 Construction Loan Package or its equivalent, in a liability amount satisfactory to the Agent and the Banks. The title policy shall insure the Deed of Trust as a first priority lien on the Real Property, subject only to exceptions consented to by the Agent in writing, and shall contain such endorsements as the Agent and/or any of the Banks may require, In addition, one or more other title insurance companies acceptable to the Agent and the Banks shall have issued such reinsurance as the Agent and the Banks may require. No title matter may be insured over by any title company without the express written consent of the Agent.

                 (m) WORKER'S COMPENSATION INSURANCE. The Company shall have provided such policy or policies of worker's compensation insurance as may be required by applicable worker's compensation insurance laws (including employer's liability insurance, if required by the Agent), covering all employees of the Company.

                 (n) LIABILITY INSURANCE. The Company shall have provided comprehensive liability insurance naming Agent as an additional insured, on an "occurrence" basis against claims for "personal injury" liability, including bodily injury, death or property damage liability, with a limit of not less than One Million Dollars ($1,000,000).

                 (o) LOSS PAYABLE ENDORSEMENTS. The Company shall have provided the Agent with evidence that the Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by the Deed of Trust and with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 6.06.

                 (p) APPRAISAL. The Agent shall have received an Appraisal in form and substance satisfactory to the Banks showing an Appraisal Value of the Real Property of in amount which is not less than $300,000,000.

                 (q) ENVIRONMENTAL QUESTIONNAIRE. The Agent shall have received an Environmental Questionnaire and Disclosure Statement prepared and certified by the Company using Agent's prescribed form, and the information set forth in it shall be acceptable to Agent.

                 (r) LEGAL OPINIONS. The Agent shall have received an opinion of Kummer, Kaempfer, Bonner & Renshaw, counsel to the Company and addressed to the Agent and the Banks.

                 (s) PAYMENT OF FEES. The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent; including any such costs, fees and expenses arising under or referenced in Sections 2.11, 3.01 and 10.04.

                 (t) GAMING APPROVALS. The Agent shall have received a copy of a duly completed and executed form prepared in accordance with Nevada Gaming Commission Regulation 8.130 with respect to this Agreement and the Loans thereunder and the Company shall have made such other filings and disclosures as may be required by the Gaming Authorities.

                 (u) NOTICE OF BORROWING; ARRANGEMENTS FOR REFINANCING. The Agent shall have received a Notice of Borrowing, and arrangements acceptable to the Agreement for the refinancing of the loans outstanding under the Existing Credit Facility (and all related interest and fees) using the proceeds of the initial Loans hereunder as contemplated in Section 6.11 shall have been made.

                 (v) OTHER DOCUMENTS. The Agent shall have received evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents and the Parent Collateral Documents and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral and the Parent Collateral

     Documents, have been taken, and shall have received such other approvals, opinions or documents as the Agent or any Bank may request.

          4.02 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make any Loan to be made by it hereunder (including its initial Loan) or to continue or convert any Loan pursuant to Section 2.04, and the obligation of the Swing Line Bank to make any Swing Line Loan, is subject to the satisfaction of the following conditions precedent on the relevant borrowing, or continuation or conversion date:

                 (a) NOTICE OF BORROWING OR CONTINUATION/ CONVERSION. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Continuation/ Conversion, as applicable.

                 (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrowers contained in Article V shall be true and correct on and as of such borrowing, continuation or conversion date with the same effect as if made on and as of such borrowing or continuation or conversion date.

                 (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

                 (d) GAMING CONDITIONS. No Gaming Authority shall have entered any order or imposed any requirement requiring (i) approval of the Loans prior to further advances or (ii) rescission or repayment of any Loan or Loan Document.

Each Notice of Borrowing and Notice of Continuation/Conversion submitted by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of each such notice or application and as of the date of each Borrowing or continuation or conversion, as applicable, that the conditions in Section 4.02 are satisfied.

                           ARTICLE 5
                REPRESENTATIONS AND WARRANTIES

     The Borrowers jointly and severally represent and warrant to the Agent and each Bank that:

          5.01  CORPORATE  EXISTENCE  AND  POWER.    Each  Loan
Party and each of its Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents;

                 (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                 (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party and its Subsidiaries of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject;

                 (c)   violate any Requirement of Law;

                 (d) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meaning of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any jurisdiction;

                 (e) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such party; or

                 (f) require any consent or approval not heretofore obtained of any partner, director, stockholder or creditor of such party.

          5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the

Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Loan Parties or any of their respective Subsidiaries of the Agreement or any other Loan Document.

          5.04 BINDING EFFECT. This Agreement and each other Loan Document to which each Loan Party or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of each Loan Party and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          5.05 LITIGATION. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Loan Parties or their respective Subsidiaries or any of their respective Properties which:

                 (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby or the Real
     Property; or

                 (b) if determined adversely to the Loan Parties or their respective Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Loan Parties or the grant or perfection of the Agent's Liens on the Collateral. Neither the Loan Parties nor any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

          5.07  ERISA COMPLIANCE.

                 (a) SCHEDULE 5.07 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent are true and complete in all material respects.

                 (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

                 (c) Except for the Qualified Plans and Multiemployer Plans listed on SCHEDULE 5.07, each Qualified Plan and Multiemployer Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Loan Parties nothing has occurred which would cause the loss of such qualification or tax-exempt status. With respect to the Qualified Plans and Multiemployer Plans listed on SCHEDULE 5.07, a favorable determination letter has not yet been obtained from the Internal Revenue Service under Sections 401(a) and 501(a) of the Code regarding the current status of each such Qualified Plan and Multiemployer Plan. After due execution of each such Plan by the Loan Parties, an application for a favorable determination letter will be submitted to the Internal Revenue Service within the remedial amendment period prescribed by Section 401(b) of the Code, and each such Plan will be amended to the extent required to secure a favorable determination letter from the Internal Revenue Service.

                 (d)   Except  as  specifically  disclosed   in
     SCHEDULE 5.07, there is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Loan Parties or any ERISA Affiliate, nor with respect to any Plan to which the Loan Parties or any ERISA Affiliate contributes or is obligated to contribute.

                 (e)   Except  as  specifically  disclosed   in
     SCHEDULE 5.07, no Plan subject to Title IV of ERISA has any Unfunded Pension Liability.

                 (f)   Except  as  specifically  disclosed   in
     SCHEDULE 5.07, no member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

                 (g) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

                 (h)   Except  as  specifically  disclosed   in
     SCHEDULE  5.07,  no  ERISA  Event  has  occurred   or   is
     reasonably expected to occur with respect to any Plan.

                 (i) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against
     (i) any Plan maintained or sponsored by the Loan Parties or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Loan Parties may be directly or indirectly liable, through indemnification obligations or otherwise.

                 (j)   Except  as  specifically  disclosed   in
     SCHEDULE 5.07, neither the Loan Parties nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

                 (k)   Except  as  specifically  disclosed   in
     SCHEDULE 5.07, neither the Loan Parties nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Loan Parties or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                 (l) No member of the Controlled Group has engaged, directly or indirectly, in a nonexempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

          5.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.07.

          5.09 TITLE TO PROPERTIES. The Property subject to the Deed of Trust constitutes the entire Rio Resort Hotel & Casino and the associated parcel(s) of real property underlying the associated hotel towers, casino, convention and meeting facilities, parking garages, kitchens and other amenities associated therewith. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, the Collateral and all Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the
Closing  Date,  the  Property  of  each  Loan  Party  and   its
Subsidiaries   is  subject to no Liens,  other  than  Permitted
Liens.

          5.10 TAXES. Each Loan Party and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against any Loan Party or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

          5.11  FINANCIAL CONDITION/MATERIAL ADVERSE EFFECT.

                 (a)   The   audited   consolidated   financial
     statements of financial condition of the Parent and its Subsidiaries dated December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended on that date and the unaudited consolidated balance sheet, statement of operations and cash flow summary of the Company dated December 31, 1996:

                       (i)   except  for  the cash flow summary
          of the Company, were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                       (ii)  are complete, accurate and  fairly
          present the financial condition of the Parent and its Subsidiaries and the Company and its Subsidiaries, as of the date thereof and results of operations for the period covered thereby; and

                       (iii) except as specifically disclosed in SCHEDULE 5.11, show all material indebtedness and other liabilities, direct or contingent of the Parent and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries, respectively, as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) The unaudited consolidated statements of financial condition of the Parent and its consolidated
     Subsidiaries dated September 30, 1997, and the related consolidated statements of operations, and cash flows for the fiscal quarter ended on that date and the unaudited consolidated financial statements of financial condition of Parent and its Subsidiaries dated September 30, 1997, and the related consolidated statement of operations and cash flow summary for the fiscal quarter ended on that date:

                       (i)   except  for  the cash flow summary
          of the Company, were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                       (ii)  are complete, accurate and fairly
          present the financial condition of both Parent and its Subsidiaries and the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                       (iii) except  as  specifically disclosed
          in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (c) Since December 31, 1996 there has been no Material Adverse Effect.

          5.12  ENVIRONMENTAL MATTERS.

                 (a)   Except  as  specifically  disclosed   in
     Schedule 5.12, the on-going operations of each Loan Party and each of its Subsidiaries comply in all respects with all Environmental Laws.

                 (b)   Except  as  specifically  disclosed   in
     Schedule 5.12, each Loan Party and each of its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and each Loan Party and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

                 (c)   Except  as  specifically  disclosed   in
     Schedule 5.12, none of the Loan Parties, any of their respective Subsidiaries or any of their respective present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                 (d)   Except  as  specifically  disclosed   in
     Schedule 5.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Loan Parties or any of their respective Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Loan Parties and their respective Subsidiaries in excess of $100,000 in the aggregate for any such condition, circumstance or Property. In addition, (i) neither the Loan Parties nor any of their respective Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials offsite, and (ii)_ the Loan Parties and their respective Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

          5.13  COLLATERAL DOCUMENTS.

                 (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of each Loan Party and its Subsidiaries in the collateral described therein; and financing statements have been filed in the appropriate offices of the State of Nevada.

                 (b) The Deed of Trust and each other Mortgage when delivered will be effective to grant to the Agent for the benefit of the Banks a legal, valid and enforceable deed of trust lien on all the right, title and interest of the mortgagor under the Deed of Trust or such Mortgage in the mortgaged Property described therein. When the Deed of Trust or each such other Mortgage is duly recorded in Clark County, Nevada and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged Property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 4.01 is subject to a legal, valid, enforceable and perfected first priority deed of trust; and when financing statements have been filed in Clark County, Nevada, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of each Loan Party or such Subsidiary under the Deed of Trust or such other Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to
     Section 4.01, and Permitted Liens.

                 (c) All representations and warranties of each Loan Party, of any of its Subsidiaries and of the Parent contained in the Collateral Documents or in any Guaranty or any Parent Collateral Document are true and correct.

          5.14 REGULATED ENTITIES. None of the Loan Parties, any Person controlling the Loan Parties or any Subsidiary of the Loan Parties, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the

Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, with the exception of Nevada Gaming Laws, the provisions of which have been complied with by each Loan Party.

          5.15 NO BURDENSOME RESTRICTIONS. Neither the Loan Parties nor any of their respective Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          5.16  SOLVENCY.   Each Loan Party is and each of  its
Subsidiaries are Solvent.

          5.17 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Loan Parties or any of their respective Subsidiaries, or, to the best of the Loan Parties' knowledge, threatened against or affecting the Loan Parties or any of their respective Subsidiaries, and no significant unfair labor practice complaints are pending against the Loan Parties or any of their respective Subsidiaries or, to the best knowledge of the Loan Parties, threatened against any of them before any Governmental Authority.

          5.18 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Neither the Loan Parties nor any of their consolidated Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Loan Parties or any of their respective Subsidiaries infringes upon any rights held by any other Person; no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Loan Parties, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          5.19 SUBSIDIARIES AND OTHER INVESTMENTS. The Parent does not have any Subsidiaries or any equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.19, in each case as such Schedule is updated from time to time (which updates shall be deemed to update any previous Schedule from the date received by the Agent without further action by any party hereto).

          5.20 INSURANCE. The Properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where each Loan Party or such Subsidiary operates.

          5.21  FULL  DISCLOSURE.   None of the representations
or warranties made by the Loan Parties or any of their respective Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Loan Parties or any of their respective Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          5.22 PROJECTIONS. As of the date of their preparation, the assumptions set forth in the Projections were reasonable and consistent with each other and with all facts known to the Company and no material assumption was omitted as a basis for the Projections, and the Projections were reasonably based on such assumptions. As of the date of this Agreement, and as of the Closing Date, no fact or circumstance has come to the attention of the Company to cause it to believe, and it does not believe, that such assumptions are not reasonable or consistent with each other and with all facts known to the Company or that any material assumption is omitted as a basis for the Projections or that the Projections are not reasonably based on the assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

          5.23  GAMING LAWS.   Each Loan Party and each of  its
Subsidiaries are in substantial compliance with all Gaming Laws that are applicable to it.

          5.24 MANAGEMENT AGREEMENT. The Loan Parties are the sole manager of the Real Property, the entirety of the existing Rio Hotel and Casino and the Rio Expansion Project. The Loan Parties have not executed a management agreement with any other Person with respect to the Real Property.

                           ARTICLE 6
                    AFFIRMATIVE COVENANTS

     The Borrowers hereby jointly and severally covenant and agree that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

          6.01  FINANCIAL  STATEMENTS.    The   Company   shall
deliver to the Agent in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each
Bank:

                 (a) As soon as available, but not later than 120 days after the end of each fiscal year, a copy of the Form 10-K of the Parent as filed with the SEC for such fiscal year, which shall include, or be accompanied by, the opinion of Arthur

     Andersen or another nationally recognized independent public accounting firm which report shall state that such consolidated and consolidating financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited for any reason, including without limitation because of a restricted or limited examination by such accountant of any material portion of the
     Parent's, the Company's or any Subsidiary's records and shall be delivered to the Agent pursuant to a reliance agreement between the Agent and Banks and such accounting firm in form and substance satisfactory to the Agent;

                 (b) As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year a copy of the Form 10-Q of the Parent as filed with the SEC for such fiscal quarter accompanied by a certificate of a Responsible Officer certifying the financial statements appearing therein as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Parent, the Borrowers and their respective Subsidiaries;

                 (c) As soon as available, but not later than 30 days after the end of each calendar month of each year, a copy of the unaudited combined balance sheet of the Borrowers and their respective Subsidiaries as of the end of such month and the related combined statement of income and for the period commencing on the first day and ending on the last day of such month, and for the year to date and, in each case showing comparisons with the prior year and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrowers and their respective Subsidiaries; and

                 (d) As soon as available, and in any event within 60 days after the commencement of each fiscal year of the Parent and of the Company, a budget and projection by fiscal quarter for that fiscal year and for the next two succeeding fiscal years, including for the first such fiscal year, projected consolidated and consolidating (in accordance with past consolidating practices of the Parent and the Company) balance sheets and statements of operations and a summary of cash flow and, for the second and third such fiscal years projected consolidated condensed balance sheets and statements of operations and summaries of cash flow of the Parent, the Company and their Subsidiaries, all in reasonable detail.

          6.02  CERTIFICATES; OTHER INFORMATION.   The  Company
shall  furnish  to the Agent, with sufficient copies  for  each
Bank:

                 (a)   Concurrently with the  delivery  of  the
     financial statements referred to in Section 6.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements which accountants' report and opinion shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements an such report, such accountants have obtained no knowledge of any Default or Event of Default or, if, in the opinion of such accountant and such Default or Event of Default shall exist, stating the nature and status of such Default or Event of Default;

                 (b) Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and
     (b) above, a Compliance Certificate signed by a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Loan Parties, during such period, have observed and performed in all material respects all of their covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by them, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable Section reference) in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 7.13, 7.14, 7.15 and 7.16;

                 (c)   Promptly after the same are sent, copies
     of all financial statements and reports which the Parent or the Company sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Parent or the Company may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

                 (d) Promptly after the same are available, copies of all copies of all reports and any correspondence relating thereto prepared pursuant to Nevada Gaming Commission Regulation 6.090(9) and 6A.110(2) and copies of any written communications to the Loan Parties or any of their respective Subsidiaries from any Gaming Authority relating any order to show cause, any disciplinary action or to a License Revocation with respect to the Parent, any Borrower or any of its Subsidiaries;

                 (e)   promptly,  such   additional   business,
     financial, corporate affairs and other information as the Agent, at the request of any Bank, may from time to time reasonably request; and

                 (f) Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and
     (b), a written report, in form and detail reasonably acceptable to the Agent describing the revenues of the Rio Secco Golf Course.

                 (g)   Prior  to  commencement  of construction
     with respect  to  the  Rio Expansion  Project,  reasonably
     acceptable   and   complete   construction    plans    and
     construction schedules with respect thereto.

          6.03 NOTICES. The Company shall promptly notify the Agent and each Bank:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any communication, whether written or oral, that the Loan Parties may receive from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Real Property fails in any material respect to comply with any Requirement of Law;

                 (c) of any material adverse change in the physical condition of the Real Property (including any damage suffered as a result of earthquakes or floods) or any Loan Party's financial condition or operations;

                 (d) of (i) any breach or nonperformance of, or any default under, any Contractual Obligations of the Loan Parties or any of their respective Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Loan Parties or any of their respective Subsidiaries and any Governmental Authority;

                 (e)   of the commencement of, or any  material
     development in, any litigation or proceedings affecting the Loan Parties or any of their respective Subsidiaries
     (i) in which the amount of damages claimed is $100,000 (or its equivalent in another currency or currencies) or more,
     (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                 (f) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Loan Parties or any of their respective Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the properties of the Loan Parties or any of their respective Subsidiaries that could reasonably be anticipated to cause such properties or any parts thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such properties under any Environmental Laws;

                 (g) of any other litigation or proceedings affecting the Loan Parties or any of their respective Subsidiaries which any Loan Party would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

                 (h) of any of the following ERISA events affecting any Loan Party or any member of its Controlled Group (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Loan Party or any member or its Controlled Group with respect to such event:

                       (i)   an ERISA Event;

                       (ii)  the adoption  of any new Plan that
          is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

                       (iii) the adoption  of any amendment  to
          a  Plan  that  is  subject to Title IV  of  ERISA  or
          section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

                       (iv)  the  commencement of contributions
          by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

                 (i)   any  Material  Adverse Effect subsequent
     to  the  date  of  the  most  recent   audited   financial
     statements of any Loan Party delivered to the Banks pursuant to Sections 6.01(a) or 4.01(g);

                 (j) of any change in accounting policies or financial reporting practices by the Loan Parties or any of their respective Subsidiaries; and

                 (k) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Loan Parties or any of their respective Subsidiaries.

          Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action any Loan Party proposes to take with respect thereto and at what time. Each notice under Section
6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

          6.04  PRESERVATION OF CORPORATE EXISTENCE, ETC.  Each
Loan Party shall, and shall cause each of its Subsidiaries to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                 (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

                 (d)   preserve or renew all of its  registered
     trademarks,   trade   names   and   service   marks,   the
     nonpreservation of which could reasonably be expected to have a Material Adverse Effect.

          6.05 MAINTENANCE OF PROPERTY. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all their Properties which are used or useful in their businesses in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 7.02.

          6.06 INSURANCE. In addition to insurance requirements set forth in the Collateral Documents, the Loan Parties shall maintain, and shall cause each of their respective Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, flood insurance, earthquake insurance public liability and property and casualty insurance the amounts of which shall not be reduced by the Loan Parties in the absence of 30 days' prior notice to the Agent. All such insurance shall name the Agent as loss payee/mortgagee and as additional insured, for the benefit of the Banks, as their interests may appear. Upon request of the Agent or any Bank, the Loan Parties shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer (and, if requested by the Agent, any insurance broker of the Loan Parties) setting forth the nature and extent of all insurance maintained by the Loan Parties and their respective Subsidiaries in accordance with this Section 6.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

          6.07 PAYMENT OF OBLIGATIONS. Each Loan Party shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by each Loan Party or such Subsidiary;

                 (b)   all  lawful   claims   which, if unpaid,
     would by law become a Lien upon its Property; and

                 (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          6.08 COMPLIANCE WITH LAWS. Each Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

          6.09 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Each Loan Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and businesses of each Loan Party and such Subsidiaries. Subject to compliance with applicable Gaming Laws, including restrictions on access to security and surveillance systems and the casino cage, each Loan Party shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to each Loan Party; PROVIDED, HOWEVER, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the reasonable expense of each Loan Party at any time during normal business hours and without advance notice.

          6.10  ENVIRONMENTAL LAWS.

                 (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, conduct their operations and keep and maintain their Properties in compliance with all Environmental Laws.

                 (b) Upon the written request of the Agent or any Bank, each Loan Party shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Bank, at each Loan Party's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(f), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

          6.11  USE OF PROCEEDS.   The Borrowers shall use  the
proceeds of the Loans (a) on the Closing Date to replace the obligations under the Existing Credit Agreement, and (b) thereafter for general corporate purposes.

          6.12  SOLVENCY.   Each Loan Party shall at all  times
be, and shall cause each of their respective Subsidiaries to be, Solvent.

          6.13 NEW SUBSIDIARIES. Borrowers shall designate each Subsidiary of Parent formed or acquired after the Closing Date as a Restricted Subsidiary or an Unrestricted Subsidiary by a writing delivered to the Agent within 30 days following such formation or acquisition. Borrowers shall cause each such Person designated as a Restricted Subsidiary to promptly and in any event within 30 days execute and deliver to the Agent a Guaranty and Collateral Documents in form and substance satisfactory to the Agent pledging substantially all of the real and personal property of such Restricted Subsidiary, and the corporate parent of such Restricted Subsidiary shall pledge all of the capital stock of such Restricted Subsidiary; PROVIDED, HOWEVER, that Cinderlane shall not be required to pledge any of the properties listed on Schedule 5.28. No Unrestricted Subsidiaries shall be required to be Guarantors or to pledge any of their assets, or to have any of their capital stock or other ownership interests pledged. In connection with any new Subsidiary, the Borrowers shall deliver a certificate signed by a Responsible Officer certifying that Section 5.12 is true and correct after giving effect to the formation or acquisition of new Subsidiary, and shall cause such Subsidiary to also deliver documents of the type referred to in Sections 4.01(d) and (e) and to otherwise comply with Sections 4.01(h) through (k) and 6.22 with respect thereto.

          6.14 ADDITIONAL COLLATERAL. The Company shall execute and deliver to the Agent Mortgages as appropriate containing restrictions and granting Liens in a manner similar to the Deed of Trust and in any event reasonably acceptable to the Majority Banks, with respect to each fee, fixture and leasehold interest in real property acquired by any Borrower or any of their respective Subsidiaries, except as provided in the proviso to Section 6.13.

          6.15 REQUIREMENTS OF LAW. The Company shall construct any and all improvements to the Real Property in a good and workmanlike manner in accordance with sound building practices. The Company shall comply with all existing and future laws, regulations, orders, building codes, restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Real Property, including those pertaining to the construction, sale, leasing or financing of such improvements, and with all recorded covenants and restrictions affecting the Real Property.

          6.16 PERMITS, LICENSES AND APPROVALS. Each Loan Party shall properly obtain, comply with and keep in effect all permits, licenses and approvals which are required to be obtained from Governmental Authorities in order to construct, occupy and operate the Real Property. Each Loan Party shall promptly deliver copies of all such permits, licenses and approvals to the Agent.

          6.17 PURCHASE OF MATERIALS; CONDITIONAL SALES CONTRACTS. Except as permitted under Section 7.01(i) or 7.05(e) the Loan Parties shall not purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Real Property or in any Improvements in connection with the Rio Expansion Project under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless the Agent in each instance has authorized the Loan Parties to do so in writing.

          6.18  SITE VISITS; RIGHT TO STOP WORK.

                 (a) The Agent, or any Bank and its agents and representatives shall have the right at any reasonable time to enter and visit the Real Property for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction of the Rio Expansion Project. For purposes of these site visits, the Loan Parties shall at all times maintain a full set of working drawings at the construction site. The Agent shall also have the right to examine, copy and audit the books, records, accounting data and other documents of the Loan Parties and their contractors which relate to the Rio Expansion Project. In each instance, the Agent or Bank, as the case may be, shall give the Loan Parties reasonable notice before entering the Property. The Agent or Bank, as the case may be, shall make reasonable efforts to avoid interfering with the Loan Parties' use of the Property when exercising any of the rights granted in this Section.

                 (b) If Majority Banks in their reasonable judgment determine that any work or materials associated with the Rio Expansion Project fail to conform to sound building practices, or that they otherwise depart from any of the requirements of this Agreement, Majority Banks may require the work to be stopped and withhold disbursements until the matter is corrected. If this occurs, the Loan Parties shall promptly correct the work to the Agent's satisfaction, and pending completion of such corrective work shall not allow any other work to proceed.

                 (c) Neither the Agent nor any Bank is under any duty to visit the construction site for the Rio Expansion Project, or to supervise or observe construction or to examine any books or records. Any site visit, observation or examination shall be solely for the purpose of protecting the Agent's and the Banks' rights and interests. No site visit, observation or examination by the Agent shall impose any liability on the Agent or the Banks or result in a waiver of any default of the Loan Parties. In no event shall any site visit, observation or examination be a representation that there has been or shall be compliance with any construction plans delivered to the Agent or the Banks, that the construction is free from defective materials or workmanship, or that the construction complies with the Requirements of Law or any other applicable law of a Governmental Authority. Neither the Loan Parties nor any other party is entitled to rely on any site visit, observation or examination by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect the Loan Parties or any other party against, or to inform the Loan Parties or any other party of, any negligent or defective design or construction of the Improvements, or any other adverse condition affecting the Real Property.

          6.19 PROTECTION AGAINST LIEN CLAIMS. Each Loan Party shall promptly pay or otherwise discharge all claims and liens for labor done and materials and services furnished in connection with the Rio Expansion Project. Each Loan Party shall have the right to contest in good faith any claim or lien, provided that they do so diligently and without prejudice to the Agent or delay in completing the Rio Expansion Project. Upon the Agent's request, each Loan Party shall promptly provide a bond, cash deposit or other security which the Agent in the exercise of its reasonable judgment determines to be satisfactory.

          6.20 SIGNS AND PUBLICITY. At the Agent's request, The Loan Parties shall post signs on the Real Property for the purpose of identifying the Banks as the construction lenders for the Rio Expansion Project, and shall use its best efforts to identify the Banks in publicity concerning the Rio Expansion Project. In addition, the Agent shall have the right to refer to the Rio Expansion Project in its own promotional and advertising materials. The Loan Parties shall not post signs, or otherwise identify any of the Banks as the construction lender, except with the Agent's prior written consent in each instance.

          6.21 LEASES OF COMPANY PREMISES. Each Loan Party shall notify the Agent promptly of any lease of all or any portion of the Real Property to any Person. Except for the leases set forth on SCHEDULE 6.26 all leases to any Person of any portion of the Real Property (and any renewal or extension of the leases set forth on SCHEDULE 6.26) shall include provisions requiring the tenant to provide the Agent with estoppel certificates in form and substance satisfactory to Majority Banks within 10 days of the Agent's request. Each Loan Party shall diligently work to obtain such estoppel certificates within such 10 day period. The Agent is hereby authorized to execute, on behalf of the Banks, non-disturbance agreements in favor of the tenants under each lease described on SCHEDULE 6.26 and in favor of each tenant under any lease hereafter entered into by a Loan Party with a tenant for retail sales, consumer services or restaurant space, in each case in a form reasonably acceptable to the Agent.

          6.22  FURTHER ASSURANCES.

                 (a) Each Loan Party shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                 (b)   Promptly  upon  request  by the Agent or
     the Majority Banks, each Loan Party shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, rerecord, file, refile, register and re-register, any and all such further acts, deeds, conveyances, security agreements, Mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.


                           ARTICLE 7
                      NEGATIVE COVENANTS

     The Borrowers hereby jointly and severally covenant and agree that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

          7.01 LIMITATION ON LIENS. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Negative Pledges, Rights of Others or Liens upon or with respect to any parts of their Property, whether now owned or hereafter acquired, or grant any Negative Pledge to any other creditor, other than the following ("PERMITTED LIENS"):

                 (a) any Lien (other than Liens on the Collateral) existing on the Property of the Loan Parties or their respective Subsidiaries on the Closing Date and set forth in SCHEDULE 7.01 securing Indebtedness outstanding on such date;

                 (b) any Negative Pledge or Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded under the Code;

                 (d)   carriers', warehousemen's,   mechanics',
     landlords',  materialmen's, repairmen's or  other  similar
     Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty;

                 (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens (other than Liens on the Collateral) on the Property of the Loan Parties or any of their respective Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations,
     (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Loan Parties and their respective Subsidiaries do not exceed $1,000,000;

                 (h) easements, rights of way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Loan Parties and their respective Subsidiaries;

                 (i) Purchase money security interests on equipment and slot machines only, which are acquired or held by the Loan Parties or their respective Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such equipment or slot machines; PROVIDED THAT (i) any such Lien attaches to such equipment or slot machines concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the equipment or slot machines so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such equipment or slot machines, (iv) the outstanding principal amount of the Indebtedness incurred following the Closing Date which is secured by such purchase money security interests shall not at any time exceed, when aggregated with Indebtedness permitted under
     Section 7.05(e), $30,000,000, and (v) the terms and conditions of any such purchase money loan and the related security interest are acceptable to Majority Banks;

                 (j) Liens securing Capital Lease Obligations on assets subject to such Capital Leases, provided that such Capital Leases are permitted under Section 7.11(c);

                 (k)   Liens on cash in an amount not to exceed
     $1,000,000 securing obligations of the Loan Parties as account party under workers' compensation letters of credit permitted under Section 7.08(d); and

                 (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Loan Parties in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii)_such deposit account is not intended by the Loan Parties or any of their respective Subsidiaries to provide collateral to the depository institution.

          7.02 DISPOSITION OF ASSETS. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a)   dispositions  of  inventory,  or   used,
     worn-out or surplus equipment, all in the Ordinary Course of Business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

                 (c) transfers of assets by any Subsidiary or any Borrower to any Borrower, or transfers of assets by any Subsidiary or any Borrower to any Restricted Subsidiaries with respect to which Sections 6.13 and 6.14 have been complied with.

          7.03 CONSOLIDATIONS AND MERGERS. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary of the Loan Parties may merge with the Loan Parties, provided that the Loan Parties shall be the continuing or surviving corporation, or with any one or more Subsidiaries of the Loan Parties, provided that if any transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation; and

                 (b) any Subsidiary of the Loan Parties may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Loan Parties or another wholly owned Subsidiary of the Loan Parties.

          7.04 LOANS AND INVESTMENTS. The Loan Parties shall not purchase or acquire, or suffer or permit any of their respective Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, all or substantially all of the assets of, or any obligations or other securities of, or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Loan Parties (collectively, "investments"), except for:

                 (a)   investments in Cash Equivalents;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business and all extensions of credit to gaming customers to the extent, and of amounts, customarily made available by the Loan Parties in the Ordinary Course of its Business;

                 (c)   Investments in Borrowers and  Restricted
     Subsidiaries with respect to which Sections 6.13 and  6.14 have been complied with;

                 (d)   Existing   Investments    through    Rio
     Development in the Rio Secco Golf Course;

                 (e) Investments made following the Closing Date in Rio Development in an aggregate amount not to exceed $30,000,000 for the purpose of further development of the Rio Secco Golf Course made when no Default or Event of Default exists or would result therefrom; and

                 (f)   Investments  following  the Closing Date
     in Cinderlane or New Project Entities for the purpose of constructing improvements to the Cinderlane Property, PROVIDED THAT the aggregate amount of such Investments shall not exceed $50,000,000 UNLESS (i) Cinderlane, the relevant New Project Entity or a Borrower, or another Restricted Subsidiary which is the owner of such real property has granted a guaranty to the Agent pursuant to
     Section 6.13 and has executed and delivered a deed of trust with respect to the Cinderlane Property to the Agent for the benefit of the Banks, which deed of trust shall be substantially in the form of the Deed of Trust, (ii) the Borrowers shall have provided the Agent with endorsements to its policy of title insurance assuring the deed of trust to be of first priority, subject only to such exceptions to title as may be acceptable to the Agent and as are disclosed in writing to the Banks, and (iii) Borrowers or the Restricted Subsidiary owning the Cinderlane Real Property has provided to the Agent such other assurances, opinions, instruments, documents and agreements as the Agent may reasonably request.

          7.05 LIMITATION ON INDEBTEDNESS. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a) Indebtedness incurred pursuant to this Agreement;

                 (b) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business of the Loan Parties or such Subsidiary in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                 (c)   Indebtedness consisting  of   Contingent
     Obligations permitted pursuant to Section 7.08;

                 (d)   Indebtedness  existing  on  the  Closing
     Date and set forth in SCHEDULE 7.05;

                 (e)   Indebtedness  secured by Liens permitted
     by Section 7.01(i)  incurred following the Closing Date in
     an aggregate  principal amount which   does   not   exceed
     $30,000,000 at any time;

                 (f) Indebtedness incurred in connection with leases permitted pursuant to Section 7.11;

                 (g) Indebtedness incurred when no Default or Event of Default exists having subordination and other terms substantially the same as the Parent's outstanding 10-5/8% Senior Subordinated Notes Due 2005 (other than pricing, but in any event reasonably satisfactory to the Agent and its counsel), providing in any event for no payments of principal prior to the maturity of such Senior Subordinated Notes.

          7.06 TRANSACTIONS WITH AFFILIATES. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, enter into any transaction with any Affiliate of the Loan Parties or of any such Subsidiary, except
(a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the businesses of the Loan Parties or such Subsidiary; in each case (a) and (b), upon fair and reasonable terms no less favorable to the Loan Parties or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Loan Parties or such Subsidiary.

          7.07 USE OF PROCEEDS. The Loan Parties shall not use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Loan Parties or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          7.08 CONTINGENT OBLIGATIONS. The Loan Parties shall not, and shall not suffer or permit any of their respective
Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

                 (a) endorsements for collection or deposit in the Ordinary Course of Business;

                 (b)   Rate Contracts entered into with respect
     to the obligations and  indebtedness  evidenced  by   this
     Agreement;

                 (c)   Contingent   Obligations  of  the   Loan
     Parties and their respective Subsidiaries existing as of the Closing Date and listed in SCHEDULE 7.08;

                 (d)   Contingent   Obligations   of  the  Loan
     Parties for workers' compensation letters of credit the aggregate face amount of which shall at no time exceed
     $1,000,000;

                 (e) Guaranty Obligations of the Parent Senior Subordinated Notes not exceeding an aggregate principal potential liability of $225,000,000, together with interest thereon and of any additional senior subordinated notes of Parent issued following the Closing Date pursuant to Section 7.05(g); PROVIDED, that any Guaranty Obligations with respect to Parent Senior Subordinated Notes issued following the Closing Date shall be subordinated to the Obligations on terms and conditions which are similar to those in existence as of the Closing Date with respect to the then outstanding Parent Senior Subordinated Notes and in any event reasonably satisfactory to the Agent and its counsel; and

                 (f)   Guaranty Obligations of the Company and/
     or Rio  Resorts  with  respect  to  Indebtedness  of   Rio
     Development  and/or  Rio  Resorts  permitted  by   Section
     7.05(e).

          7.09  JOINT  VENTURES.   The Loan Parties shall  not,
and  shall  not  suffer  or  permit  any  of  their  respective
Subsidiaries to, enter into any Joint Venture, other than in the Ordinary Course of Business.

          7.10 COMPLIANCE WITH ERISA. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Banks) liability to the Loan Parties or any ERISA
Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Banks) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Banks) liability to Loan Parties or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Majority Banks) liability to any member of the Controlled Group, or (v) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Majority Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

          7.11 LEASE OBLIGATIONS. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except for:

                 (a) leases of the Loan Parties and their respective Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                 (b) Operating Leases entered into by the Loan Parties or any of their respective Subsidiaries after the Closing Date in the Ordinary Course of Business;

                 (c) Capital Leases, other than those permitted under clause (a) of this Section 7.11, entered into by the Loan Parties or any of their respective Subsidiaries after the Closing Date to finance the acquisition of equipment; PROVIDED that the aggregate annual rental payments for all such Capital Leases shall not exceed, when aggregated with all other Capital Expenditures during such year, the limits on Capital Expenditures set forth in Section 7.13.

          7.12 RESTRICTED PAYMENTS. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except for:

                 (a)   Dividends,     payments     or     other
     distributions paid to the Loan Parties by their wholly-owned Subsidiaries;

                 (b) Repurchases of shares of the Guarantor not exceeding $10,000,000 (net of issuances of such shares) since June 30, 1997 in the aggregate; and

                 (c) Dividends to the Parent made when no Default or Event of Default exists or would result therefrom.

          7.13  CAPITAL  EXPENDITURES.   The Loan  Parties  and
their respective Subsidiaries and Unrestricted Subsidiaries shall not make, or become legally obligated to make, any Capital Expenditures EXCEPT:

                 (a) Capital Expenditures associated with the Rio Expansion Project in an aggregate amount not to exceed
     $258,000,000; and

                 (b)   Other  Capital  Expenditures  (including
     Maintenance  Capital  Expenditures) which  do  not  exceed
     $142,000,000.

          7.14  INTEREST COVERAGE RATIO.   The Borrowers  shall
not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter, to be less than the ratio set forth opposite that fiscal quarter below:

          FISCAL QUARTERS ENDING             RATIO

          December 31, 1997 through and
          including June 30, 1998            2.00:1.00

          September 30, 1998 through and
          including December 31, 1999        1.75:1.00

          Thereafter                         2.00:1.00

          7.15  MAXIMUM  TOTAL LEVERAGE RATIO.   The  Borrowers
shall not permit the Total Leverage Ratio, as of the last day of any fiscal quarter, to be greater than the ratio set forth opposite that fiscal quarter below:

          FISCAL QUARTERS ENDING             RATIO

          December 31, 1997                  3.50:1.00

          March 31, 1998                     3.75:1.00
          June 30, 1998                      4.25:1.00
          September 30, 1998                 5.00:1.00
          December 31, 1998                  5.25:1.00

          March 31, 1999                     5.75:1.00
          June 30, 1999                      5.75:1.00
          September 30, 1999                 4.75:1.00
          December 31, 1999                  4.50:1.00

          Thereafter                         4.00:1.00

          7.16  MAXIMUM SENIOR LEVERAGE RATIO.   The  Borrowers
shall not permit the Senior Leverage Ratio, as of the last day of any fiscal quarter, to be greater than 3.00:1.00.

          7.17 CHANGE IN BUSINESS. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, engage in any material line of business substantially different from those lines of businesses carried on by them on the date hereof. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, engage in any activity which would jeopardize any liquor, casino, gambling or gaming license held by the Loan Parties or which would cause a License Revocation.

          7.18 CHANGE IN STRUCTURE. Except as expressly permitted under Section 7.03 or Section 7.04, the Loan Parties shall not and shall not permit any of their respective Subsidiaries to, make any changes in its equity capital structure (including in the terms of its outstanding stock), or amend its certificate of incorporation or bylaws in any material respect.

          7.19 ACCOUNTING CHANGES. The Loan Parties shall not, and shall not suffer or permit any of their respective Subsidiaries to, make any significant changes in accounting treatment or reporting practices, except as required by GAAP or by Gaming Authorities, or change the fiscal year of the Loan Parties or of any of their consolidated Subsidiaries.

          7.20 OTHER CONTRACTS. The Loan Parties shall not enter into any employment contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary in the industry.

          7.21 MANAGEMENT AGREEMENT. The Loan Parties shall not enter into a management agreement with any other Person with respect to the Real Property and the Improvements unless the form of such agreement and such Person are approved by the Agent.

          7.22 IMPROVEMENT DISTRICT. The Loan Parties shall not vote in favor of, or directly or indirectly advocate or assist in the incorporation of any part of the Real Property or the Project into any improvement or community facilities district, special assessment district or other district without the Agent's prior written consent in each instance.

                           ARTICLE 8
                      EVENTS OF DEFAULT

          8.01  EVENT OF DEFAULT.   Any of the following  shall
constitute an "EVENT OF DEFAULT":

                 (a) NON-PAYMENT. Any Loan Party fails to pay,(i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 5 days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document;

                 (b)   REPRESENTATION   OR    WARRANTY.     Any
     representation or warranty by any Loan Party or any of its Subsidiaries or the Parent made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party, any of its Subsidiaries, or the Parent or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                 (c) SPECIFIC DEFAULTS. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Sections 6.01, 6.02, 6.03, 6.09, 6.11, 6.15,
     6.16 or 6.17 or Article VII;

                 (d) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 15 days after the earlier of (i) the date upon which a Responsible Officer knew or should have known of such failure or (ii) the date upon which written notice thereof is given to any Loan Party by the Agent or any Bank;

                 (e) ABANDONMENT OF CONSTRUCTION. If, following commencement thereof, construction of the Rio Expansion Project is abandoned, or construction of the Rio Expansion Project is not completed on or before December 31, 1999;

                 (f) GOVERNMENT STOPPAGE. Any Governmental Authority having jurisdiction over the Project orders or requires that construction of the Rio Expansion Project, once commenced, be stopped in whole or in part, or any required approval, license or permit is withdrawn or suspended, and the order, requirement, withdrawal or suspension remains in effect either (i) for a period of thirty (30) consecutive days ("Initial Cure Period"), or
     (ii) for a total period of ninety (90) days, so long as any Loan Party begins within the Initial Cure Period and diligently continues to take steps to remove the effect of the order, requirement, withdrawal or suspension, and the Agent, exercising reasonable judgment, determines that any Loan Party is reasonably likely to prevail;

                 (g) CONDEMNATION. All or a substantial or material portion of the Real Property is condemned, seized or appropriated by any Governmental Authority; provided, however, that the foregoing shall not constitute an Event of Default if (i)_all sums secured by the Deed of Trust are paid in full within 30 days after the date of any such condemnation, seizure or appropriation, and (ii) any Loan Party has executed such documents as the Agent or the Banks may require evidencing the termination of the Banks' obligation to make any further Loans under this Agreement;

                 (h) CROSS DEFAULT. Any Loan Party or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

                 (i) INSOLVENCY; VOLUNTARY PROCEEDINGS. Any Loan Party or any of its Subsidiaries (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

                 (j) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Subsidiary of any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

                 (k) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) any Loan Party or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $1,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $1,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $1,000,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the

     Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $1,000,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $1,000,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $1,000,000; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $1,000,000; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $1,000,000; or (xi) the occurrence of any combination of events listed in clauses
     (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $1,000,000;

                 (l) MONETARY JUDGMENTS. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against any Loan Party or any of its Subsidiaries involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                 (m) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against any Loan Party or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                 (n)   GUARANTIES AND COLLATERAL.

                       (i)   any provision  of  any  Collateral
          Document, Guaranty or any Parent Collateral Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Subsidiary of any Loan Party or any Guarantor party thereto or any Loan Party or any Subsidiary of any Loan Party or any Guarantor shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                       (ii)  any Collateral Document or  Parent
          Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and such failure shall continue unremedied for a period of 10 days after the earlier of (i) the date upon which a Responsible Officer knew or should have known of such failure or (ii) the date upon which written notice thereof is given to any Loan Party by the Agent or any Bank; and provided that such failure is remedied with no loss of priority and that the Banks or the Agent on behalf of the Banks are returned to the position they would have been in had no lapse of the security interest, or the priority or perfection thereof ever occurred;

                 (o)   OWNERSHIP PARENT AND COMPANY.

                       (i)   The Parent any time: (A) ceases to
          maintain in the aggregate a direct or indirect beneficial equity interest in any Loan Party at least equal to 100% of the beneficial equity interest directly or indirectly held by it on the Closing Date; or (B) fails to own beneficially, directly or indirectly, capital stock representing voting control of any Loan Party; or

                       (ii)  (A) Anthony A. Marnell  II  ceases
          to own or control beneficially, directly or indirectly, at least 10% of the outstanding Voting Stock of the Parent, or (B) or any Person or group of Persons (as defined in the Securities Exchange Act of 1934 and regulations thereunder) shall hold or control a greater amount of the Voting Stock of the Parent than the amount owned directly or controlled by Anthony A. Marnell II;

                 (p)   GUARANTY OBLIGATIONS.   If  any   claim,
    demand or  request  for  payment shall  be made on any Loan
    Party  or any   Subsidiary  under  or  in  respect  of  any
    Guaranty Obligations permitted by Section 7.08(e);

                 (q)   LOSS OF LICENSES.

                       (i)   There  shall occur   any   License
          Revocation; or

                       (ii)  any  Governmental Authority (other
          than a Gaming Authority shall revoke or fail to renew any material license, permit or franchise of any Loan Party or any of its Subsidiaries or any Loan Party or any of its Subsidiaries shall for any reason lose any material license, permit or franchise or any Loan Party or any of its Subsidiaries shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise;

                 (r)   ADVERSE  CHANGE.  There shall  occur   a
     Material Adverse Effect;

                 (s) RATE CONTRACTS. Any Loan Party shall breach or default under any Rate Contract to which any Bank is a party, if the effect of such breach or default is to allow the Bank to proceed against, or otherwise realize from, any Loan Party or any Collateral to satisfy any claim of the Bank against any Loan Party in respect of such Rate Contract;

                 (t) GUARANTOR DEFAULTS. The Parent shall fail in any material respect to perform or observe any term, covenant or agreement in the Parent Guaranty; or the Parent Guaranty shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or the Parent or any other Person shall contest in any manner the validity or enforceability thereof  or  deny  that  it has any further  liability  or obligation thereunder; or any event described at paragraphs (i) or (j) shall occur with respect to any Guarantor;

                 (u) USE OF DIVIDENDS BY PARENT. Any dividends received by the Parent from any other Loan Party as permitted by Section 7.12(c) are not promptly (i) used to make required interest payments on the Parent Senior Subordinated Notes as and when due, (ii) contributed to the Company, or (iii) used for operating expenses of the Parent in the Ordinary Course of Business;

          8.02  REMEDIES.  If any Event of Default occurs,  the
Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                 (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

                 (b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers; and

                 (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law (subject to any necessary approvals from Gaming Authorities);

     PROVIDED,  HOWEVER, that upon the occurrence of any  event specified in paragraph (i) or (j) of Section 8.01 above (in the case of clause (i) of paragraph (j) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

          Also, if any Event of Default occurs before Completion of the Rio Expansion Project, the Agent shall have the right in its sole discretion to enter and take possession of the Real Property, whether in person, by agent or by court-appointed receiver, and to take any and all actions which the Agent in its sole discretion may consider necessary to complete construction of the Improvements, including making changes in the construction plans, work or materials and entering into, modifying or terminating any contractual arrangements, all subject to the Agent's right at any time to discontinue any work without liability. If the Agent chooses to complete the Improvements, neither it nor the Banks shall assume any liability to the Company or any other person for completing the Improvements, or for the manner or quality of construction of the Improvements, and the Company expressly waives any such liability. If the Company exercises any of the rights or remedies provided in this clause, that exercise shall not make the Agent, or cause the Agent to be deemed to be, a partner or joint venturer of the Company. The Agent in its sole discretion may choose to complete construction in its own name. All sums which are expended by the Agent and/or the Banks in completing construction shall be considered to have been disbursed to the Company and shall be secured by the Collateral; any sums of principal shall be considered to be an additional loan to the Company bearing interest at the Default Rate, as defined in the Note, and shall be secured by the Collateral.

          8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                           ARTICLE 9
                           THE AGENT

          9.01 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent will distribute to Banks copies of documents received by the Agent pursuant to Sections 2.03, 6.01 and 6.02 from the
Loan Parties or the Parent, as the case may be. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          9.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          9.03 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Loan Parties or any
Subsidiary or Affiliate of the Loan Parties, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Loan Parties or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Loan Parties or any of the Loan Party's Subsidiaries or Affiliates.

          9.04  RELIANCE BY AGENT.

                 (a)   The Agent shall be entitled to rely, and
     shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Article IV, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

          9.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Loan Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          9.06 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties and their respective Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Loan Parties hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of any of the Agent-Related Persons.

          9.07 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligations of the Loan Parties to do
so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other
Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

          9.08  AGENT  IN INDIVIDUAL CAPACITY.   BofA  and  its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Loan Parties and their respective Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

          9.09 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Loan Parties, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

          9.10  COLLATERAL MATTERS.

                 (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral, Parent Collateral or the Collateral Documents or Parent Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral and the Parent Collateral.

                 (b)   The  Banks  irrevocably  authorize   the
     Agent, at its option and in its discretion, to release any Guaranty and to release any Lien granted to or held by the Agent upon any Collateral or Parent Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this
     Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property in which the Loan Parties or any Subsidiary of Loan Parties, or Guarantor, as applicable, owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Loan Parties or any Subsidiary of the Loan Parties or any Guarantor under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Loan Parties or such Subsidiary or Guarantor to be, renewed or extended; (v)
     consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced  thereby  has been paid  in  full;  or  (vi)  if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in Section 10.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral or Parent Collateral pursuant to this Section 9.10(b).

                 (c)   Each  Bank  agrees  with and in favor of
     each other (which agreement shall not be for the benefit of the Loan Parties or any of their respective Subsidiaries) that the Loan Parties' obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank other than the real property described in the Deed of Trust or any other Mortgage entered into pursuant to the Loan Documents.

                          ARTICLE 10
                         MISCELLANEOUS

          10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, the Borrowers and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Borrowers and acknowledged by the Agent, do any of the following:

                 (a) except as set forth in Section 2.05, increase the Aggregate Commitment;

                 (b) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02(a)) or subject any Bank to any additional obligations without the consent of that Bank;

                 (c) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan
     Document;

                 (d)   reduce the principal of, or the rate  of
     interest specified herein on any Loan, or of any  fees  or
     other   amounts  payable  hereunder  or  under  any   Loan
     Document;

                 (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

                 (f)   amend   this   Section 10.01 or  Section
     2.15; or

                 (g) discharge any Guarantor, or release any material portion of the Collateral or Parent Collateral except as otherwise may be provided in the Collateral Documents or Parent Collateral Documents or except where the consent of the Majority Banks only is specifically provided for;

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

          10.02 NOTICES.

                 (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to any Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to any Borrower and the Agent. Any notice given to any Borrower shall be deemed to have been given to all Loan Parties.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

                 (c) The Loan Parties acknowledge and agree that any agreement of the Agent and the Banks at Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Loan Parties. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Loan Parties to give such notice and the Agent and the Banks shall not have any liability to the Loan Parties or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Loan Parties to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

          10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          10.04 COSTS AND EXPENSES.   The Borrowers jointly and
severally shall, whether or not the transactions contemplated hereby shall be consummated:

                 (a) pay or reimburse Agent within five Business Days after demand (subject to Section 4.01(s)) for all costs and expenses incurred by Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred with respect thereto upon presentation of an invoice therefor together with reasonable supporting documentation;

                 (b) pay or reimburse each Bank and the Agent within five Business Days after demand (subject to Section 4.01(s)) for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Bank upon presentation of an invoice therefor together with reasonable supporting documentation; and

                 (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to Section 4.01(s) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under Sections (a) and

     (b)  of  this  Section  upon presentation  of  an  invoice
     therefor     together    with    reasonable     supporting
     documentation.

          10.05 INDEMNITY.   Whether  or  not the  transactions
contemplated hereby shall be consummated:

                 (a)   GENERAL INDEMNITY. The Borrowers jointly
     and severally shall pay, indemnify, and hold each Bank, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and the reasonable costs, charges, expenses or disbursements
     (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding
     (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrowers jointly and severally shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                 (b)   ENVIRONMENTAL INDEMNITY.

                       (i)  The Borrowers jointly and severally
          hereby agree to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and the reasonable costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property subject to a Mortgage in favor of the Agent or any Bank. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrowers' obligation and duty hereunder to indemnify and hold harmless the Agent and each Bank.

                       (ii) In no event shall any  site  visit,
          observation, or testing by the Agent or any Bank be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrowers nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect the Borrowers or any other Person against, or to inform the Borrowers or any other party of, any Hazardous Materials or any
          other   adverse  condition  affecting  any  site   or
          Property.   Neither  the Agent  nor any Bank shall be
          obligated to disclose to the Borrowers or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

                 (c) SURVIVAL; DEFENSE. The obligations in this Section 10.05 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole reasonable cost and expense of the Company. All amounts owing under this
     Section 10.05 shall be paid within 30 days after demand.

          10.06 MARSHALING; PAYMENTS SET ASIDE. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrowers makes a payment or payments to the Agent or the Banks, or the Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

          10.08 ASSIGNMENTS, PARTICIPATIONS, ETC.

                 (a) Any Bank may, with the written consent of the Borrowers at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers or the Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank or to another Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of the lesser of $5,000,000 or such Bank's entire remaining interest in the Loans, the Commitments and the other rights and obligations hereunder; PROVIDED, HOWEVER, that (i) the Borrowers and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit E ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2500.

                 (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c)   Within  five  Business  Days  after  its
     receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrowers shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank PRO TANTO.

                 (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrowers (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this
     Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the FIRST PROVISO to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrowers and provided to it by the Borrowers or any Subsidiary of the Borrowers, or by the Agent on such Borrower's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Bank; PROVIDED FURTHER, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Borrowers authorizes each Bank to disclose to any Participant or Assignee (each, a
     "TRANSFEREE") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Borrowers or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Borrowers in connection with the Banks' credit evaluation of the Borrowers prior to entering into this Agreement; PROVIDED that, unless otherwise agreed by the Borrowers, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

          The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers, or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and the Borrowers hereby authorize each Bank to share any information delivered to such Bank by the Borrowers and their Affiliates pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by any obligation of confidentiality as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

                 (f)   Notwithstanding  any   other   provision
     contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the
     Borrowers to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

          10.09 SETOFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Borrowers against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers and the Agent after any such setoff and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of setoff) which the Bank may have.
NOTWITHSTANDING THE FOREGOING, NO BANK SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS OR ANY SUBSIDIARY OF THE BORROWERS HELD OR MAINTAINED BY THE BANK WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY BANKS.

          10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Eurodollar Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          10.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.

          10.12 SEVERABILITY.       The      illegality      or
unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

          10.14 TIME.   Time is of the essence as to each  term
or  provision  of  this Agreement and each of  the  other  Loan
Documents.

          10.15 GOVERNING LAW AND JURISDICTION.

                 (a)   THIS AGREEMENT AND THE  NOTES  SHALL  BE
     GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW  OF
     THE STATE OF NEVADA; PROVIDED THAT THE AGENT AND THE BANKS
     SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEVADA OR OF THE UNITED STATES FOR THE DISTRICT OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING

     OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEVADA LAW.

          10.16 WAIVER OF JURY TRIAL. THE BORROWERS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          10.17 NOTICE   OF   CLAIMS;   CLAIMS   BAR.       THE
     BORROWERS HEREBY AGREE THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS(OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

          10.18 ENTIRE   AGREEMENT.   This  Agreement, together
     with  the   other  Loan  Documents,  embodies  the  entire
     agreement and understanding among the Borrowers, the

     Banks and the Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letters referenced in Sections 2.11(a) and 2.11(d), and any prior arrangements made with respect to the payment by the Borrowers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

          10.19 INTERPRETATION. This Agreement is the result of negotiations between and has been reviewed by counsel to the Agent, the Borrowers and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

          10.20 GUARANTOR AND SURETYSHIP PROVISIONS.

                 (a)   Each  Borrower  shall  be  jointly   and
     severally liable for the repayment of all Loans.

                 (b) CONDITIONS TO EXERCISE OF RIGHTS. Each Borrower hereby waives any right it may now or hereafter have to require the Agent or the Banks, as a condition to the exercise of any remedy or other right against such Debtor hereunder or under any other document executed by such Debtor in connection with any Obligation, (i) to proceed against any Borrower or other Person, or against any other collateral assigned to the Agent by such Debtor or any other Person, (ii) to pursue any other right or remedy in the Agent or any Bank's power, (iii) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to the Agent by any Borrower or other Person (other than such Borrower), or otherwise to comply with the Nevada enactment of the Uniform Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral, or (iv) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Obligation.

                 (c)   DEFENSES.  Each  Borrower  hereby waives
     any defense  it may now or hereafter have that relates to:
     (i) any disability or other defense of any Borrower or other Person; (ii) the cessation, from any cause other than full performance, of the obligations of any Borrower or other Person; (iii) the application of the proceeds of any Obligation, by any Borrower or other Person, for purposes other than the purposes represented to such Debtor by any Borrower or otherwise intended or understood by such Debtor; (iv) any act or omission by the Agent or the Banks which directly or indirectly results in or contributes to the release of any Borrower or other Person or any collateral for any Obligations; (v) the unenforceability or invalidity of any collateral assignment or guaranty with respect to any Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any Obligation; (vi) any failure of the Agent or the Banks to marshal assets in favor of such Borrower or any other Person; (vii) any modification of any Obligation, including any renewal, extension, acceleration or increase in interest rate; (viii) any election of remedies by the Agent or the Banks that impairs any subrogation or other right of any Borrower to proceed against any other Borrower or other Person, including any loss of rights resulting from anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies; (ix) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (x) any failure of the Agent or the Banks to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (xi) the election by the Agent or the Banks, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xii) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xiii) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (xiv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

                 (d)   SUBROGATION. Each Borrower hereby waives
     (i) any right of subrogation which such Borrower may now or hereafter have against any other Borrower that relates to any Obligation, (ii) any right to enforce any remedy such Borrower may now or hereafter have against any other Borrower that relates to any Obligation (including without limitation any right of reimbursement, indemnity or contribution), and (iii) any right to participate in any collateral now or hereafter assigned to the Agent or the Banks with any collateral now or hereafter assigned to the Agent or the Banks with respect to any Obligation (and each Borrower further agrees that, if and to the extent that any waiver set forth in this section is ever held to be unenforceable, all such rights of subrogation, enforcement and participation shall be junior and subordinate to the right of the Agent or the Banks to obtain payment and performance of the Obligations and to all rights of the Agent or the Banks in and to any property which now or hereafter serves as collateral security for any Obligation).

                 (e)   BORROWER   INFORMATION.   Each  Borrower
     warrants and agrees: (i) that such Borrower has not relied, and will not rely, on any representations or warranties by the Agent or the Banks to such Borrower with respect to the creditworthiness of any Borrower or the prospects of payment of any Obligation from sources other than the Collateral; (ii) that such Borrower has established and/or will establish adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of such Borrower; (iii) that such Borrower assumes full responsibility for keeping informed with respect to any Borrower's business operation, if any, and financial condition; and (iv) that the Agent or the Banks shall have no duty to disclose or report to such Borrower any information now or hereafter known to the Agent or the Banks with respect to any information now or hereafter known to the Agent or the Banks with respect to any Borrower, including without limitation information relating to any Borrower's business operation or financial condition.

                 (f) OTHER RIGHTS OF SURETIES. Each Borrower hereby waives all other rights it may now or hereafter have, whether or not similar to any of the foregoing, by reason of laws of the State of Nevada pertaining to sureties or guarantors.

                 (g) SUBORDINATION. Until all of the Obligations have been fully paid and performed, (i) each Borrower hereby agrees that all existing and future indebtedness and other obligations of such Borrower to any other Borrower (collectively, the "Subordinated Debt") shall be and are hereby subordinated to all Obligations which constitute obligations of the applicable Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Obligations; (ii) such Borrower shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Borrower with respect to any Subordinated Debt is received by such Borrower such payment or distribution shall be held in trust and immediately paid over to the Agent or the Banks, is hereby assigned to the Agent or the Banks as security for the Obligations, and shall by held by the Agent or the Banks in an interest bearing account until all Obligations have been fully paid and preformed.

                 (h)   LAWFULNESS  AND  REASONABLENESS.    Each
     Borrower warrants that all of the waivers in this Agreement are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by such Borrower may destroy or impair right which such Borrower would otherwise have against the Agent or the Banks, any Borrower and other Persons, or against collateral. Each Borrower agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                          RIO PROPERTIES, INC.

                          By:  /s/ Ronald J. Radcliffe

                          Title:  Ronald J. Radcliffe,
                                  Treasurer

                          By:  /s/ I. Scott Bogatz

                          Title:  I. Scott Bogatz, Secretary

                          RIO LEASING, INC.

                          By:  /s/ Ronald J. Radcliffe

                          Title:  Ronald J. Radcliffe,
                                  Secretary-Treasurer

                          By:  /s/ James A. Barrett, Jr.

                          Title:  James A. Barrett, Jr.

                          Address for notices for both
                          Borrowers:
                          3700 West Flamingo Road
                          Las Vegas, Nevada 89103
                          Attn: Chief Executive Officer
                          Facsimile: (702) 247-7957
                          Tel: (702) 247-7879

                          BANK OF AMERICA NATIONAL TRUST AND
                          SAVINGS ASSOCIATION,
                          as Agent


                          By: /s/ Janice Hammond

                          Title: Janice Hammond
                                 Vice President
                                 Agency Specialist

                          Address for notices:
                          555 South Flower Street, 11th Floor
                          Los Angeles, CA 90017
                          Attn: Global Agency #5596
                          Facsimile: (213) 228-9861
                          Tel: (213) 228-2299

                          Address for payments:
                          1850 Gateway Blvd.
                          Concord, California 94520

                          BANK OF AMERICA NATIONAL TRUST AND
                          SAVINGS ASSOCIATION, as a Bank

                          By:  /s/

                          Title: Vice President

                          Address for notices:
                          Domestic and Eurodollar Lending
                          Office:
                          1850 Gateway Boulevard
                          Concord, California 94520

                          BANKS

                          WELLS FARGO BANK, N.A.

                          By: /s/ Kathleen Stone

                          Title: Vice President

                          Address for notices:
                          3800 Howard Hughes Parkway
                          Las Vegas, NV 89109
                          Attn: Kathee Stone
                          Facsimile: (702) 791-6365
                          Tel: (702) 791-6351

                          Address for Domestic and Eurodollar
                          Lending Office:
                          201 3rd Street, 8th Floor
                          San Francisco, CA 94103
                          Attn: Oscar Enriquez
                          Facsimile: (415) 979-0675
                          Tel: (415) 477-5425


                          FIRST SECURITY BANK, N.A.

                          By: /s/ David P. Williams

                          Title:  Vice President

                          Address for notices and Domestic and
                          Eurodollar Lending Office:
                          First Security Bank, N.A.
                          Corporate Banking Division
                          15 East 100 South Second Floor
                          Attn:  David Williams
                          Salt Lake City, Utah 84111
                          Facsimile: (801) 246-5532
                          Tel: (801) 246-5540

                          THE FIRST NATIONAL BANK OF CHICAGO

                          By: /s/ Mark A. Isley
                              Mark A. Isley

                          Title: First Vice President

                          Address for notices and Domestic and
                          Eurodollar Lending Office:

                          Robert F. Simon, CSA
                          The First National Bank of Chicago
                          1132/1-10
                          One First National Plaza
                          Chicago, Illinois 60670
                          312/732-8543
                          312/732-4840 FAX


                          SOCIETE GENERALE

                          By: /s/

                          Title:  First Vice President

                          Address for notices and Domestic and
                          Eurodollar Lending Office:
                          2029 Century Park East, Suite 2900
                          Los Angeles, CA 90067
                          Attn: Donald L. Schubert
                          Facsimile: (310) 551-1537
                          Tel: (310) 788-7104

                          U.S. BANK OF NEVADA

                          By: /s/ Terry A. Gentry

                          Title: AVP

                          Address for notices:
                          2300 W. Sahara, 2nd Floor
                          Las Vegas, NV 89102
                          Attn:  Terry Gentry
                          Facsimile: (702) 386-3880
                          Tel: (702) 386-3903

                          Domestic and Eurodollar Lending
                          Office:
                          980 9th St., Suite 1100
                          Sacramento, CA 958142

                          BANK OF SCOTLAND

                          By: /s/ Joseph Fratus
                              Joseph Fratus
                          Title: Asst. Vice President

                          Address for notices and Domestic and
                          Eurodollar Lending Office:

                          Bank of Scotland
                          565 Fifth Avenue
                          New York, New York 10017
                          Attn:  Joseph Fratus
                          212/450-0871
                          212/557-9460 FAX

                          Copy to:
                          Bank of Scotland
                          660 So. Figueroa Street, Suite 1760
                          Los Angeles, California 90017-3548
                          Attn:  Kandis Jaffrey
                          213/629-3057
                          213/489-3594 FAX



                          PNC BANK, NATIONAL ASSOCIATION

                          By: /s/ Denise D. Killen
                              Denise D. Killen

                          Title: Vice President

                          Address for notices and Domestic and
                          Eurodollar Lending Office:
                          PNC Bank, National Association
                          Gaming Division, 16th Floor
                          16th Floor
                          Two Tower Center
                          East Brunswick, New Jersey  08816
                          Attn: Denise Killen
                          732/220-3262
                          732/220-3270 FAX

                          BANK OF HAWAII

                          By: /s/ Joseph T. Donalson
                              Joseph T. Donalson
                          Title: Vice President

                          Address for notices and Domestic and
                          Eurodollar Lending Office:
                          Bank of Hawaii
                          1850 North Central Avenue, Suite 400
                          Phoenix, Arizona 85004
                          Attn: Beth MacLean, Vice President
                          602/257-2437
                          602/257-2235 FAX

                         SCHEDULE 1.01A

The land referred to is situated in the State of Nevada, County of Clark, City of Las Vegas, and is described as follows:

PARCEL I:

The Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B.&M.

EXCEPTING THEREFROM the Easterly 735 feet.

ALSO EXCEPTING THEREFROM the Westerly 50 feet and the Southerly 50 feet, as conveyed to Clark County, for roads and incidental purposes, by Deeds recorded December 21, 1966 in Book 766 as Document No. 615412, and recorded August 24, 1967 in Book 818 as Document No. 657103 of Official Records.

FURTHER EXCEPTING THEREFROM that portion of the Southwest Quarter
(SW  1/4)  of  the  Southwest Quarter (SW  1/4)  of  Section  17,
Township 21 South, Range 61 East, M.D.B.&M., more particularly described as follows:

BEGINNING at the intersection of the owner's Easterly property line and the left or Northerly right of way line of Flamingo Road (Project M-5927(6)), at a point 105.00 feet left of and measured radially from Highway Engineer's Station "M" 5+85.38 P.O.C., said point of beginning further described as bearing North 82 deg. 38' 49" East a distance of 614.92 feet from the Southwest corner of
Section 17, Township 21 South, Range 61 East, M.D.B.&M.;
THENCE South 0 deg. 09' 16" East along the owner's Easterly property line a distance of 30.05 feet to the Southwest corner of owner's property;
THENCE North 89 deg. 52' 24" West along the owner's Southerly property line a distance of 560.54 feet to the Southwest corner of owner's property;
THENCE North 0 deg. 41' 58" West along the owner's Westerly property line a distance of 43.27 feet to an intersection with the left or Northerly right of way line of said Flamingo Road; THENCE South 89 deg. 00' 00" East along said right of way line a distance of 286.54 feet to a point;
THENCE from a tangent which bears the last described course, curving to the right along said right of way line, with a radius of 1075 feet, through an angle of 3 deg. 46' 06" an arc distance of 70.70 feet to a point;
THENCE North 4 deg. 46' 06" East along said right of way line a distance of 30.00 feet to a point;
THENCE from a tangent which bears South 85 deg. 13' 54" East, curving to the right along said right of way line, with a radius of 1105 feet, through an angle of 10 deg. 37' 17" an arc distance of 204.84 feet to the POINT OF BEGINNING.

FURTHER  EXCEPTING  THEREFROM those  portions  of  the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B.&M.,   Clark   County,  Nevada,  being  more   particularly
described as follows:

PARCEL A:

COMMENCING  at  the  West One-Sixteenth  Corner  of  Section  17,
Township 21 South,

Range 61 East, M.D.B.&M., Clark County, Nevada;
THENCE South 89 deg. 17' 22" East a distance of 50.01 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 89 deg. 17' 22" East a distance of 945.61 feet to a point;
THENCE South 00 deg. 03' 46" West a distance of 30.00 feet to a point;
THENCE North 89 deg. 17' 22" West a distance of 945.03 feet to a point;
THENCE North 00 deg. 29' 59" West a distance of 30.01 feet to the TRUE POINT OF BEGINNING.

PARCEL B:

COMMENCING at the West One-Sixteenth Corner of Section 17, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada;
THENCE South 89 deg. 17' 22" East a distance of 50.01 feet  to  a point;
THENCE South 00 deg. 29' 59" East a distance of 30.01 feet to the TRUE POINT OF BEGINNING;
THENCE  continuing South 00 deg 29' 59" East a distance of  25.53 feet to a point;
THENCE along a curve concave to the Southeast, having a radius of
25.00 feet, a central angle of 91 deg. 12' 37" with an arc length of 39.80 feet to a point;
THENCE North 89 deg. 17' 22" West a distance of 25.53 feet to the TRUE POINT OF BEGINNING.

PARCEL C:

COMMENCING at the Southwest Corner of Section 17, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada;
THENCE South 89 deg. 38' 49" East a distance of 50.00 feet  to  a point;
THENCE North 00 deg. 29' 59" West a distance of 93.27 feet to the TRUE POINT OF BEGINNING;
THENCE continuing North 00 deg. 29' 59" West a distance of  52.40 feet to a point;
THENCE along a curve concave to the Northeast, having a radius of
54.00 feet, a central angle of 88 deg. 16' 26" with an arc length of 83.20 feet to a point;
THENCE North 88 deg. 46' 25" West a distance of 52.40 feet to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM that portion of said land as conveyed to Clark County for road purposes by Deed recorded October 19, 1989, in book 891019 as Document No. 00833 and re-recorded January 18, 1990 in book 900118 as Document No. 00862 of Official Records.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL II:

The  East  735  feet of the Southwest Quarter  (SW  1/4)  of  the
Southwest  Quarter  (SW 1/4) of Section 17,  Township  21  South,
Range 61 East, M.D.M.

EXCEPT that portion of the North 300 feet of said land lying West of the East 322.58 feet.

ALSO EXCEPT the interest in the Southerly fifty (50) feet of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) as conveyed to the County of

Clark, for roads, utilities, other public and incidental purposes by Deed recorded August 24, 1967 as Document No. 657103.

FURTHER EXCEPT the interest in a portion of said land conveyed to
Clark   County  for  roads,  utilities,  and  other  public   and
incidental purposes by Deed recorded May 7, 1971 as Document  No.
98302, Official Records.

FURTHER EXCEPTING THEREFROM that portion of the Southwest Quarter
(SW  1/4)  of  the  Southwest Quarter (SW  1/4)  of  Section  17,
Township  21  South,  Range  61 East,  M.D.B.&M.,  Clark  County,
Nevada, being more particularly described as follows:

BEGINNING at the Northeast corner of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17, as delineated on that certain recorded survey map performed by ARMAND A. DUCHARME at the instance of STOCKS MILL AND SUPPLY, INC. dated June 28, 1973 in File 26, Page 12, Official Records, Clark County, Nevada;
THENCE South 00 deg. 03' 48" West along the East line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17 a distance of 1261.96 feet to a point in the North right of way line of Flamingo Road (100.00 feet wide); THENCE North 89 deg. 38' 49" West along said North right of way line a distance of 282.59 feet to a point, being the intersection of the North right of way line of Flamingo Road and the East right of way line of Highland Drive (80.00 feet wide);
THENCE North 00 deg. 03' 48" East along the East right of way line of said Highland Drive a distance of 1263.78 feet to a point in the North line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17;
THENCE South 89 deg. 16' 52" East along the North line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17, a distance of 282.58 feet to a point being the TRUE POINT OF BEGINNING.

FURTHER EXCEPTING those portions conveyed to Clark County by Deed recorded October 10, 1985 in Book 2198 as Document No. 2157357,
Official Records, and described as follows:

PARCEL A:

Being a portion of the Southwest Quarter (SW 1/4) of Section  17,
Township 21 South, Range 61 East, M.DM., more fully described by metes and bounds as follows, to wit:

BEGINNING at the intersection of the Grantor's Westerly property line as delineated on that certain survey map filed in the Office of the County Recorder of Clark County, Nevada in File 26, Page 12 of Surveys as Document No. 300693 of Official Records on June 28, 1973; and the left or Northerly right of way line of Flamingo Road (Project M-592(6)) at a point 105.00 feet left of and measured radially from Highway Engineer's Station "M" 5+85.38 P.O.C., said point of beginning further described as bearing North 82 deg. 38' 49" East, a distance of 614.92 feet from the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.M.;
THENCE South 46 deg. 45' 37" East, along said right of way line, a distance of 43.97 feet to Grantor's Southerly property line; THENCE North 89 deg. 52' 24" West, along Grantor's Southerly property line, a distance of 31.95 feet to the Southwest corner of Grantor's property;

THENCE North 00 deg. 09' 16" West, along the Grantor's Westerly property line, a distance of 30.05 feet to the POINT OF
BEGINNING.

PARCEL B:

Being a portion of the Southwest Quarter (SW 1/4) of Section  17,
Township 21 South, Range 61 East, M.D.M., and more fully described by metes and bounds as follows, to wit:

BEGINNING at Grantor's Easterly property line as delineated on that certain recorded survey map filed in the Office of the County Recorder of Clark County, Nevada, in File 26, Page 12 of Surveys as Document No. 300693 of Official Records on June 28, 1973, at a point 219.10 feet left of and at right angles to the centerline of Flamingo Road (Project M-592(6)), at Highway Engineer's Station "M" 9+37.96 P.O.T., said point of beginning further described as bearing North 84 deg. 53' 26" East, a distance of 986.19 feet from the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.M.;
THENCE South 0 deg. 09' 16" East, along the Grantor's Easterly property line, a distance of 40.00 feet to the Southeast corner of Grantor's property;
THENCE North 89 deg. 52' 24" West along Grantor's Southerly property line, a distance of 50.00 feet to a point;
THENCE North 51 deg. 21' 20" East, a distance of 63.88 feet to the POINT OF BEGINNING.

FURTHER EXCEPTING from Parcel II above any improvements located thereon as excepted in Deed dated August 12, 1985, executed by JAMES W. NEWMAN in favor of ALLAN D. SACHS, and recorded August 14, 1985 in Book 2167 as Document No. 2126328 and re-recorded November 27, 1985 in Boo 2225 as Document No. 2184489, of Official Records.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL III:

That  portion of the Southwest Quarter (SW 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.M., described as:

Lot Two (2) as shown by map thereof in File 47 of Parcel Maps, Page 51, in the Office of the County Recorder of Clark County,
Nevada.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL IV:

A  portion  of  the Southwest Quarter (SW 1/4) of  the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M,D.M., and more particularly described by metes and bounds as follows:, to-wit

BEGINNING at a point on the left or Northerly right of way line of SR-592 (Flamingo Road, (Project M-592(6)), 75.00 feet left of and measured radially from Highway Engineer's Station "M" 4+00.00 P.O.C.; said point of beginning further described as bearing North 78 deg. 13' 43" East, a distance of 414.70 feet from the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.M.;
THENCE North 4 deg. 46' 06" East, along the former left or Northerly right of way line of said SR-592, a distance of 30.00 feet to a point;
THENCE from a tangent which bears South 85 deg. 13' 54" East, curving to the right along said former right of way line, with a radius of 1,105 feet, through an angle of 10 deg. 37' 17", an arc distance of 204.85 feet to a point;
THENCE South 46 deg. 45' 33" East, along said former right of way line, a distance of 43.96 feet to an intersection with the left or Northerly right of way line of said SR-562, 85.00 feet left of and at right angles to Highway Engineer's Station "M" 6+22.66 P.O.T.;
THENCE North 89 deg. 52' 24" West, along said right of way line, a distance of 35.97 feet to a point 75.00 feet left of and measured radially from Highway Engineer's Station "M" 5+89.26 P.O.C.;
THENCE from a tangent which bears North 74 deg. 23' 17" West, curving to the left along said right of way line, with a radius of 1075 feet, through an angle of 10 deg. 50' 37", an arc distance of 203.45 feet to the point of beginning; said parcel contains an area of 6,665 square feet (0.15 of an acre), more or less.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL V:

A  portion  of  the  Southwest Quarter (SW 1/4)  of  Section  17,
Township  21  South,  Range  61 East,  M.D.B.&M.,  Clark  County,
Nevada,  being  more particularly described as follows  (Highland
Avenue):

COMMENCING at the Southwest corner of Section 17, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada;
THENCE South 89 deg. 38' 49" East a distance of 50.00 feet to a point;
THENCE North 00 deg. 29' 59" West a distance of 93.27 feet to a point on the North line of Flamingo Road;
THENCE South 88 deg. 46' 25" East a distance of 286.54 feet to a point;
THENCE South 82 deg. 24' 46" East a distance of 308.90 feet to a point;
THENCE South 89 deg. 38' 49" East a distance of 290.35 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 89 deg. 38' 49" East a distance of 130.00 feet to a point;
THENCE North 00 deg. 03' 46" East a distance of 836.29 feet to a point;
THENCE along a curve concave to the Northeast, having a radius of
60.00 feet, a central angle of 83 deg. 37' 14" with an arc length of 87.57 feet to a point;
THENCE South 00 deg. 03' 46" West a distance of 795.88 feet to a point;
THENCE South 51 deg. 34' 48" West a distance of 63.87 feet to the TRUE POINT OF BEGINNING.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL VI:

A  portion  of  the  Southwest Quarter (SW 1/4)  of  Section  17,
Township 21 South,

Range 61 East, M.D.B.&M., Clark County, Nevada, and a portion of the Northwest Quarter (NW 1/4) of Section 20, township 21, South,
Range 61 East, M.D.B.&M., being more particularly described as follows (Flamingo Road):

COMMENCING at the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada;
THENCE South 89 deg. 38' 49" East a distance of 50.00 feet to a point;
THENCE North 00 deg. 29' 59" West a distance of 93.27 feet to a point on the North right of way line of Flamingo Road;
THENCE South 88 deg. 46' 25" East a distance of 286.54 feet to a point;
THENCE South 82 deg. 24' 46" East a distance of 308.90 feet to a point;
THENCE South 89 deg. 38' 49" East a distance of 290.35 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 89 deg. 38' 49" East a distance of 412.64 feet to a point;
THENCE South 00 deg. 03' 46" West a distance of 100.00 feet to a point;
THENCE North 89 deg. 38' 49" West a distance of 282.64 feet to a point;
THENCE North 68 deg. 41' 03" West a distance of 139.76 feet to a point;
THENCE North 00 deg. 21' 11" East a distance of 50.00 feet to the TRUE POINT OF BEGINNING.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL VII:

All that portion of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 20, Township 21 South, Range 61 East, M.D.B.&M., lying Northeasterly of the following described parcel, excepting therefrom the North fifty (50) feet thereof;

Situate, lying and being in the County of Clark, State of Nevada, and more particularly described as being a portion of the North Half (N 1/2) of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 20, Township 21 South, Range 61 East, M.D.M., and more fully described by metes and bounds as follows, to wit:

BEGINNING at a point on the right or Southerly right of way line of Flamingo Road (SR-592), 80.00 feet right of and at right angles to Highway Engineer's Station "M" 3+24.23 P.C., said point of beginning further described as bearing South 78 deg. 38' 34" East, a distance of 339.31 feet from the Northwest corner of
Section 20, Township 21 South, Range 61 East, M.D.M.;
THENCE North 1 deg. 00' 00" East, along said right of way line a distance of 16.08 feet to an intersection with the Owner's Northerly property line;
THENCE South 89 deg. 52' 24" East along said property line a distance of 777.38 feet to an intersection with the left or Northerly right of way line of said Flamingo Road;
THENCE South 81 deg. 50' 46" East along said right of way line a distance of 201.59 feet to a point on the Westerly right of way line of Interstate Route 15 (Project IR-015-1(68)38);
THENCE South 75 deg. 26' 45" East a distance of 36.91 feet to an intersection with the West 1/16 section line of Section 20, Township 21 South, Range 61 East, M.D.M., and the Owner's Easterly property line;
THENCE South 0 deg. 19' 43" East along said West 1/16 section line a distance of

319.14 feet to a point on the right or Southerly right of way line of Flamingo Road;
THENCE North 71 deg. 37' 38" West along said right of way line a distance of 129.16 feet to a point;
THENCE North 67 deg. 47' 31" along said right of way line a distance of 699.39 feet to a point;
THENCE from a tangent which bears North 73 deg. 32' 11" West curving to the left along said right of way line with a radius of 920 feet through an angle of 15 deg. 27' 49", an arc distance of
248.30 feet to the POINT OF BEGINNING; said parcel contains an area of 3.75 acres, more of less.

TOGETHER WITH all of grantors' right, title, and interest, including abutters' rights, in and to that portion of Flamingo Road (fifty feet wide) which abuts the above described property on its North line, from the West property corner to the East property corner.

PARCEL VIII:

That  portion of the Southwest Quarter (SW 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B.&M., described as follows:

Lots One (1) and Two (2) as shown by map thereof in File 46 of Parcel Maps, Page 18, in the Office of the County Recorder of
Clark County, Nevada.

EXCEPTING THEREFROM the Northerly 20 feet as described in the Grant, Bargain, and Sale Deed to Clark County, recorded October 19, 1989 in Book 891019 as Document No. 00834 and re-recorded January 18, 1990 in Book 900118 as Document No. 00863 of Official Records, Clark County, Nevada.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL IX:

PARCEL A:

That  portion of the Southeast Quarter (SE 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B.&M., in the County of Clark, State of Nevada, described as follows:

COMMENCING at the intersection of the South line of said Section 17 with the Northwesterly right of way line of the Los Angeles and Salt Lake (Union Pacific) Railroad (200 feet wide);
THENCE North 28 deg. 12' 00" East along the said Northwesterly right of way line a distance of 400.00 feet to the Northeast corner of that certain property conveyed to Wilma Wilgar, et al, by Deed recorded May 11, 1965 as Document No. 491993, said point being the TRUE POINT OF BEGINNING;
THENCE continuing North 28 deg. 12' 00" East along the Northwesterly right of way line of the railroad a distance of
428.37 feet to the Southeast corner of that certain parcel of land conveyed to NEVADA CATHOLIC WELFARE BUREAU, INC. by Deed recorded as Document No. 248789 in December of 1972;
THENCE North 61 deg. 48' 00" West along the Southerly boundary of the above mentioned

Welfare Bureau Parcel a distance of 573.95 feet to a point in the West line of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 17;
THENCE South 0 deg. 22' 49" West along the last mentioned West line to the Northwest corner of the above mentioned WILGAR PARCEL;
THENCE South 61 deg. 48' 00" East along the Northerly boundary of the said WILGAR PARCEL a distance of 368.00 feet to the TRUE POINT OF BEGINNING.

PARCEL B:

A right of way and easement with the right of ingress and egress for the construction, operation, maintenance, repair, and renewal of railroad spur track lines over and across the Easterly 10 feet of that certain parcel of property conveyed to T. E. CONNOLLY, INC., a Delaware corporation, as reserved in that certain Deed recorded May 18, 1955 as Document No. 46886, Official Records, Clark County, Nevada.

PARCEL C:

A right of way and easement for the construction, operation, maintenance, repair, and renewal of a railroad spur track line over, along, and across the following described property:

A strip of land 20.00 feet wide lying Westerly and immediately adjacent to the Northwesterly right of way line of the Los Angeles, and Salt Lake City (Union Pacific) Railroad right of way (200 feet wide) bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINDERLITE, INC. to T. E. CONNOLLY, INC. by Deed recorded May 18, 1955 as Document No. 46886 in said County Official Records.

PARCEL D:

A  non-exclusive right of way and easement for road  and  utility
purposes   over,  along,  and  across  the  following   described
property:

The Westerly 30.00 feet lying Easterly and immediately adjacent to the West line of the East One Half (E 1/2) of the Southwest Quarter (SW 1/4) of said Section 17, bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINDERLITE, INC. to T. E. CONNOLLY, INC. by Deed recorded May 18, 1955 as Document No. 46886 in said County Official Records.

PARCEL E:

A non-exclusive easement for ingress, egress, and public utility purposes over and across that portion of the Southwest Quarter
(SW  1/4)  of  the  Southwest Quarter (SW  1/4)  of  Section  17,
Township 21 South, Range 61 East, described as follows:

COMMENCING  at the Northeast corner of the Southwest Quarter  (SW
1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21
South, Range 61 East, M.D.M.;

THENCE South 00 deg. 03' 48" West along the East line of said Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 288.00 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 00 deg. 03' 48" West a distance of  40.00 feet to a point;
THENCE 89 deg. 16' 32" West on a line parallel with the North line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 282.58 feet to a point;
THENCE North 00 deg. 03' 48" East a distance of 40.00 feet to a point;
THENCE South 89 deg. 16' 52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

PARCEL X:

PARCEL A:

That  portion of the Southwest Quarter (SW 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B.&M., in the County of Clark, State of Nevada, described as follows:

BEGINNING at the intersection of the South line of the Southwest Quarter (SW 1/4) of said Section 17, with the Northwesterly right of way line of Los Angeles and Salt Lake City (Union Pacific) Railroad right of way, 200 feet wide;
THENCE North 28 deg. 12' 00" East along the said Northwesterly right of way line a distance of 400.00 feet;
THENCE North 61 deg. 48' 00" West a distance of 368.00 feet to a point in the West line of the East Half (E 1/2) of the Southwest Quarter (SW 1/4) of said Section 17, said West line being also the East boundary of that certain parcel of land conveyed to GIBBONS AND REED CO. to STOCKS MILL AND SUPPLY CO., INC. by Deed recorded December 31, 1963 as Document No. 404686 in Clark County, Nevada, Official Records;
THENCE Southerly along the said East boundary line a distance  of
516.00 feet to the Southeast corner of said conveyed parcel, said corner also being the Southwest corner of the East Half (E 1/2) of the Southwest Quarter (SW 1/4) of said Section 17;
THENCE Easterly along the South line of said Southwest Quarter (SW 1/4) of said Section 17;
THENCE Easterly along the South line of said Southwest Quarter (SW 1/4) to the POINT OF BEGINNING.

TOGETHER WITH that portion of vacated Flamingo Road appurtenant thereto by Order of Vacation recrded November 3, 1989 in Book
891103 as Document No. 00683, Official Records.

PARCEL B:

A non-exclusive right of way and easement for road and utility purposes over, along and across the following described property:

The Westerly 30.00 feet lying Easterly and immediately adjacent to the West line of the East Half (E 1/2) of the Southwest Quarter (SW 1/4) of said Section 27, bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINDERLITE, INC. to T. E. CONNOLLY, INC. by Deed recorded May 18, 1955 as Document No. 46886 in said County Official Records.

PARCEL C:

A right of way and easement for the construction, operation, maintenance, repair and renewal of a railroad spur track line over, along, and across the following described property:

A  strip  of  land 20.00 feet wide lying Westerly and immediately adjacent to the Northwesterly right of way line of Los Angeles and Salt Lake City (Union Pacific) Railroad right of way (200 feet wide), bounded on the South by the Northerly boundary line of the hereinabove conveyed parcel and bounded on the North by the Southerly boundary line of that certain parcel of land conveyed by CINDERLITE, INC. to T. E. CONNOLLY, INC. by Deed recorded May 18, 1955 as Document No. 46886 in said County Official Records.

PARCEL D:

A right of way and easement with the right of ingress and egress for the construction, operation, maintenance, repair, and renewal of railroad spur track lines over and across the Easterly 10 feet of that certain parcel of property conveyed to T. E. CONNOLLY, INC. a Delaware corporation, as reserved in that certain Deed recorded May 18, 1955 as Document No. 46886, Official Records, Clark County, Nevada.

PARCEL E:

A non-exclusive easement for ingress, egress, and public utility purposes over and across that portion of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.M., described as follows:

COMMENCING at the Northeast corner of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada;
THENCE South 00 deg. 03' 48" West along the East line of said Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 288.00 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 00 deg. 03' 48" West a distance of  40.00 feet to a point;
THENCE North 89 deg. 16' 52" West on a line parallel with the North line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 282.58 feet to a point;
THENCE North 00 deg. 03' 46" East a distance of 40.00 feet to a point;
THENCE South 89 deg. 16' 52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

PARCEL XI:

PARCEL A:

That  portion of the Southeast Quarter (SE 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.M., described as follows:

COMMENCING at the intersection of the South line of said  Section
17 with the Northwesterly right of way line of the Los Angeles and Salt Lake (Union Pacific)

Railroad (200 feet wide);
THENCE North 28 deg. 12' 00" East along the said Northwesterly right of way line a distance of 1028.37 feet to the most Southerly corner of that certain parcel of land described in a Deed from CINDERLITE, INC. to T. E. CONNOLLY, INC., a Delaware corporation, recorded May 18, 1955 as Document No. 46886, Clark County, Nevada records, the TRUE POINT OF BEGINNING;
THENCE North 61 deg. 48' 00" West along the Southerly boundary of the last mentioned parcel of land a distance of 679.49 feet to a point in the West line of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 17;
THENCE South 0 deg. 22' 49" West along the last mentioned West line a distance of 226.14 feet to a point;
THENCE South 61 deg. 48' 00" East a distance of 573.95 feet to a point in the aforementioned Northwesterly right of way line of the Los Angeles and Salt Lake (Union Pacific) Railroad;
THENCE North 28 deg. 12' 00" East along the said right of way line a distance of 200.00 feet to the TRUE POINT OF BEGINNING.

PARCEL B:

A right of way and easement with the right of ingress and egress for the construction, operation, maintenance, repair, and renewal of railroad spur track lines over and across the Easterly 10 feet of that certain parcel of property conveyed to T. E. CONNOLLY, INC., a Delaware corporation, as reserved in that certain Deed recorded May 18, 1955 as Document No. 46886, Official Records, Clark County, Nevada.

PARCEL C:

A non-exclusive easement for ingress, egress and public utility purposes over and across that portion of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.M., described as follows:

COMMENCING at the Northeast corner of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada;
THENCE South 00 deg. 03' 48" West along the East line of said Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 288.00 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 00 deg. 03' 48" West a distance of  40.00 feet to a point;
THENCE North 89 deg. 16' 52" West on a line parallel with the North line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 282.58 feet to a point;
THENCE North 00 deg. 03' 46" East a distance of 40.00 feet to a point;
THENCE South 89 deg. 16' 52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

PARCEL XII:

COMMENCING at the Northeast corner of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada; said point being the TRUE POINT OF BEGINNING;
THENCE South 00 deg. 03' 48" West along the East line of said Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 328.00 feet to a point;

THENCE North 89 deg. 16' 52" West on a line parallel with the North line of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) a distance of 282.58 feet to a point;
THENCE North 00 deg. 03' 48" East a distance of 328.00 feet to a point;
THENCE South 89 deg. 16' 52" East a distance of 282.58 feet to the TRUE POINT OF BEGINNING.

ALSO DESCRIBED AS:

Parcel  I  as shown by map thereof on file in File 47  of  Parcel
Maps,  Page  51,  in the Office of the County Recorder  of  Clark
County, Nevada.

EXCEPTING THEREFROM that property conveyed to the County of Clark by an instrument recorded January 18, 1990 in Book 900118 as Instrument No. 00864 of Official Records, described as follows:

A  portion  of  the  Southwest Quarter (SW 1/4)  of  Section  17,
Township 21 South, Range 61 East, M.D.B.&M, Clark County, Nevada, being more particularly described as follows:

COMMENCING at the South One-Sixteenth corner of Section 17, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada;
THENCE South 89 deg. 17' 22" East a distance of 1074.89 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 89 deg. 17' 22" East a distance of 282.66 feet to a point;
THENCE South 00 deg. 03' 46" West a distance of 30.00 feet to a point;
THENCE South 86 deg. 39' 36" West a distance of 283.14 feet to a point;
THENCE North 00 deg. 03' 46" East a distance of 50.01 feet to the TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM that portion conveyed to the County of Clark by an instrument recorded December 28, 1989 in Book 891228 as Document No. 00778 of Official Records, described as follows:

A  portion  of  the Southwest Quarter (SW 1/4) of  the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.M., Clark County, Nevada, being more particularly described as follows:

COMMENCING at the Southwest One-Sixteenth corner of Section 17, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada; THENCE South 00 deg. 03' 46" West a distance of 30.00 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 00 deg. 03' 46" West a distance of  20.00 feet to a point;
THENCE North 89 deg. 17' 22" West a distance of 282.66 feet to a point;
THENCE North 86 deg. 39' 36" East a distance of 282.14 feet to the TRUE POINT OF BEGINNING.

AND ALSO EXCEPTING that portion of said land as conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded January 8, 1998 in Book 980108 as Document No. 00820 of
Official Records.

PARCEL XIII:

COMMENCING  at the Northwest corner of the Northeast Quarter  (NE
1/4) of the

Northwest Quarter (NW 1/4) of Section 20, Township 21 South, Range 61 East, M.D.B.&M., said point being the TRUE POINT OF BEGINNING;
THENCE  South  89  deg. 53' 33" East, along  the  North  line  of
Section 20, 177.49 feet to a point on the West right of way of Union Pacific Railroad;
THENCE along said right of way South 27 deg. 39' 44" West, 132.00 feet to a point on the North right of way of Flamingo Road; THENCE North 75 deg. 26' 45" West, 119.56 feet;
THENCE North 0 deg. 19' 45" West, 87.20 feet to the TRUE POINT OF
BEGINNING.

PARCEL XIV:

That  portion  of the Southwest Quarter (SW 1/4) of  Section  17,
Township   21  South,  Range  61  East,  M.D.B.&M.,  being   more
particularly described as follows:

COMMENCING at the Northeast corner of the Southwest Quarter (SW 1/4) of said Section 17;
THENCE Southerly along the East line of the Southwest Quarter (SW 1/4) of said Section 17 a distance of 236.20 feet to a point on the Northwesterly line of the L.A. and S.L. (Union Pacific) Railroad right of way line (200.00 feet wide);
THENCE South 28 deg. 12' 00" West along the said right of way line a distance of 1644.81 feet to a point;
THENCE North 62 deg. 05' 41" West a distance of 679.68 feet to  a point;
THENCE North 00 deg. 03' 46" East a distance of 6.54 feet to the TRUE POINT OF BEGINNING;
THENCE continuing North 00 deg. 03' 46" East a distance of  79.33 feet to a point;
THENCE South 89 deg. 16' 40" East a distance of 91.95 feet to a point;
THENCE South 49 deg. 39' 16" West a distance of 120.75 feet to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM that portion of said land conveyed to the County of Clark by that certain Grant, Bargain, Sale Deed recorded December 28, 1989 in Book 891228 as Document No. 00776 and re-recorded January 18, 1990 in Book 900118 as Document No. 01019 of Official Records, described as follows:

A  portion  of  the  Southwest Quarter (SW 1/4)  of  Section  17,
Township  21  South,  Range  61 East,  M.D.B.&M.,  Clark  County,
Nevada, being more particularly described as follows:

COMMENCING at the South One-Sixteenth Corner of Section 17, Township 21 South, Range 61 East, M.D.B.&M., Clark County, Nevada;
THENCE South 89 deg. 17' 22" East a distance of 1357.85 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 89 deg. 17' 22" East a distance of  91.95 feet to a point;
THENCE South 49 deg. 39' 16" West a distance of 45.67 feet to a point;
THENCE North 89 deg. 16' 40" West a distance of 57.17 feet to a point;
THENCE North 00 deg. 03' 46" East a distance of 30.00 feet to the TRUE POINT OF BEGINNING.

FURTHER EXCEPTING THEREFROM that portion of said land conveyed to the  County  of Clark by that certain Grant, Bargain,  Sale  Deed recorded  December 28, 1989 in Book 891228 as Document No.  00778
of Official Records, described as follows:

A  portion  of  the Southeast Quarter (SE 1/4) of  the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.M., Clark County, Nevada,
being more particularly described as follows:

COMMENCING at the Southwest One-Sixteenth Corner of Section 17, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada; THENCE South 00 deg. 03' 46" West a distance of 30.00 feet to the TRUE POINT OF BEGINNING;
THENCE continuing South 00 deg. 03' 46" West a distance of  20.00 feet to a point;
THENCE South 89 deg. 16' 40" East a distance of 33.99 feet to a point;
THENCE North 49 deg. 39' 16" East a distance of 30.44 feet to a point;
THENCE North 89 deg. 16' 40" West a distance of 57.17 feet to the TRUE POINT OF BEGINNING.

PARCEL XV:

A  tract of land known as a portion of Highland Avenue located in
Section 17, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:

COMMENCING at the Northwest corner of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section 17 being the intersection of the centerline of Valley View Boulevard and Viking Road;
THENCE South 89 deg. 17' 11" East along the centerline of said Viking Road a distance of 1,035.12 feet to the centerline of Highland Avenue and Viking Road;
THENCE South 00 deg. 03' 50" West along the centerline of said Highland Avenue a distance of 50.00 feet to the TRUE POINT OF BEGINNING;
THENCE South 89 deg. 17' 94" East a distance of 40.00 feet; THENCE South 00 deg. 03' 50" West a distance of 377.25 feet to a point of non-tangent curve concave Northerly, having a radius of
60.00 feet and an initial radial bearing of South 41 deg. 45' 39"
East;
THENCE along said curve a distance of 87.57 feet;
THENCE North 00 deg. 03' 50" East a distance of 378.18 feet to a point on the South right of way of said Viking Road;
THENCE South 89 deg. 17' 04" East a distance of 40.00 feet to the TRUE POINT OF BEGINNING.

As set forth in that certain Order of Vacation, executed by the County of Clark, recorded May 6, 1993 in Book 930506 as Document
No. 00865 of Official Records.

PARCEL XVI:

COMMENCING at the Northwest (NW) corner of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 20, Township 21 South, Range 61 East, M.D.B.&M.;
THENCE  South  0 deg. 19' 45" East, 664.42 feet to the  Southwest
(SW) corner of the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 20; THENCE South 89 deg. 45' 21" East, 230.01 feet to the TRUE POINT OF BEGINNING;
THENCE South 89 deg. 45' 21" East, 358.44 feet to a point on a curve to the West right of way of Industrial Road, said point having a radial bearing of North 80 deg. 04' 36" East;
THENCE along said curve concaved Northeasterly having a central angle of 9 deg. 55' 24", a radius of 535.00 feet along an arc length of 92.66 feet to a point of tangency;
THENCE North 0 deg. 00" East, 7.57 feet to a point on a curve on the South right of way of Flamingo Road having a radial bearing of North 8 deg. 24' 18" East;
THENCE along said curve concave Northeasterly having a central angle of 8 deg. 03' 31" a radius of 1660.00 feet along an arc length of 233.48 feet to a point of tangency;
THENCE North 73 deg. 32' 11" West, 128.97 feet;
THENCE South 0 deg. 19' 45' East 185.03 feet to the TRUE POINT OF
BEGINNING.

EXCEPTING THEREFROM that portion conveyed to Clark County by Deed recorded September 15, 1994 in Book 940915, as Document No. 00286 of Official Records.

PARCEL XVII:

COMMENCING at the Northwest (NW) corner of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 20, Township 21 South, Range 61 East, M.D.B.&M.;
THENCE South 89 deg. 53' 33" East, 290.29 feet to the TRUE POINT OF BEGINNING, said point also being on the North line of the Northwest Quarter (NW 1/4) of Section 20 and the East right of way of Union Pacific Railroad;
THENCE South 89 deg. 53' 33" East 50.98 feet;
THENCE South 27 deg. 39' 44" West, 99.64 feet;
THENCE South 66 deg. 13' 12" East 283.30 feet to a point on the West right of way of Industrial Road;
THENCE South 0 deg. 00' East, 33.82 feet to a point on a curve on the North right of way of Flamingo Road, said point having a radial bearing of North 11 deg. 44' 22" East;
THENCE along said curve concaved Northerly having a central angle of 4 deg. 43' 27", a radius of 1340.00 feet and along an arc length of 110.49 feet to a point of tangency, said point being N.H.D. Station 17+99.73;
THENCE North 73 deg. 32' 11" West, 199.73 feet;
THENCE North 75 deg. 26' 45" West, 41.32 feet to a point on the Easterly right of way of Union Pacific Railroad;
THENCE along said right of way North 27 deg. 39' 44" East, 160.89 feet to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM that portion condemned by the State of Nevada in Final Order of Condemnation recorded May 12, 1995 as Document
No. 01081.

PARCEL XVIII:

PARCEL A:

Parcel Two (2) as shown by map thereof on file in File 50 of Parcel Maps, Page 30, in the Office of the County Recorder of
Clark County, Nevada.

PARCEL B:

A non-exclusive easement for access, utilities and the right of surface drainage over the easement area, being a 35 foot wide strip of land over a portion of Parcel 1 as shown by map thereof on file in File 50 of Parcel Maps, Page 30, in the Office of the County Recorder of Clark County, Nevada, as disclosed by Document entitled "Grant of Easement" recorded October 5, 1987 in Book 871005, Document No. 00609, Official Records of Clark County, Nevada.

PARCEL XIX:

Being a portion of the Southwest Quarter (SW 1/4) of Section  17,
Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

COMMENCING at the Northwest Corner (NW Cor.) of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of said
Section 17, said point also being the centerline intersection of Valley View Boulevard and Viking Road;
THENCE along the centerline of Viking Road South 89 deg. 17' 11" East 1035.12 feet to the intersection of Viking Road and Highland Drive;
THENCE continuing South 89 deg. 17' 11" East 357.02 feet;
THENCE South 00 deg. 42' 48" West, 50.00 feet to the South right of way line of Viking Road and the POINT OF BEGINNING;
THENCE along the South right of way line of Viking Road South 89 deg. 17' 11" East, 76.26 feet to an angle point in the right of way of Viking Road.
THENCE along the Southeast right of way line of Cinder Lane North 49 deg. 44' 52" East, 405.07 feet to an angle point in the right of way of Cinder Lane;
THENCE North 33 deg. 33' 45" East, 132.26 feet;
THENCE departing said right of way line South 62 deg. 24' 58" East, 434.50 feet to the West right of way line of Union Pacific Railroad (200 feet wide);
THENCE  along said right of way line South 27 deg. 53' 21"  West,
591.60 feet;
THENCE  departing said right of way line North 62  deg.  06'  39"
West, 679.69 feet;
THENCE North 00 deg. 03' 46" East, 6.52 feet;
THENCE  North  49 deg. 44' 52" East, 44.32 feet to the  POINT  OF
BEGINNING.

                         SCHEDULE 1.01B

           CINDERLANE, INC. REAL PROPERTY DESCRIPTIONS



OLD PARCEL NO.    NEW PARCEL NO.             LEGAL DESCRIPTION
162-17-302-001   162-17-302-013       See Exhibit A
162-17-302-002   162-17-302-013       See Exhibit B
162-17-302-003   162-17-302-013       See Exhibit C, Parcel 1B
162-17-302-004   162-17-302-013       See Exhibit C, Parcel 1A
162-17-302-005   162-17-302-013       See Exhibit D (combined with description
                                      for APN: 162-17-302-006)
162-17-302-006   162-17-302-013       See Exhibit D (combined with description
                                      for APN: 162-17-302-005)
162-17-302-007   162-17-302-013       Exhibit E, Parcel 5
162-17-302-008   162-17-302-013       Exhibit F
162-17-302-009   162-17-302-013       Exhibit G, Parcel 2
162-17-302-010   162-17-302-013       Exhibit G, Parcel 1
162-17-302-011   162-17-302-013       Exhibit E, Parcel 6
162-17-302-012   162-17-302-013       Exhibit E, Parcels 1 through 4
162-17-303-010   162-17-303-013
162-17-303-011   162-17-303-013

                            EXHIBIT A

That  portion of the Northwest Quarter (NW 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, township 21 South, Range 61 East,
M.D.B. & M., described as follows:

Commencing at the Northeast Corner (NE Cor) of said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B & M., as the same appears on the Map of Survey recorded in File 17, of the Registered Professional Engineers Surveys at Page 12, Clark County, Nevada Records; thence South 0 deg. 04'30" West along the East line of said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, a distance of 111.12 feet to the true point of beginning, thence continuing south 0 deg. 04'30" West a distance of 230.00 to a point; thence North 62 deg. 21'53" West a distance of 174.59 feet to a point on the East Right-of-Way line of Highland Drive; thence North 46 deg. 07'19" East a distance of
215.00 feet to the true point of beginning.

                            EXHIBIT B

That  portion of the Northwest Quarter (NW 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B. & M., described as follows:

Commencing at the Northeast corner of said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B.&M., as the same appears on the map of survey recorded in File 17, Page 12 of the Registered Professional Engineer's Surveys, Clark County, Nevada, Official Records; Thence South 0 deg. 04'30" West along the East line of said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, a distance of 341.12 feet to the Southernmost corner of that Parcel conveyed by William F. Carter and Phylcon, Inc. to Franklin and McInnis in Document No. 794272, dated October 7, 1969, Clark County, Nevada, Official Records, said point being the True Point of Beginning; Thence continuing South 0 deg. 04'30"West, a distance of 139.00 feet to the Northeast corner of that certain Parcel of land conveyed to William F. Carter by Deed recorded August 25, 1970, as Document No. 45753, Clark County, Nevada Records. Thence North 62 deg. 21'53" West along the Northerly line thereof, a distance of 272.31 feet to the Easterly right of way line of Highland Drive as conveyed to the County of Clark by Deed recorded April 13, 1956 as Document No. 75287, Clark County, Nevada Records, said point being on a non-tangent curve, concave to the Southeast having a radius to
258.08  feet;  A radial line to said point bears  North  57  deg.
36'09"West; Thence along said East line and the arc of said curve; Through a central angle of 13 deg. 43'28", a distance of
61.96 feet to a point; Thence tangent to said curve North 46 deg. 07'19" East, a distance of 66.09 feet to the Westernmost corner of that parcel described hereinabove; Thence South 62 deg. 21'53" East, a distance of 174.59 feet to the True Point of Beginning.

                            EXHIBIT C

Parcel 1A:

That  portion of the Northwest Quarter (NW 1/4) of the  Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B.&M., described as follows:

Commencing at the Southeast corner of said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B.&M., as the same appears on the Map of Survey recorded in File 17, Page 12, of the Registered Professional Engineers Surveys, Clark County, Nevada Official Records; thence North 0 deg, 04'30" East along the East line of the said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, a distance of 66.1.03 feet more or less to the Southeast corner (SE) of that certain parcel of land conveyed by Edward A. Collins, et al. to William F. Carter, et al. by Deed recorded March 18, 1963 as Document 346364, Clark County, Nevada records; thence North 89 deg. 55'03" West along the South line of said conveyed parcel a distance of 131.70 feet to the True Point of Beginning; thence continuing North 89 deg. 55'03" West along the last mentioned South line a distance of 150.00 feet to a point on the East line of Highland Drive as conveyed to the County of Clark by Deed recorded April 13, 1956 as Document No. 75287, Clark County, Nevada records; thence North 0 deg. 08'58" East along said East line of Highland Drive a distance of 155.00 feet to a point; thence South 89 deg. 55'03" East and parallel to the South line of the said parcel conveyed by Document No. 346364, a distance of 150.00 feet to a point, thence South 0 deg. 08'58" West and parallel to the aforementioned East line of Highland Drive a distance of 155.00 feet to the True Point of Beginning.

Parcel 1B:

That  portion of the  Northwest Quarter (NW 1/4) of the Southwest
Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East,
M.D.B.&M., described as follows:

Commencing at the Northeast corner of said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.B.&M. as the same appears on the Map of Survey recorded in File 17, Page 12, of the Registered Professional Engineers Surveys, Clark County, Nevada, Official Records; thence South 0 deg. 04'30" West along the East line of said Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 17, a distance of 480.12 feet to the True Point of Beginning; thence continuing South 0 deg. 04'30" West a distance of 168.21 feet to the Southeast corner of that certain parcel of land conveyed by Edward A. Collins, et al. to William F. Carter, et al. by Deed recorded March 18, 1963 as Document No. 346364, Clark County, Nevada records; thence North 89 deg. 55'30" West along the South line thereof a distance of 131.70 feet to the Southeast corner of that certain parcel of land conveyed by Phylcon, Inc., et al, to Richard V. Elitee, et al, by Deed recorded September 19, 1969 as Document No. 786067, Clark County, Nevada records; thence North 0 deg. 08'58" East along the East line thereof a distance of 155.00 feet to the Northeast corner thereof; thence North 80 deg. 55'30" West along the North line of the "Elitee" parcel a distance of 150.00 feet to a point on the East line of Highland Drive as conveyed to the County of Clark, by Deed recorded April 13, 1956 as Document No. 75287, Clark County, Nevada records; thence North 0 deg. 08'58" East along the  East  line of Highland Drive a distance of 1.22  feet  to  a point on a tangent curve concave to the Southeast, having a radius of 258.68 feet; thence along the arc of said curve, through a central angle of 32 deg. 14'53" a distance of 145.59 feet to a point, a radial to said point bears North 57 deg.
36'09" West said point being the most westerly corner of that certain parcel of land as conveyed to Phylcon, Inc. by deed recorded August 25, 1970 as Document No. 45752, Clark County, Nevada records, thence departing from said curve South 62 deg. 21'53" East along the Southeasterly line of said "Phylcon" parcel, a distance of 272.31 feet to the True Point of Beginning.

                            EXHIBIT D

                        LEGAL DESCRIPTION

THAT  PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF THE  SOUTHWEST
QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST,
M.D.B.& M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE NORTH 0 DEG. 10'14" EAST ALONG THE EAST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID
SECTION 17, A DISTANCE OF 314.03 FEET TO THE NORTHEAST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY OSCAR J. SCHERER, ET AL, BY DEED RECORDED MARCH 8, 1960 AS DOCUMENT NO. 190425, CLARK COUNTY, NEVADA RECORDS, THE TRUE POINT OF BEGINNING; THENCE NORTH 89 DEG. 49'46" WEST ALONG THE NORTH LINE OF SAID CONVEYED PARCEL, A DISTANCE OF 282.58 FEET TO A POINT ON THE EAST LINE OF THAT CERTAIN PARCEL OF LAND CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES BY DEED RECORDED AS DOCUMENT NO. 75287, CLARK COUNTY, NEVADA RECORDS; THENCE NORTH 0 DEG. 10'14" EAST ALONG THE LAST MENTIONED EAST LINE, A DISTANCE OF 350.00 FEET TO A POINT; THENCE SOUTH 89(49'46" EAST A DISTANCE OF 282.58 FEET TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE SOUTH 0 DEG. 10'14" WEST ALONG THE LAST MENTIONED EAST LINE A DISTANCE OF 350.00 FEET TO THE TRUE POINT OF BEGINNING.

                            EXHIBIT E

PARCEL ONE (1):

THE EAST HALF (E 1/2) OF THE SOUTHWEST QUARTER (S 1/4) OF SECTION
17,  TOWNSHIP  21  SOUTH,  RANGE 61 EAST,  M.D.M.,  DESCRIBED  AS
FOLLOWS:

BEGINNING AT THE SOUTHWEST (SW) CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M.;
THENCE SOUTH 0 DEG. 18' WEST AND ALONG THE WEST LINE OF THE EAST HALF (E 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17, A DISTANCE OF 17.94 FEET TO A POINT;
THENCE NORTH 49 DEG. 53' 30" EAST, A DISTANCE OF 294.31 FEET TO A
POINT;
THENCE NORTH 40 DEG. 06' 30" WEST, A DISTANCE OF 185.60 FEET TO A
POINT;
THE LAST DESCRIBED LINE BEING PARALLEL APPROXIMATELY 17.14 FEET FROM THE CENTERLINE OF AN EXISTING RAILROAD SPUR TRACK;
THENCE NORTH 89 DEG. 48' 30" WEST, A DISTANCE OF 98.00 FEET TO A POINT IN THE WEST LINE OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17;
THENCE SOUTH 0 DEG. 18' WEST AND ALONG THE WEST LINE OF THE SAID NORTHEAST QUARTER (NE 1/4) OF SECTION 17, A DISTANCE OF 314.03 FEET TO THE POINT OF BEGINNING.

PARCEL TWO (2):

THAT  PORTION  OF THE SOUTHWEST QUARTER (SW 1/4) OF  SECTION  17,
TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17;
THENCE SOUTHERLY ALONG THE EAST LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17, A DISTANCE OF 236.2 FEET TO A POINT ON THE NORTHWESTERLY LINE OF THE L.A. & S.L. (UNION PACIFIC) RAILROAD RIGHT OF WAY LINE 200.00 FEET WIDE;
THENCE SOUTH 28 DEG. 12' WEST, ALONG THE SAID RIGHT OF WAY LINE, A DISTANCE OF 1,644.81 FEET TO A POINT;
THENCE NORTH 61 DEG. 48' WEST, A DISTANCE OF 679.40 FEET TO A POINT ON THE WEST LINE OF THE EAST HALF (E 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17;
THENCE NORTH 1 DEG. 18'EAST, ALONG THE SAID WEST LINE, A DISTANCE OF 6.54 FEET TO THE TRUE POINT OF BEGINNING;
THENCE CONTINUING NORTH 1 DEG. 18' EAST, DISTANCE OF 53.33 FEET TO THE MOST SOUTHERLY CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY CINDERLITE, INC., TO ATLAS READY-MIX CONCRETE CO. BY DEED RECORDED MARCH 4, 1955 AS DOCUMENT NO. 37897, CLARK COUNTY, NEVADA RECORDS;
THENCE NORTH 49 DEG. 53'30" EAST, ALONG THE SOUTHEASTERLY LINE OF THE SAID CONVEYED PARCEL, A DISTANCE OF 294.31 FEET TO A POINT; THENCE SOUTH 40 DEG. 06'30" EAST, A DISTANCE OF 40.00 FEET TO A POINT;
THENCE SOUTH 49 DEG. 53'30" WEST, A DISTANCE OF 329.59 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL THREE (3)

THAT  PORTION  OF THE SOUTHWEST QUARTER (SW 1/4) OF  SECTION  17,
TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST (NE) CORNER OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17;
THENCE SOUTHERLY ALONG THE EAST LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17, A DISTANCE OF 236.2 FEET TO A POINT ON THE NORTHWESTERLY LINE OF THE L.A. & S.L. (UNION PACIFIC) RAILROAD RIGHT OF WAY LINE 200.00 FEET WIDE;
THENCE SOUTH 28 DEG. 12' WEST ALONG THE SAID RIGHT OF WAY LINE, A DISTANCE OF 1,644.81 FEET TO A POINT;
THENCE NORTH 61 DEG. 48'WEST, A DISTANCE OF 679.40 FEET TO A POINT ON THE WEST LINE OF THE EAST HALF (E 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17;
THENCE NORTH 1 DEG. 18' EAST, ALONG THE SAID WEST LINE, A DISTANCE OF 59.87 FEET TO THE MOST SOUTHERLY CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY CINDERLITE, INC. TO ATLAS READY-MIX CONCRETE CO., BY DEED RECORDED MARCH 4, 1955 AS DOCUMENT NO. 37897, CLARK COUNTY, NEVADA RECORDS;
THENCE NORTH 49 DEG. 53'30" EAST, ALONG THE SAID SOUTHEASTERLY LINE, A DISTANCE OF 294.31 FEET TO THE MOST EASTERLY CORNER OF THE SAID CONVEYED PARCEL, THE TRUE POINT OF BEGINNING;
THENCE NORTH 40 DEG. 06'30" WEST, A DISTANCE OF 120.04 FEET TO  A
POINT;
THENCE SOUTH 89 DEG. 48'30" EAST, A DISTANCE OF 11.39 FEET  TO  A
POINT;
THENCE SOUTH 40 DEG. 06'30" EAST, A DISTANCE OF 152.67 FEET TO  A
POINT;
THENCE  SOUTH 49 DEG. 53'30" WEST, A DISTANCE OF 8.69 FEET  TO  A
POINT;
THENCE NORTH 40 DEG. 06'30" WEST, A DISTANCE OF 40.00 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FOUR (4)

THAT  PORTION  OF THE SOUTHWEST QUARTER (SW 1/4) OF  SECTION  17,
TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M. DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST (NE) CORNER OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 17;
THENCE SOUTHERLY ALONG THE EAST LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17, A DISTANCE OF 236.2 FEET TO A POINT ON THE NORTHWESTERLY LINE OF THE L.A. & S.L. (UNION PACIFIC) RAILROAD RIGHT OF WAY LINE 200.00 FEET WIDE;
THENCE SOUTH 28 DEG. 12' WEST, ALONG THE SAID RIGHT OF WAY LINE, A DISTANCE OF 1,644.81 FEET TO A POINT;
THENCE NORTH 61 DEG. 48' WEST, A DISTANCE OF 679.40 FEET TO A POINT ON THE WEST LINE OF THE EAST HALF (E 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17;
THENCE NORTH 1 DEG. 18' EAST, ALONG THE SAID WEST LINE, A DISTANCE OF 6.54 FEET TO A POINT;

THENCE NORTH 49 DEG. 53'30" EAST, A DISTANCE OF 358.28 FEET TO THE TRUE POINT OF BEGINNING;
THENCE NORTH 40 DEG. 60'30" WEST, A DISTANCE OF 135.72 FEET TO A POINT; THENCE SOUTH 89 DEG. 48'30" EAST, A DISTANCE OF 205.45 FEET TO A POINT; THENCE SOUTH 34 DEG. 07' WEST, A DISTANCE OF
10.42 FEET TO A POINT; THENCE SOUTH 49 DEG. 53'30" WEST, A DISTANCE OF 146.63 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER  WITH THAT PORTION OF VACATED CINDER LANE AS VACATED  BY
THAT ORDER OF VACATION, RECORDED DECEMBER 31, 1990 IN BOOK 901231
AS DOCUMENT NO. 00493 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

PARCEL A

COMMENCING AT THE CENTER ONE QUARTER CORNER (C 1/4) OF THE ABOVE DESCRIBED SECTION 17; THENCE SOUTHERLY ALONG THE EAST LINE OF THE SAID SOUTHWEST QUARTER (SW 1/4) OF SECTION 17, A DISTANCE OF
236.2 FEET TO A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY LINE OF THE LOS ANGELES AND SALT LAKE (UNION PACIFIC) RAILROAD RIGHT-OF-WAY (200.00 FEET WIDE); THENCE SOUTH 28 DEG. 12' WEST, A DISTANCE OF 1,644.81 FEET TO A POINT; THENCE NORTH 61 DEG. 48' WEST, A DISTANCE OF 632.17 FEET; THENCE CONTINUING NORTH 61 DEG. 48' WEST A DISTANCE OF 48'54 FEET TO A POINT ON THE WEST LINE OF THE EAST ONE-HALF (E 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID
SECTION 17; THENCE NORTH 1 DEG. 18' EAST, A DISTANCE OF 6.54 FEET TO A POINT; THENCE NORTH 49 DEG. 53'30" EAST, ALONG THE WEST RIGHT-OF-WAY LINE OF CINDER LAND A DISTANCE OF 504.91 FEET TO A POINT; THENCE NORTH 34 DEG. 07' EAST, ALONG SAID WEST LINE A DISTANCE OF 10.42 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 89 DEG. 48'30" WEST, A DISTANCE OF 243.06 FEET TO A POINT; THENCE NORTH 40 DEG. 06'30" WEST, A DISTANCE OF 65.56 FEET TO A POINT; THENCE SOUTH 89 DEG. 48'30" EAST, A DISTANCE OF 319.09 FEET MORE OR LESS TO A POINT ON THE WEST RIGHT-OF-WAY LINE OF CINDER LANE; THENCE SOUTH 34 DEG. 07' WEST, A DISTANCE OF 60.26 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B

COMMENCING AT THE CENTER ONE QUARTER CORNER (C 1/4) OF THE ABOVE DESCRIBED SECTION 17; THENCE SOUTHERLY ALONG THE EAST LINE OF THE SAID SOUTHWEST QUARTER (SW 1/4) OF SECTION 17, A DISTANCE OF
236.2 FEET TO A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY LINE OF THE LOS ANGELES AND SALT LAKE (UNION PACIFIC) RAILROAD RIGHT-OF-WAY (200.00 FEET WIDE); THENCE SOUTH 28 DEG. 12' WEST, A DISTANCE OF 1,644.81 FEET TO A POINT; THENCE NORTH 61 DEG. 48' WEST, A DISTANCE OF 632.17 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING NORTH 51 DEG. 48' WEST, A DISTANCE OF 48.54 FEET TO A POINT ON THE WEST LINE OF THE EAST ONE-HALF (E 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17, THENCE NORTH 01 DEG. 18' EAST, A DISTANCE OF 6.54 FEET TO A POINT; THENCE NORTH 49 DEG. 53'30" EAST, A DISTANCE OF 504.91 FEET TO A POINT; THENCE NORTH 34 DEG. 07' EAST, A DISTANCE OF 10.42 FEET TO A POINT; THENCE SOUTH 89 DEG. 48'30" EAST, A DISTANCE OF 60.26 FEET TO A POINT ON THE EAST LINE OF CINDER LANE; THENCE SOUTH 34 DEG. 07' WEST ALONG SAID EAST RIGHT-OF-WAY LINE A DISTANCE OF 50.92 FEET TO A POINT; THENCE SOUTH 49 DEG. 53'30" WEST, A DISTANCE OF
498.21 FEET TO THE TRUE POINT OF BEGINNING.

(EXCEPTING  THAT  WHICH  IS  ALREADY IN  PRIVATE  OWNERSHIP,  AND
ADDRESSING  THE  10.84 FOOT WIDE SILVER ADJACENT  TO  "CINDERLITE
PROPERTY")

COMMENCING AT THE CENTER ONE QUARTER CORNER (C 1/4), OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA;
THENCE SOUTHERLY ALONG THE EAST LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17, A DISTANCE OF 236.2 FEET MORE OR LESS TO A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY LINE OF THE UNION PACIFIC RAILROAD (200.00 FEET WIDE); THENCE SOUTH 28 DEG. 12' WEST, ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE 1,644.81 FEET; THENCE NORTH 61 DEG. 48' WEST, 632.17 FEET; THENCE CONTINUING NORTH 61 DEG. 48' WEST, 10.84 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 49 DEG. 53'30" EAST, 81.25 FEET; THENCE NORTH 89 DEG. 16'40" WEST, 61.08 FEET;
THENCE SOUTH 49 DEG. 53'30" WEST, 44.64 FEET; THENCE SOUTH 01 DEG. 18' WEST, 6.54 FEET; THENCE SOUTH 61 DEG. 48' EAST, 37.70 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FIVE (5):

THAT  PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF THE  SOUTHWEST
QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST,
M.D.M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH WEST CORNER OF THE NORTHEAST CORNER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE SOUTH 1 DEG. 18' WEST LINE THEREOF A DISTANCE OF 660.06 FEET TO THE NORTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY OLY T. EDGELL ET UX, TO D.G. LORENZI BY DEED RECORDED JANUARY 28, 1947, AS DOCUMENT NO. 245079, CLARK COUNTY, NEVADA RECORDS, THE TRUE POINT OF BEGINNING;
THENCE SOUTH 89 DEG. 23' EAST A DISTANCE OF 245.0 FEET TO A POINT; THENCE SOUTH 1 DEG. 18' WEST AND PARALLEL TO THE SAID WEST LINE A DISTANCE OF 327.12 FEET MORE OR LESS TO A POINT ON THE SOUTH LINE OF THE SAID CONVEYED PARCEL;
THENCE NORTH 89 DEG. 48'30" WEST A DISTANCE OF 245.00 TO A POINT ON THE SAID WEST LINE;
THENCE NORTH 1 DEG. 18' EAST A DISTANCE OF 330.77 FEET MORE OR LESS, TO THE TRUE POINT OF BEGINNING.

EXCEPTING   THEREFROM   THAT   PORTION   CONVEYED   TO   MCKELLER
DEVELOPMENT, INC. BY DEED RECORDED JULY 12, 1984 IN BOOK 1954  AS
DOCUMENT   NO.   1913693,  OFFICIAL  RECORDS   AND   BEING   MORE
PARTICULARLY DESCRIBED AS FOLLOWS:

THAT  PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF THE  SOUTHWEST
QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST,
M.D.M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER (NW COR) OF SAID NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4); THENCE ALONG THE WEST LINE OF SAID NORTHEAST QUARTER (NE 1/4) SOUTHWEST QUARTER (SW 1/4) SOUTH 00 DEG. 04'56" WEST 660.00 FEET TO THE CORNER OF THE PROPERTY AS DESCRIBED IN A DEED, DOCUMENT NUMBER 297301, DATED SEPTEMBER 24, 1948 AND THE POINT OF BEGINNING; THENCE SOUTH 88 DEG. 54'40" EAST 245.00 FEET PARALLEL TO, AND
660.00 FEET DISTANT FROM THE NORTH LINE OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4);
THENCE  SOUTH  00 DEG. 04'56"WEST, 13.58 FEET TO A  POINT  ON  AN
EXISTING FENCE LINE;
THENCE NORTH 89 DEG. 44'32" WEST 244.96 FEET ALONG SAID FENCE LINE TO A 2 INCH IRON PIPE TAGGED "2984" AS SHOWN IN A RECORD OF SURVEY IN FILE 5 AT PAGE 50 OF THE OFFICE RECORDS OF CLARK
COUNTY,  SAID  POINT  BEING ON THE WEST  LINE  OF  THE  NORTHEAST
QUARTER  (NE  1/4)  OF THE SOUTHWEST QUARTER  (SW  1/4)  OF  SAID
SECTION 17;
THENCE NORTH 00 DEG. 04'56" WEST 17.13 FEET ALONG THE SAID WEST LINE OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 17, TO THE POINT OF BEGINNING.

PARCEL SIX (6)

THAT  PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF THE  SOUTHWEST
QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST,
M.D.M., DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE NORTH 89 DEG. 32'06" WEST ALONG THE SOUTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHWEST QUARER (SW 1/4) OF SAID SECTION 17 A DISTANCE OF 282.58 FEET TO A POINT ON THE EAST LINE OF THAT CERTAIN PARCEL OF LAND CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES BY DEED RECORDED AS DOCUMENT NO. 75287, CLARK COUNTY, NEVADA OFFICIAL RECORDS;
THENCE NORTH 0 DEG. 10'14" EAST ALONG THE SAID EAST LINE A DISTANCE OF 315.48 FEET TO A POINT;
THENCE SOUTH 89 DEG. 49'46"EAST A DISTANCE OF 282.58 FEET TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17;
THENCE SOUTH 0 DEG. 10'14" WEST ALONG THE SAID EAST LINE A DISTANCE OF 314.00 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH AND RESERVING FROM THE ABOVE MENTIONED PARCELS, THOSE EASEMENTS AND RESERVATIONS AS SET FORTH IN DEEDS RECORD ON MARCH 4, 1955 IN BOOK 44, DOCUMENT NO. 37897 AND ON MAY 11, 1955 IN BOOK 55, DOCUMENT NO. 46884, 46895 AND DOCUMENT NO. 46886 AND ON APRIL 4, 1958 IN BOOK 157, DOCUMENT NO. 128079 AND ON JULY 25, 1968 IN BOOK 888 AS DOCUMENT NO. 713127, OF OFFICIAL RECORDS.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND AS CONVEYED TO MARCER DEVELOPMENT-NEVADA, INC., A NEVADA CORPORATION BY THAT
GRANT, BARGAIN, SALE DEED RECORDED DECEMBER 15, 1989 IN BOOK 891215 A DOCUMENT NO. 00612 OF OFFICIAL RECORDS, BEING DESCRIBED AS FOLLOWS:

THAT  PORTION  OF THE SOUTHWEST QUARTER (SW 1/4) OF  SECTION  17,
TOWNSHIP  21  SOUTH,  RANGE 61 EAST,  M.D.B.  &  M.,  BEING  MORE
PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE SOUTHERLY ALONG THE EAST LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17, A DISTANCE OF
236.20 FEET TO A POINT ON THE NORTHWESTERLY LINE OF THE L.A. AND S.L. (UNION PACIFIC) RAILROAD RIGHT-OF-WAY LINE (200.00 FEET
WIDE); THENCE SOUTH 28 DEG. 12'00" WEST ALONG THE SAID RIGHT-OF-WAY LINE A DISTANCE OF 1,644.81 FEET TO A POINT; THENCE NORTH 62 DEG. 05'41" WEST A DISTANCE OF 679.68 FEET TO A POINT; THENCE NORTH 00 DEG. 03'46" EAST A DISTANCE OF 6.54 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING NORTH 00 DEG. 03'46" EAST A DISTANCE OF 79.33 FEET TO THE SOUTHWEST 1/16TH CORNER OF SAID
SECTION 17; THENCE SOUTH 89 DEG. 16'40" EAST ALONG SAID SIXTEENTH SECTION LINE A DISTANCE OF 91.95 FEET TO A POINT; THENCE SOUTH 49 DEG. 39'16" WEST A DISTANCE OF 120.75 FEET TO THE TRUE POINT OF BEGINNING.

FURTHER EXCEPTING THEREFROM ANY PORTION OF SAID LAND LYING WITHIN
A PUBLICLY DEDICATED ROADWAY.

                            EXHIBIT F

THAT  PORTION  OF  THE  NORTHEAST (NE) CORNER  OF  THE  SOUTHWEST
QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST,
M.D. & M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST (NW) CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 17 THENCE SOUTH 1 DEG. 16' WEST ALONG THE WEST LINE THEREOF TO A DISTANCE OF 660.06 FEET TO THE NORTHWEST (NW) CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY OLY T. EDGELL ET UX TO D.G. LORENZI BY DEED RECORDED JANUARY 28, 1947 AS DOCUMENT NO. 245079, CLARK COUNTY, NEVADA RECORDS THENCE SOUTH 89 DEG. 23' EAST ALONG THE NORTH LINE OF THE SAID CONVEYED PARCEL A DISTANCE OF 245.00 FEET TO THE POINT OF BEGINNING; THENCE, CONTINUING SOUTH 89 DEG. 23' EAST ALONG THE NORTH OF THE SAID CONVEYED PARCEL A DISTANCE OF
384.8 FEET TO A POINT ON THE WEST LINE OF AN EXISTING ACCESS ROAD (50 FEET WIDE); THENCE SOUTH 34 DEG. 07" WEST ALONG THE LAS MENTIONED WEST LINE A DISTANCE OF 71.50 FEET TO A POINT; THENCE
NORTH 89 DEG. 23' WEST A DISTANCE OF 346.05 FEET TO A POINT; THENCE NORTH 1 DEG. 18' EAST A DISTANCE OF 59 DEG. 53' TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH AN UNDIVIDED 1/72ND INTEREST IN AND TO THE ARTISAN WELL AND THE WATER THERE AND THEREFROM FOR WELL IS LOCATED APPROXIMATELY NORTH 46 DEG. 53' WEST 49 FEET FROM THE SOUTHWEST
(SW) CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST M.D.B.&M.

RESERVING THEREFROM A RIGHT OF WAY AND EASEMENT FOR ROAD PURPOSES
WITH  RIGHT OF EGRESS AND INGRESS OVER AND ACROSS THE WEST  20.00
FEET THEREOF.

                            EXHIBIT G


PARCEL ONE (1):

THAT PORTION OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D
& M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE SOUTH 1 DEG. 18' WEST ALONG THE WEST LINE THEREOF A DISTANCE OF
990.83 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY OLY T. EDGELL ET. UX, TO D.G. LORENZI BY DEED RECORDED JANUARY 29, 1947 AS DOCUMENT NO. 245079, CLARK COUNTY, NEVADA RECORDS.
THENCE SOUTH 89 DEG. 48'30" EAST ALONG THE SOUTH LINE OF THE SAID CONVEYED PARCEL A DISTANCE OF 245.00 FEET TO THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 89 DEG. 48'30" EAST ALONG THE SOUTH LINE OF THE SAID CONVEYED PARCEL A DISTANCE OF 172.09 FEET TO A POINT ON THE WEST LINE OF AN EXISTING ACCESS ROAD (50 FEET WIDE); THENCE NORTH 34 DEG. 07' EAST ALONG THE LAST MENTIONED WEST LINE A DISTANCE OF 200.00 FEET TO A POINT;
THENCE NORTH 89 DEG. 51'20" WEST A DISTANCE OF 280.51 FEET  TO  A
POINT;
THENCE SOUTH 1 DEG. 18' WEST A DISTANCE OF 165.75 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TWO (2)

THAT  PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF THE  SOUTHWEST
QUARTER (SW 1/4) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST,
M.D. & M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE SOUTH 1 DEG. 18' WEST ALONG THE WEST LINE THEREOF A DISTANCE OF
660.06 FEET TO THE NORTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY OLY T. EDGELL, ET. UX, TO D.C. LORENZI BY DEED RECORDED JANUARY 28, 1947, AS DOCUMENT NO. 245079, CLARK COUNTY, NEVADA RECORDS;
THENCE SOUTH 89 DEG. 23' EAST ALONG THE NORTH LINE OF THE SAID CONVEYED PARCEL A DISTANCE OF 245.00 FEET TO A POINT; THENCE SOUTH 1 DEG. 18' WEST A DISTANCE OF 59.63 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY CINDERLITE, INC. TO GEORGE W. PHILLIPS ET UX. BY DEED RECORDED JANUARY 26,
1955 AS DOCUMENT NO. 33158, CLARK COUNTY, NEVADA RECORDS, THE TRUE POINT OF BEGINNING;
THENCE SOUTH 1 DEG. 18' WEST A DISTANCE OF 101.72 FEET MORE OR LESS TO THE NORTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED BY CINDERLITE TO E.M. THOMAS BY DEED RECORDED OCTOBER 19, 1954 AS DOCUMENT NO. 22954, CLARK COUNTY, NEVADA RECORDS;

THENCE SOUTH 89 DEG. 51'20" EAST A DISTANCE OF 280.51 FEET MORE OR LESS TO THE NORTHEAST CORNER OF THE LAST MENTIONED CONVEYED PARCEL;
THENCE NORTH 34 DEG. 07' EAST A DISTANCE OF 119.16 FEET MORE OR LESS TO THE SOUTHEAST CORNER OF THE PREVIOUSLY MENTIONED PARCEL CONVEYED TO PHILLIPS;
THENCE NORTH 89 DEG. 23' WEST A DISTANCE OF 346.05 FEET MORE OR LESS TO THE TRUE POINT OF BEGINNING.

SCHEDULE 1.01C - DESCRIPTION OF THE PROPOSED RIO EXPANSION

The  Proposed  Rio  Expansion consists  of  improvements  to  the existing hotel and casino and Phase I of the development of the 43 acres of land adjacent to the Existing Hotel and Casino property. Phase I includes an entertainment/meeting/special event/convention center, a complex of approximately nine "Palazzo" suites, a restaurant serving Chinese cuisine, a parking valet structure, approximately 10,000 square feet of retail space, an expanded outdoor entertainment area with an additional swimming pool, additional exhibition space in the Masquerade
Village, an expansion of the Shutters premium gaming lounge, creation of a concierge suite level in both of the existing hotel towers, an expansion of the spa and completion of a road providing access from the property to the Las Vegas Strip development.

                          SCHEDULE 2.01

                      RIO PROPERTIES, INC.
   $275,000,000 AMENDED AND RESTATED REVOLVING CREDIT FACILITY


                  Bank                                   Amount        Pro Rata Share*

Bank of America National Trust and Savings Association  $ 45,000,000   16.3636363%
Bank of American Nevada                                 $ 15,000,000    5.4545454%
Wells Fargo Bank, N.A.                                  $ 41,500,000   15.0909090%
Societe Generale                                        $ 41,500,000   15.0909090%
First Security Bank, N.A.                               $ 31,000,000   11.2727272%
The First National Bank of Chicago                      $ 22,000,000    8.0000000%
U.S. Bank, National Association                         $ 22,000,000    8.0000000%
Bank of Scotland                                        $ 22,000,000    8.0000000%
PNC Bank, National Association                          $ 20,000,000    8.0000000%
Bank of Hawaii                                          $ 15,000,000    5.4545454%


                    Total                               $275,000,000  100.000000%

* repeating decimals


                          SCHEDULE 5.05
                           LITIGATION

      1. Complaints were filed on May 10, 1994 in the United States District Court for the Middle District of Florida (subsequently transferred to the United States District Court for the District of Nevada, Southern Division), on April 26, 1994 in the United States District Court for the Middle District of Florida (subsequently transferred to the United States District Court for the District of Nevada, Southern Division) and September 26, 1995 in the United States District Court for the District of Nevada, Southern Division. Plaintiffs in these actions, each purportedly representing a class, filed complaints against manufacturers, distributors and casino operators of video poker and electronic slot machines, including the Company, alleging that the defendants have engaged in a course of conduct intended to induce persons to play such games based on a false belief concerning how the gaming machines operate, as well as the extent to which there is an opportunity to win on a given play. The complaints charge defendants with violations of the Racketeer Influenced and Corrupt Organizations Act, as well as claims of common law fraud, unjust enrichment and negligent misrepresentation, and seek damages in excess of $1 billion without any substantiation of that amount. The Company filed motions to dismiss the complaints. The Nevada District Court dismissed the complaints, granting leave to plaintiffs to re-file, and denying as moot all other pending motions, including those of the Company. The plaintiffs filed an amended complaint on or about May 31, 1996. Subsequently, the United States District Court of Nevada consolidated the actions (and one other action styled WILLIAM POOLS V. AMERICAN FAMILY CRUISE LINE, N.V. ET AL., Case No. CV -S-95-936-LDG (RLH), in which the Company is not a named defendant), ordered Plaintiffs to file a consolidated amended complaint on or before February 14, 1997, and ordered all defense motions, including those of the Company, withdrawn without prejudice. The parties have established a steering committee to address motion practice, scheduling and discovery matters. Plaintiffs filed their consolidated amended complaint on February 14, 1997. The Company renewed its motions to dismiss and joined in motions to dismiss filed by other defendants. In late December 1997, the Court granted in part and denied in part Defendants' Motions to Dismiss for Failure to Plead Fraud with Particularity and for Failure to State a Claim; granted in part and denied in part Defendants' Motion to Strike Changes Made in Plaintiffs' Consolidated Amended Complaint; denied Cruise Ship Defendant's Motion to Dismiss for Lack of Subject Matter Jurisdiction; denied Defendant Princess Hotel's Motion to Dismiss Under the Act of State Doctrine; and denied Defendants' Motion for a Stay on Primary Jurisdiction and Abstention Grounds. In addition, the United States District Court of Nevada requested additional briefing from the parties with respect to Defendants' Motion to Dismiss for Lack of Personal Jurisdiction. Plaintiffs filed their Second Consolidated Amended Complaint on or about January 8, 1998. The Answer to the Second Consolidated Amended Complaint is due on or before January 28, 1998. Management believes that the substantive allegations in the Complaints are without merit and intends vigorously to defend the allegations.

      2. On May 5, 1995, a purported class action lawsuit was filed in the United States District Court for the District of New Jersey (Camden Division). The Company, together with 76 other casino operators and others, is named as a defendant in the action. The action, purportedly brought on behalf of "card counters," alleges that the casino operators exclude "card counters" from play and share information about "card counters." The action is based on alleged violations of federal antitrust law, the Fair Credit Reporting Act and various state consumer protection laws. The amount of damages sought by the plaintiffs in the action is unspecified. The Company has made a motion to dismiss the complaint. The court has not yet ruled on the motion. Management believes that the complaint is without merit and the Company intends vigorously to defend the allegations.

      3. On March 27, 1996, a complaint in a purported class action lawsuit was filed in the Superior Court of California, County of San Diego, against a number of gaming entities, including the Company. The complaint, which is primarily a narrower version of the other class action suits filed

SCHEDULE 5.05
LITIGATION
PAGE 2 OF 3

against the gaming industry, alleges that the defendants have engaged in a course of conduct intended to induce persons to play gaming devices based on a false belief concerning how the gaming machines operate, as well as the extent to which there is an opportunity to win on a given play. The Company joined in an attempt to remove the case to federal court which was not successful. The Company filed a motion to dismiss the complaint for lack of personal jurisdiction. The motion is pending. In the interim, several defendants which did not have jurisdiction motions filed a motion to demur, arguing that the action should not be considered by the California court because the matter is relegated to the Nevada regulatory system pursuant to the Commerce Clause of the U.S. Constitution. After a hearing conducted on July 11, 1997, the court sustained the demur without leave to amend. Although the Company is still technically a defendant in the case, management believes that the court's ruling will be applied to all defendants and the Company will be dismissed from the action. In addition, management believes that the complaint is without merit and the Company intends vigorously to defend the allegations.

      4. On December 27, 1996, a purported stockholder derivative action was filed in the United States District Court for the District of Nevada, against the Company as a nominal defendant, five of the Company's directors, Marnell Corrao and Marnell Chartered. The complaint alleges that pursuant to construction contracts and architectural contracts with Marnell Corrao and Marnell Chartered, respectively, the Company paid unfair amounts in exchange for the services provided. The complaint alleges breach of fiduciary duty by each of the director defendants and seeks rescission of the contracts, damages to compensate the Company to the extent that contract amounts are unfair to the Company, and injunctive relief prohibiting the Company from entering into similar contracts with Mr. Marnell or entities which he controls. On January 27, 1997, the Company and the director defendants filed a motion to dismiss and a joinder in the Company's motion to dismiss. On April 21, 1997, the United States District Court of Nevada entered an order denying the motion to dismiss of the Company and the individual directors, and granting the motion to dismiss of Marnell Corrao and Marnell Chartered. The Company and the remaining defendants have filed an answer to the complaint and discovery proceedings have not yet begun.

      5. On June 10, 1997, the Company filed a complaint in the United States District Court for the District of Nevada entitled RIO PROPERTIES, INC. V. ROBERT P. BAKER. The complaint seeks a declaration from the court that the use of the term "suite" is not misleading under either the federal trademark act or California's advertising code. Subsequently, on July 16, 1997, Mr. Baker filed a related action in California state court entitled ROBERT P. BAKER V. RIO PROPERTIES, INC., ET AL., which was removed to federal court in California. Mr. Baker alleges that the use of the term "all-suite" in advertising directed into California is misleading and violates California law on the grounds that the Rio's rooms are not partitioned. Mr. Baker unsuccessfully sought to have the Nevada action dismissed in favor of the California litigation. The parties have now stipulated to have the California action dismissed and proceed in the Nevada court. Mr. Baker filed a counterclaim in the Nevada action seeking compensatory damages under California's advertising code for all California residents who have stayed in any of the Rio's accommodations, injunctive relief prohibiting use of the term "suite" by Rio to describe its accommodations and other relief deemed appropriate by the court. Management believes Mr. Baker's claims are without merit and the Company will vigorously pursue the declaratory relief action and defend the counterclaim.

      6. Two lawsuits have been filed against a number of entities, including the Company, which have been designated "Seven Hills Golf Course Litigation" by the Clark County, Nevada, District Court (the "Nevada District Court"). The cases are as follows: On October 15, 1997, a First Amended Complaint in a purported class action lawsuit (MARSHALL F. DANIEL, ET AL. V. AMERICAN NEVADA CORPORATION, ET AL., Case No. A377489) was filed in the Nevada District Court, seeking damages,

SCHEDULE 5.05
LITIGATION
PAGE 3 OF 3

declaratory relief and imposition of a constructive trust. On September 18, 1997, a First Amended Complaint (THE HELMER COMPANY OF NEVADA VS. SILVER CANYON PARTNERSHIP, ET AL., Case No. 377455) was filed in the Nevada District Court, seeking damages for fraud, deceit, promissory estoppel, injunctive relief, breach of contract and declaratory relief (the "Helmer Action"). These cases arise out of the Company's purchase of golf course property currently known as the Rio Secco Golf Club, which the Company purchased as an amenity for the customers of the Rio Suite Hotel & Casino (the "Rio Customers"). Plaintiffs allege that the Company violated the relevant CC&R's in purchasing the golf course and is required to open the course to non-Rio Customers. Plaintiffs are claiming that their interests run with the land, which the Company denies. Plaintiff in the HELMER Action filed a Motion for Preliminary Injunction asking the Nevada District Court to require that the Company open the golf course for play to non-Rio Customers. Prior to the date set for the hearing on preliminary injunction, the Company issued a press release opening the golf course for play to non-Rio Customers, which rendered the Motion for Preliminary Injunction moot. The Company agreed to keep the course open to non-Rio Customers pending final adjudication of the lawsuits as to the Company. At the date of the last court hearing, the Nevada District Court clarified the case management order to provide for a trial date of September 14, 1998, at which time the issues of local, public or private access to the golf course will be decided by the court, along with all equitable issues in the case. Any and all damage issues would be reserved for a later hearing. Management believes that the substantive allegations in the complaints are without merit and that, aside from its own legal fees and potential exposure for the legal fees of certain plaintiffs, there is no liability or exposure for money damages from any of the claims for relief brought against it. Accordingly, management intends vigorously to defend the Company against all allegations, and is confident of a favorable result.

                          SCHEDULE 5.07
                              ERISA


      1.    Rio  Suite Hotel  and  Casino  Employee  Retirement
Savings Plan dated January 1, 1991 (401K - unqualified).

                           SCHEDULE 5.11
           INDEBTEDNESS NOT SHOWN ON FINANCIAL STATEMENTS



PARTY                               AMOUNT                 DESCRIPTION
Rio Development Company, Inc.       $8,000,000             Note payable, interest payable monthly based
                                                           on the prime rate, quarterly principal payments
                                                           of $400,000 commencing May 31, 1998 with any
                                                           remaining balance due May 31, 2000

Rio Development Company, Inc.       $3,817,961             Construction loan agreement, secured by a
                                                           first deed of trust on the Rio Secco Golf
                                                           Club real property, to be increased to a
                                                           maximum of $6,000,000 upon completion of the
                                                           golf course clubhouse at which time it will
                                                           convert to a standing loan payable in 60
                                                           monthly installments together with interest
                                                           at LIBOR plus 2.5%

Rio Development Company, Inc.       $631,154 (as of        Assumption from seller of two leases with
                                    December 31, 1997)     First Security Leasing as part of the
                                                           acquisition of the Rio Secco Golf Club

Cinderlane, Inc.                    $6,063                 Assumption of a special improvement district
                                                           bond in the amount of $6,063 at 6.3%



                          SCHEDULE 5.12
                          ENVIRONMENTAL


                              None.

                          SCHEDULE 5.19
               SUBSIDIARIES AND EQUITY INVESTMENTS


         PERSON                  JURISDICTION          DIRECT OWNER                 PERCENTAGE
                                   IN WHICH                                             OF
                                  ORGANIZED                                          OWNERSHIP
Rio Hotel & Casino, Inc.            Nevada                  ---                         ---

                                         SUBSIDIARIES

Rio Properties, Inc.                Nevada            Rio Hotel & Casino, Inc.         100%
Rio Leasing, Inc.                   Nevada            Rio Hotel & Casino, Inc.         100%
Cinderlane, Inc.                    Nevada            Rio Properties, Inc.             100%
HLG, Inc.                           Nevada            Rio Properties, Inc.             100%

                                   UNRESTRICTED SUBSIDIARIES

Rio Development Company, Inc.       Nevada            Rio Hotel & Casino, Inc.         100%
Rio Resort Properties, Inc.         Nevada            Rio Hotel & Casino, Inc.         100%


SCHEDULE 6.26
EXISTING LEASES
PAGE 1 OF 2



                                         SCHEDULE 6.26
                                        EXISTING LEASES

       STORE                       LESSEE                       CORPORATE ADDRESS

Alegre                          Alegre                        4625 S. Polaris Avenue, Suite 114
                                                              Las Vegas, NV 89103

Bernard K. Passman              Bernard K. Passman            701 Poydras Street, One Shell Square
Galleries                       Galleries                     Suite 4875
                                                              New Orleans, LA 70139

Davante                         Davante                       4625 Polaris Ave., Suite 112
                                                              Las Vegas, NV 89103

Elegant Pretenders              Elegant Pretenders            3033 South Parker Road, Suite 120
                                                              Aurora, CO 80014

Gary's Island/Dick's Last       Gary's Island/Dick's Last     1065 Newport Center Drive
Resort                          Resort                        Newport Beach, CA 92660

Gary's Cole-Haan                Gary's Cole-Haan              1065 Newport Center Drive
                                                              Newport Beach, CA 92660

Guess? Footwear                 Guess? Footwear               4255 Industrial Road, Suite J
                                                              Las Vegas, NV 89103

Houdini's Magic Shop            Houdini's Magic Shop          6000 S. Eastern Avenue, Suite 12E
                                                              Las Vegas, NV 89119

Mardi Gras Cigars               Mardi Gras Cigars             3900 Paradise Road, Suite 227
                                                              Las Vegas, NV 89109

Money Magnetz                   Money Magnetz                 332 Second Street
                                                              Oakland, CA 94607

Napa Gourmet Grocery            Napa Gourmet Grocery          3200 Windy Hill Road
                                                              Suite 1500 West Tower
                                                              Atlanta, GA 30339

Nawlins Authentic               Nawlins Authentic             3900 Paradise Road, Suite 227
                                                              Las Vegas, NV 89109

Ben and Jerry's                 Ben and Jerry's               16769 Bernardo Ctr. Drive, Suite 24
                                                              San Diego, CA 92128


SCHEDULE 6.26
EXISTING LEASES
PAGE 2 OF 2

Wetzel's Pretzels               Wetzel's Pretzels             3900 Paradise Road, Suite 410
                                                              Las Vegas, NV 89109

Nicole Miller                   Nicole Miller                 4640 E. Sunrise Drive, Suite 215
                                                              Tucson, AZ 85718-4576

Photo Magic                     Photo Magic                   3660 Cinder Lane
                                                              Las Vegas, NV 89103

Reel Outfitters                 Reel Outfitters               3700 West Flamingo Road
                                                              Las Vegas, NV 89103

Rio Sundries                    Rio Sundries                  3700 West Flamingo Road
                                                              Las Vegas, NV 89103

Roland's                        Roland's                      3466 South Maryland Parkway
                                                              Las Vegas, NV 89109

Speedo Authentic Fitnss         Speedo Authentic Fitness      6040 Bandini Boulevard
                                                              Commerce, CA 90040

Volare                          Volare                        3700 West Flamingo Road
                                                              Las Vegas, NV 89103

                                                              4255 South Industrial Road, Suite J
                                                              Las Vegas, NV 89103

Watch Zone                      Watch Zone                    870 Market Street, Suite 1047
                                                              San Francisco, CA 94102

Rio Gift Shop                   W H Smith                     3200 Windy Hill Road
Club Rio Kiosk                                                Suite 1500 West Tower
VooDoo Kiosk                                                  Atlanta, GA 30339
Rio Sundries
Rio Logo & Gift Shop

Vending Arcade                  CTS Amusements                3135 S. Industrial Road, Suite 206
                                                              Las Vegas, NV 89109


                         SCHEDULE 7.01

                        Permitted Liens


1.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-17-401-001
District No.          : 470
1st Installment       : $    457,219.87           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $    457,217.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $    457,217.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $    457,217.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $  1,828,870.87
Land Value            : $  7,504,350.00
Improvements          : $ 59,096,920.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $ 66,601,270.00
Tax Rate              : $        2.7460


(AS TO PARCELS I THROUGH V, VIII, XII AND A PORTION OF PARCEL VI).

2.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-17-401-004
District No.          : 470
1st Installment       : $      3,020.42           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $      3,017.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $      3,017.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $      3,017.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $     12,071.42
Land Value            : $    439,600.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $    439,600.00
Tax Rate              : $        2.7460


(AS TO PARCEL XI).

3.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-17-401-005
District No.          : 470
1st Installment       : $      4,588.32           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $      4,587.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $      4,587.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $      4,587.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $     18,349.32
Land Value            : $    668,220.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $    668,220.00
Tax Rate              : $        2.7460


(AS TO PARCEL XI).


4.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-17-401-006
District No.          : 470
1st Installment       : $      2,585.89           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $      2,585.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $      2,585.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $      2,585.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $     10,340.89
Land Value            : $    376,580.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $    376,580.00
Tax Rate              : $        2.7460


(AS TO PARCEL X).

5.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-20-102-001
District No.          : 470
1st Installment       : $        704.28           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $        703.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $        703.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $        703.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $      2,813.28
Land Value            : $    102,450.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $    102,450.00
Tax Rate              : $        2.7460


(AS TO PARCEL VII AND A PORTION OF PARCEL VI).


6.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-20-102-002
District No.          : 470
1st Installment       : $        517.77           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $        514.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $        514.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $        514.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $      2,059.77
Land Value            : $     75,010.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $     75,010.00
Tax Rate              : $        2.7460


(AS TO PARCEL VIII).

7.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-20-103-009
District No.          : 470
1st Installment       : $        178.25           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $        175.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $        175.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $        175.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $        703.25
Land Value            : $     25,610.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $     25,610.00
Tax Rate              : $        2.7460


(AS TO PARCEL XVI).


8.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-20-103-006
District No.          : 470
1st Installment       : $          5.49           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $                         Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $                         Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $                         Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $          5.49
Land Value            : $        200.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $        200.00
Tax Rate              : $        2.7460


(AS TO PARCEL XVII).

9.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-17-301-016
District No.          : 470
1st Installment       : $      4,189.30           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $      4,186.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $      4,186.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $      4,186.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $     16,747.30
Land Value            : $    297,780.00
Improvements          : $    312,100.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $    609,880.00
Tax Rate              : $        2.7460


(AS TO PARCEL XVIII).


10.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-17-303-012
District No.          : 470
1st Installment       : $      1,582.67           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $        481.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $        481.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $        481.00           Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $      3,025.67
Land Value            : $    110,250.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $    110,250.00
Tax Rate              : $        2.7460


(AS TO A PORTION OF PARCEL XIX) (NEW APN 162-17-303-013).

11.  Taxes, general and special, for the fiscal year 1997 - 1998, as follows:

Assessor's Parcel No. : 162-17-401-003
District No.          : 470
1st Installment       : $      1,367.64           Marked Paid
Due On or Before      : Third Tuesday in August
2nd Installment       : $      1,366.00           Marked Paid
Due On or Before      : First Monday in October
3rd Installment       : $      1,366.00           Marked Paid
Due On or Before      : First Monday in January
4th Installment       : $      1,366.00           NOT Marked Paid
Due On or Before      : First Monday in March
Total Taxes           : $      5,465.64
Land Value            : $    199,040.00
Improvements          : $          0.00
Personal Property     : $          0.00
Exemption             : $          0.00
Net Total             : $    199,040.00
Tax Rate              : $        2.7460


(AS TO THE REMAINDER OF PARCEL XIX) (NEW APN 162-17-303-013).


12.  Special Assessment, as follows:

For                 : Improvement purposes
Assessment No.      : Clark County Improvement District No. 70
Set at              : $183,586.26
No. of Installments : 20
Interest Rate       : 6.1%
Payable each year
on or before        : May 1st and November 1st
Status              : Current. Payoff amount good through March 31, 1998 is
                      $116,815.96

13.  Special Assessment, as follows:

For                 : Improvements
Assessment No.      : Clark County Improvement District No. 70
Set at              : $47,518.68
No. of Installments : 20
Interest Rate       : 6.1%
Payable each year
on or before        : May 1st and November 1st
Status              : Current


(AS TO PARCEL XVIII).


14. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Section 361.260 of the Nevada Revised Statutes.



15. Reservations, mineral rights, and exclusions in the patent from the State of Nevada.
Recorded : November 15th, 1909 in Book 1 of Deeds, Page 96

(Affects Parcels I through VIII and Parcel XII).


16. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Patent
Reserved by:  UNITED STATES OF AMERICA
For        :  Ditches, tunnels, and telephone and transmission lines
Recorded   :  November 15th, 1909 in Book 1 of Deeds, Page 96
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.

(Affects Parcels I through VIII and Parcel XII).


17. Reservations, mineral rights, and exclusions in the patent from the United States of America.

Recorded : Dcember 2nd, 1931 in Book 19 of Deeds, Page 48, Doc No. 43171
And recorded September 13th, 1990 in Book 900913 of Official Records, Doc No. 00214.

(Affects Parcels IX, X, and XI and XIX)


18. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Patent
Reserved by:  UNITED STATES OF AMERICA
Recorded   :  December 2nd, 1931 in Book 19 of Deeds, Page 48, Doc No. 43171


And recorded September 13th, 1990 in Book 900913 of Official Records, Doc No. 00214.

NOTE:  Said easement is blanket in nature and cannot be located of record.

(Affects Parcels IX, X, XI and XIX)

19. Reservations, mineral rights, and exclusions in the patent from the State of Nevada.

Recorded : January 2nd, 1947 in Book 46 of Deeds, Page 55, Doc No. 242889

(As to Parcel XVIII).


20. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Corporation Grant, Bargain, Sale Deed
Reserved by:  CINDERLITE, INC.
For        :  Water well and water lines and easements for railroad spur lines
Recorded   :  May 18th, 1955 in Book 55 of Official Records, Doc No. 46886


(As to Parcel XIX).


21. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  SOUTHERN NEVADA POWER COMPANY
For        :  public utilities
Recorded   :  March 27th, 1956 in Book 89 of Official Records, Doc No. 73808
Affects    :  The Northerly 20.00 feet of Parcel XIII

22. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Road and public utilities
Recorded   :  March 11th, 1963 in Book 611 of Official Records, Doc No. 491993
Affects    :  The Westerly 30.00 feet of Pacel X


23. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Construction, operation, maintenance, repair, and renewal of a railroad spur track line
Recorded   :  March 11th, 1963 in Book 611 of Official Records, Doc No. 491933
Affects    :  The Easterly 20.00 feet of Parcels IX and XI


24. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Roadway and public utilities
Recorded   :  March 11th, 1963 in Book 611 of Official Records, Doc No. 491933
Affects    :  The Westerly 30.00 feet of Parcels IX and XI


25. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Roadway and public utilities
Recorded   :  December 19th, 1968 in Book 918 of Official Records, Doc No.
              737553
Affects    :  The Westerly 85.00 feet of Parcel XI


26. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Construction, operation, maintenance, repair, and renewal of a railroad spur track line
Recorded   :  December 19th, 1968 in Book 918 of Official Records, Doc No.
              737553
Affects    :  The Easterly 20.00 feet of Parcel XI

27. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  CLARK COUNTY SANITATION DISTRICT NO. 1
For        :  Construction and maintenance of sewage lines
Recorded   :  October 15th, 1971 in Book 172 of Official Records, Doc
              No. 137562
Affects    :  The Northerly 40.00 feet of Parcel XIII


28. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Roadway and public utilities
Recorded   :  December 29th, 1972 in Book 289 of Official Records, Doc No.
              248789
Affects    :  The Westerly 30.00 feet of Parcel XI


29. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  LAS VEGAS VALLEY WATER DISTRICT
For        :  Construction and maintenance of pipe lines
Recorded   :  February 27th, 1974 in Book 404 of Official Records, Doc No.
              363937


Terms and provisions as contained in an instrument

Entitled   :  Pipline Relocation Agreement
Recorded   :  December 27th, 1983 in Book 1852 of Official Records, Doc No.
              1811116


And re-recorded February 29th, 1984 in Book 1882 of Official Records, Doc No. 1841502.


Terms and provisions as contained in an instrument

Entitled   :  Pipline Relocation Agreement
Recorded   :  November 27th, 1984 in Book 2026 of Official Records, Doc No.
              1985948

(Affects the Southeasterly 20.00 feet of Parcel XIII)

30. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  October 24th, 1974 in Book 469 of Official Records, Doc No.
              428987
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcel VIII)

31. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  January 7th, 1977 in Book 695 of Official Records, Doc
              No. 654477
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcel XIV)

32. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  NEVADA POWER COMPANY and CENTRAL TELEPHONE COMPANY
For        :  public utilities
Recorded   :  February 28th, 1977 in Book 712 of Official Records, Doc No.
              671302
Affects    :  The Easterly 5.00 feet of Parcel II


33. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Construction, operation, maintenance, repair, and renewal of a railroad spur track line
Recorded   :  June 14th, 1977 in Book 751 of Official Records, Doc No. 710332
Affects    :  The Easterly 20.00 feet of Parcel XI

34. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Road and public utilities
Recorded   :  June 14th, 1977 in Book 751 of Official Records, Doc No. 710332
Affects    :  The Westerly 30.00 feet of Parcel IX


35. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Road and public utilities
Recorded   :  June 14th, 1977 in Book 751 of Official Records, Doc No. 710332
Affects    :  The Westerly 30.00 feet of Parcel XI


36. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  August 20th, 1981 in Book 1451 of Official Records, Doc No.
              1410619
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcel II)

37. Covenants, Conditions and Restrictions, but deleting restrictions, if any, based on race, color, religion or national origin, as provided in an instrument

Recorded   :  August 27th, 1981 in Book 1454 of Official Records, Doc No.
              1413340

Affects Parcel II.


38. Record of Survey, performed by J. EDWARD LEAVITT and filed in File 38 of Surveys, at page 57 and recorded February 11th, 1982, in Book 1522 of Official Records, Doc No. 1481189

39. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  Right of flight for the passage of aircraft
Recorded   :  May 5th, 1982 in Book 1561 of Official Records, Doc No. 1520396


(AS TO PARCELS XVI AND XVII).


40. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  June 28th, 1982 in Book 1586 of Official Records, Doc
              No. 1545336
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcel XI)

41. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  NEVADA POWER COMPANY and CENTRAL TELEPHONE COMPANY
For        :  public utilities
Recorded   :  September 3rd, 1982 in Book 1617 of Official Records, Doc No.
              1576705
Affects    :  A portion of Parcel IX, more particularly described as follows:

A strip of land 6.00 feet in width, being 3.00 feet on each side of the conductor and conduit centerline within said land.

ALSO:

Parcels of land covering above-ground appurtenances plus 3.00 feet adjacent to and contiguous with said appurtenances lying within said land.

EXCEPTING THEREFROM those portions of the above described strip and parcels lying within building outlines.

The interest of NEVADA POWER COMPANY in said right of way was relinquished by that certain Relinquishment of Right of Way Grant dated March 15, 1993, executed by NEVADA POWER COMPANY, a Nevada corporation, recorded March 19, 1993 in Book 930319 as Document No. 01037.


42. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  March 19th, 1985 in Book 2080 of Official Records, Doc
              No. 2039969
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.

(Affects Parcel VIII)


43. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  August 9th, 1985 in Book 2164 of Official Records, Doc
              No. 2123224
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.

(Affects Parcels III and XII)


44. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Grant, Bargain, Sale Deed
For        :  Ingress and egress
Recorded   :  August 14th, 1985 in Book 2167 of Official Records, Doc No.
              2126163
Affects    :  The Southerly 40.00 feet of Parcel XII


45. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  April 3rd, 1986 in Book 860403 of Official Records, Doc
              No. 00714
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcels II, III, and XII)


46. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  April 22nd, 1986 in Book 860422 of Official Records, Doc
              No. 00515
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.

(Affects Parcel XIII)

47. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  Right of flight for the passage of aircraft
Recorded   :  April 22nd, 1986 in Book 860422 of Official Records, Doc
              No. 00516
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record

48. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  Right of flight for the passage of aircraft
Recorded   :  April 22nd, 1986 in Book 860422 of Official Records, Doc
              No. 00518
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record


49. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  May 6th, 1986 in Book 860506 of Official Records, Doc No. 00592
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcel XII)

50. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  July 1st, 1986 in Book 860701 of Official Records, Doc No. 00847
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcel XIII)

51. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  November 1st, 1988 in Book 881101 of Official Records, Doc No.
              00387
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.

(Affects Parcel XII)


52. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  December 6th, 1988 in Book 881206 of Official Records, Doc No.
              00425
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


(Affects Parcel XII)


53. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as shown on the map filed on July 31st, 1986 in File 50 of Parcel Maps, Page 30, at Doc No. 00720 in Book 860731 of Official Records

For         :  Public utilities

(AS TO PARCEL XVIII).


54.  Terms and provisions as contained in an instrument

Entitled   :  "Grant of Easement"
Executed by:  ZOBRIST CORPORATION, A Nevada Corporation, and an easement benefits access to Parcel III, and NEW "Z" CORP., A Nevada
              Corporation
Dated      :  April 24th, 1985
Recorded   :  October 5th, 1987 in Book 871005 of Official Records, Doc No.
              00609

(As to Parcel XVIII)


55. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  LAS VEGAS VALLEY WATER DISTRICT
For        :  Construction and maintenance of pipelines
Recorded   :  August 7th, 1989 in Book 890807 of Official Records, Doc
              No. 00764
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.

56. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Order of Vacation
Granted to :  NEVADA POWER COMPANY and CLARK COUNTY SANITATION DISTRICT
For        :  public utilities
Recorded   :  November 3rd, 1989 in Book 891103 of Official Records, Doc No.
              00683


(Reference being made to the public record for full particulars)


57. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  NEVADA POWER COMPANY
For        :  public utilities
Recorded   :  November 17th, 1989 in Book 891117 of Official Records, Doc
              No. 00894
Affects    :  portions of Parcel VIII, described as follows:

Portions of the Southwest Quarter (SW 1/4) of Section 17, Township 21 South, Range 61 East, M.D.M., Nevada, described as follows:

CENTERLINE 1:

A strip of land 15.00 feet in width, being 7.50 feet on each side of the following described centerline:

COMMENCING at the Northwest (NW) corner of Lot 2 per File 46 of Parcel Maps, Page 18, recorded March 19, 1985 as Document No. 2039968 in Book 2080, Official Records, Clark County, Nevada; thence South 89 Deg. 16'52" East, along the North line of said Lot 2, a distance of 23.05 feet to the POINT
OF BEGINNING; thence South 00 Deg. 03'48" West, 51.22 feet to the point of ending, hereinafter referred to as Point "A".

The sideline boundaries of said strip are to be lengthened or shortened so as to begin on the North line of said Lot 2.

CENTERLINE 2:

A strip of land 10.00 feet in width, being 5.00 feet on each side of the following described centerline:

BEGINNING at Point "A"; thence South 00 Deg. 48'38" West, 45.81 feet; thence South 18 Deg. 31'51" East, 41.22 feet; thence South 03 Deg. 44'33" East, 38.49 feet to the point of ending, hereinafter referred to as Point "B".

The sideline boundaries of said strip are to be lengthened or shortened so as to intersect at the angle points.

ALSO, the following described parcel of land:

BEGINNING at Point "B"; thence North 88 Deg. 41'41" East, 9.56 feet; thence South 01 Deg. 18'19" East, 65.00 feet; thence South 88 Deg. 41'41" West, 29.94 feet; thence North 01 Deg. 18'19" West, 65.00 feet; thence North 88 Deg. 41'41" East, 20.38 feet to the point of beginning.


58. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  NEVADA POWER COMPANY
For        :  public utilities
Recorded   :  February 16th, 1990 in Book 900216 of Official Records, Doc
              No. 00639
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.

59. Record of Survey, performed by DANNY LEE RIDER, JR. and filed in File 63 of Surveys, at page 47 and recorded July 9th, 1992, in Book 920709 of Official Records, Doc No. 00578


And amended by Record of Survey in File 63 of Surveys, at page 82 and recorded August 7th, 1992 in Book 920807 of Official Records, Doc No. 00578


60. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  October 22nd, 1992 in Book 921022 of Official Records, Doc
              No. 01133
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


61. Record of Survey, performed by BOBBY G. JOHNSON and filed in File 64 of Surveys, at page 97 and recorded November 23rd, 1992, in Book 921123 of Official Records, Doc No. 00809

Affects Parcel XIII.


62. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  NEVADA POWER COMPANY
For        :  public utilities
Recorded   :  December 31st, 1992 in Book 921231 of Official Records, Doc
              No. 01945
Affects    :  Portions of Parcels IX, X, and XI, described as follows:

Strips of land 6.00 feet in width, being 3.00 feet on each side of the following described centerlines:

CENTERLINE 1:

COMMENCING at the Northwest (NW) corner of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 17;
thence South 89 Deg. 17'11" East, along the North line thereof, 91.95 feet; thence South 49 Deg. 44'52" West, 120.58 feet;
thence South 00 Deg. 03'46" West, 6.52 feet;
thence South 62 Deg. 06'39" East, along the Northeasterly line of Grantor's property, 30.56 feet to the POINT OF BEGINNING;
thence South 58 Deg. 06'01" West, 3.47 feet to a point hereinafter referred to as POINT "A";
thence South 62 Deg. 06'39" East, parallel with and 3.00 feet Southwesterly of the Northeasterly line of Grantor's property, 420.87 feet;
thence South 54 Deg. 25'21" East, 201.81 feet to a point hereinafter referred to as POINT "B";
thence South 21 Deg. 11'38" West, 231.58 feet;
thence South 27 Deg. 53'21" West, parallel with and 3.00 feet Northwesterly of the Southeasterly line of Grantor's property, 690.00 feet to a point hereinafter referred to as POINT "C";
thence South 39 Deg. 57'01" West, 134.68 feet to the point of ending.

The sideline boundaries of said strip are to be lengthened or shortened so as to begin on the Northeasterly line of Grantor's property and to intersect at the angle points.

CENTERLINE 2:

BEGINNING at Point "A";
thence South 58 Deg. 06'01" West, 33.26 feet to the point of ending.

CENTERLINE 3:

BEGINNING at Point "B";
thence South 62 Deg. 06'39" East, 30.00 feet to the point of ending, being a point on the Southeasterly line of Grantor's property.

The sideline boundaries of said strip are to be lengthened or shortened so as to end on the Southeasterly line of Grantor's property.

CENTERLINE 4:

BEGINNING at Point "B";
thence North 27 Deg. 53'21" East, 30.00 feet to the point of ending, being a point on the Northeasterly line of Grantor's property.

The sideline boundaries of said strip are to be lengthened or shortened so as to end on the Northeasterly line of Grantor's property.

CENTERLINE 5:

BEGINNING at Point "C";
thence South 27 Deg. 53'21" West, parallel with and 3.00 feet Northwesterly of the Southeasterly line of Grantor's property, 25.00 feet to the point of ending.

63. Deed of Trust to secure an indebtedness of the amount stated below and any other amounts payable under the terms thereof,

Amount             :  $65,000,000.00
Trustor/Borrower   :  RIO PROPERTIES, INC., a Nevada corporation
Trustee            :  EQUITABLE DEED COMPANY, a California corporation
Beneficiary/Lender :  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                      a national banking association, as "Agent" for itself
                      and other lenders
Dated              :  July 15th, 1993
Recorded           :  July 15th, 1993 in 930715 of Official Records,
                      Doc No. 00799


Modification/amendment of the terms of said Deed of Trust by an instrument

Executed by       :  RIO PROPERTIES, INC., a Nevada corporation, and BANK OF
                     AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a
                     national banking association
Recorded          :  May 12th, 1994 in Book 940512 of Official Records, Doc
                     No. 01246


Modification/amendment of the terms of said Deed of Trust by an instrument

Executed by       :  RIO PROPERTIES, INC., a Nevada corporation, and BANK
                     OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                     a national banking association
Recorded          :  December 16th, 1994 in Book 941216 of Official Records,
                     Doc No. 00691


Modification/amendment of the terms of said Deed of Trust by an instrument

Executed by       :  RIO PROPERTIES, INC., a Nevada corporation, and BANK OF
                     AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a
                     national banking association
Dated             :  September 12th, 1995
Recorded          :  September 15th, 1995 in Book 950915 of Official Records,
                     Doc No. 01687


Modification/amendment of the terms of said Deed of Trust by an instrument

Executed by       :  RIO PROPERTIES, INC., a Nevada corporation, and BANK OF
                     AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a
                     national banking association
Dated             :  June 17th, 1996
Recorded          :  June 17th, 1996 in Book 960617 of Official Records, Doc
                     No. 01215


Modification/amendment of the terms of said Deed of Trust by an instrument
Executed by       :  RIO PROPERTIES, INC., a Nevada corporation, and BANK
                     OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a
                     national banking association
Dated             :  September 22nd, 1997
Recorded          :  February 12th, 1998 in Book 980212 of Official Records,
                     Doc No. 01187


64. A financing statement given as additional security for the payment of the indebtedness secured by the deed of trust,

Shown as        : Book 930715 Doc No. 00799
Debtor          : RIO PROPERTIES, INC., A Nevada Corporation
Secured Party   : BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
Recorded        : July 15th, 1993 in Book 930715 of Official Records, Doc
                  No. 00800

An amendment to the above was

Recorded        :  January 8th, 1998 in 980108 of Official Records, Doc No.
                   01350


65. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following

Instrument :  Perpetual Avigation Easement
Granted to :  COUNTY OF CLARK
For        :  right of flight, ingress to and egress from all of the airspace
Recorded   :  October 26th, 1993 in Book 931026 of Official Records, Doc
              No. 01355
Affects    :  NOTE: Said easement is blanket in nature and cannot be located of record.


66. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to : NEVADA POWER COMPANY
For        : public utilities
Recorded   : April 28th, 1994 in Book 940428 of Official Records, Doc
             No. 01273


67. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to : NEVADA POWER COMPANY
For        : public utilities
Recorded   : June 9th, 1994 in Book 940609 of Official Records, Doc No. 01146
Affects    : That portion of said land described as follows:


COMMENCING at the Southwest (SW) corner of said Section 17;
thence North 00 Deg. 30'04" West, along the West line of said Section 17, a distance of 18.58 feet to a point on the South right of way line of Flamingo Road;
thence South 88 Deg. 47'09" East, along said South right of way line,
335.46 feet;
thence North 01 Deg. 12'51" East, 75.00 feet to the North right of way line of Flamingo Road;
thence continuing North 01 Deg. 12'51" East, 80.00 feet to the
POINT OF BEGINNING;
thence South 88 Deg. 47'09" East, 58.00 feet;
thence North 01 Deg. 12'51" East, 16.00 feet;
thence North 88 Deg. 17'09" West, 60.00 feet;
thence South 01 Deg. 12'51" West, 16.00 feet;
thence South 88 Deg. 47'09" East, 2.00 feet to the point of beginning.

68. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  SOUTHWEST GAS CORPORATION
For        :  Public utilities
Recorded   :  May 31st, 1996 in Book 960531 of Official Records, Doc
              No. 01564

(AS TO PARCEL XVII).


69. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  NEVADA POWER COMPANY
For        :  public utilities
Recorded   :  December 17th, 1997 in Book 971217 of Official Records, Doc
              No. 00965
Affects    :  a portion of Parcel XVIII


70. An easement affecting that portion of said land and for the purposes stated herein and incidental purposes as provided in the following instrument:

Granted to :  SPRINT NEVADA OPERATIONS
For        :  public utilities
Recorded   :  December 22nd, 1997 in Book 971222 of Official Records, Doc
              No. 01020
Affects    :  A portion of Parcel XVIII


71.  Terms and provisions as contained in an instrument

Entitled   :  Off-Site Improvements Agreement
Executed by:  RIO PROPERTIES, INC. and CLARK COUNTY, NEVADA
Recorded   :  January 14th, 1998 in Book 980114 of Official Records,
              Doc No. 01062


72. The lack of a right of access recorded in insurable form to and from said land to a public street.

The affirmative coverage set forth in paragraph 3 or 4 of the insuring provisions is not provided under this policy, notwithstanding the statement therein to the contrary.

(As to Parcel XVI).

                                   SCHEDULE 7.05
                              PERMITTED INDEBTEDNESS


      See Schedule 5.11.

                                    SCHEDULE 7.08
                               CONTINGENT OBLIGATIONS


       PARTY                       AMOUNT                               OBLIGATION
Cinderlane, Inc.                  $4,900,000            Option to purchase 4.9 acre parcel of real
                                                        property

Cinderlane, Inc.                  $564,543              Option to purchase two-thirds of a 2.25 acre
                                                        parcel of real property

Rio Development Company, Inc.     Undetermined          Construction and completion of the
                                                        Clubhouse for the Rio Secco Golf Club and
                                                        other improvements for which
                                                        approximately $2.2 million of funds are
                                                        available under the ORIX USA construction
                                                        loan agreement as further described in
                                                        Schedule 5.11 - Indebtedness Not Shown on
                                                        Financial Statements


                            EXHIBIT A

                              NOTE


$ ______,000,000.00                             Las Vegas, Nevada
                                             ______________, 1998


          FOR  VALUE   RECEIVED, RIO PROPERTIES, INC.,  a  Nevada
corporation (the "Company") and RIO LEASING, INC., a Nevada corporation ("Rio Leasing" and collectively with the Company, "Borrowers"), jointly and severally promise to pay to the order of ____________________ (the "Bank"), the principal amount of __________________ Million Dollars ($____,000,000) or, if
different, the aggregate principal amount of Loans made by the Bank to the Company and Rio Leasing under the Credit Agreement referred to below outstanding on the Maturity Date.

          The Borrowers also jointly and severally promise to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Credit Agreement dated as of ___________, 1998, among the Company and Rio Leasing, as co-borrowers, the Banks named therein and Bank of America National Trust and Savings Association, as Agent (as further amended from time to time, the "Credit Agreement").

          The Note is one of the Notes issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Bank of America for credit to: BANCONTROL Account No. 12337-14196, Reference: Rio Properties, Inc., at 1850 Gateway Boulevard, Concord, California 94520 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit
Agreement.   Each of the  Bank and any subsequent holder of  this
Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

          This Note is subject to prepayment as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

          The Company and Rio Leasing jointly and severally promise to pay all actual and reasonable costs and expenses, including reasonable attorneys' fees and the reasonably allocated cost of in-house counsel and staff, incurred in the collection and enforcement of this Note. The Company, Rio Leasing and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          THE  CREDIT  AGREEMENT AND THIS NOTE SHALL BE  GOVERNED
BY,  AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH,  THE
INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS
OF LAWS PRINCIPLES.

          IN WITNESS WHEREOF, the Company and Rio Leasing have caused this Note to be executed and delivered by its duly authorized officers, as of the day and year and the place first above written.

                          RIO PROPERTIES, INC.

                          By ___________________________________

                          Title ________________________________


                          RIO LEASING, INC.

                          By ____________________________________

                          Title _________________________________

                           TRANSACTIONS ON NOTE



                                        Amount of     Outstanding
        Type of    Amount of  End of    Principal or  Principal
        Loan Made  Loan Made  Interest  Interest      Balance     Notation
Date    This Date  This Date  Period    Paid This     This Date   Made By
                                        Date



                            EXHIBIT B

                       NOTICE OF BORROWING


TO:  Bank of American National Trust
          and Savings Association, as Agent
     555 South Flower Street, 11th Floor
     Los Angeles, California 90071
     Attention:  Janice Hammond, Vice President - Agency
                 Specialist
                 USCG - Agency Management Los Angeles 20529


          We refer to that certain Amended and Restated Credit Agreement dated as of February 24, 1998 (as amended from time to time, the "Credit Agreement") among Rio Properties, Inc., a Nevada corporation (the "Company"), Rio Leasing, Inc., a Nevada corporation (collectively with the Company, "Borrowers"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent").

          This Notice of Borrowing represents Borrowers' request to borrow on ___________ from the Banks on a pro rata basis the aggregate of $___________ as [Base Rate] [Eurodollar Rate] Loans. [The initial Interest period for such [Eurodollar Rate] is requested to be a _________ period.] The proceeds of such Loans are to be deposited in the Company's [operating account at Bank of America N.T. & S.A.] [Restricted Loan Proceeds Account at Bank of America N.T. & S.A.] pursuant to Section 2.01 (a) (iv) of the Credit Agreement.

          The undersigned officer, to the best of his knowledge, and Borrowers certify that:

          (i) the representations and warranties of Borrowers contained in the Credit Agreement are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof;

          (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing;

          (iii) Borrowers have performed in all material respects all agreements and satisfied all conditions under the Credit
     Agreement required to be performed by them on or before the date hereof.

          Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

DATED:  _________________________________

                             RIO PROPERTIES, INC.
                             and
                             RIO LEASING, INC.


                             By: ________________________________

                             Title: _____________________________

                            EXHIBIT C

                NOTICE OF CONVERSION/CONTINUATION


TO: Bank of America National Trust
         and Savings Association, as Agent
    555 South Flower Street, 11th Floor
    Los Angeles, California 90071
    Attention:   Janice Hammond, Vice President - Agency
                 Specialist
                 USCG - Agency Management Los Angeles 20529

          RE:   CONVERSION/CONTINUATION OF LOANS

Gentlemen:

          1. CONVERSION SELECTION. Pursuant to Section 2.04 of the Agreement, please convert an aggregate of $___________ of existing [Base Rate, Eurodollar Rate] Loans, the final day of the current Interest Period (if applicable) of which is
_____________, 19__, to [Base Rate, Eurodollar Rate] Loans, as follows:

                                Interest Period
                                (Eurodollar
           Dollar Amount       Rate loans)

           $ ________________   _______________ months
                                Maturing on _______ , 19__

          2. CONTINUATION SELECTION. Pursuant to Section 2.04 of the Agreement, please continue an aggregate of $_________ of existing Eurodollar Rate Loans, the final day of the current Interest Period of which is ____________, 19__, as follows:

                                Requested
           DOLLAR AMOUNT        INTEREST PERIOD

           $ ________________   _______________ months
                                Maturing on _______ , 19__


          Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

                             RIO PROPERTIES, INC.
                             and
                             RIO LEASING, INC.

                             By: ________________________________
                             Title:______________________________

                            EXHIBIT D

                     COMPLIANCE CERTIFICATE

          This Compliance Certificate (this "Certificate") is executed and delivered by the undersigned to Bank of America National Trust and Savings Association, as Agent (the "Agent"), pursuant to the Credit Agreement referred to below to induce the Banks described in the Credit Agreement to make certain credit facilities available to the Rio Properties, Inc., a Nevada corporation (the "Company") and Rio Leasing, Inc., a Nevada corporation ("Rio Leasing"; Rio Leasing and the Company, each a "Borrower" and collectively, the "Borrowers").

          This Certificate is delivered with reference to the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February 24, 1998, among the Borrowers, the Agent and each of the several financial institutions party to the Credit Agreement. The terms defined in the Credit Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise.

          This   Certificate  is  delivered  in  accordance  with
Section 6.02(b) of the Credit Agreement by a Responsible Officer of the Borrowers. This Certificate is delivered with respect to the Fiscal Quarter ended _______________ (the "Determination Date"). Computations indicating compliance with Sections 7.13,
7.14 7.15 and 7.16 of the Credit Agreement are set forth below:

     1. SECTION 7.12 - RESTRICTED PAYMENTS. As of the Determination Date, the aggregate amount paid in respect of repurchased shares of the Guarantor since June 30, 1997, not to exceed $10,000,000:
          $______________

     2. SECTION 7.13 - CAPITAL EXPENDITURES. As of the Determination Date, the aggregate amount of Capital Expenditures made by the Loan Parties and their respective Subsidiaries and Unrestricted Subsidiaries is:

          (a)   Capital  Expenditures  associated  with  the  Rio
                Expansion Project not to exceed $258,000,000:

                                                   $_____________

          (b)   Other Capital Expenditures (including Maintenance
                Capital Expenditures) not to exceed $152,000,000:

                                                   $_____________

     3.   SECTION 7.14 -  INTEREST  COVERAGE  RATIO.   As  of the
          Determination  Date,  the Interest  Coverage  Ratio was
          _______:1.00.

          FISCAL QUARTERS ENDING            MAXIMUM RATIO

          December 31, 1997 through and
          including June 30, 1998           2.00:1.00

          September 30, 1998 through and    1.75:1.00
          including December 31, 1999

          Thereafter                        2.00:1.00


          INTEREST COVERAGE RATIO is computed as follows (in each case determined in accordance with GAAP):

          (a) (i) EBITDA for the fiscal period consisting of the fiscal quarter ending on the Determination Date and the three immediately prior fiscal quarters
               (as calculated on Appendix A hereto)   $__________

               LESS (ii) Maintenance Capital Expenditures made by the Borrowers and their respective Restricted Subsidiaries during the fiscal period set forth in
               (a) above                              $__________

               LESS (iii) cash payments of federal, state or local income taxes made by the Borrowers and their respective Restricted Subsidiaries during the fiscal period set forth in
               (a) above                              $__________

          (a) equals        [(i)-(ii)-(iii)]          $__________

          DIVIDED   BY   (b)  Cash  Interest  Expense  (including
          capitalized Interest Expense) for the fiscal period set forth in (a) above (as calculated on Appendix A hereto)
          $__________

          EQUALS INTEREST COVERAGE RATIO [(a) divided by (b)]
                                                      $__________

     4.   SECTION 7.15 - TOTAL LEVERAGE RATIO. The Total Leverage
          Ratio   for   the   fiscal   quarter  ending   on   the
          Determination Date was ____:1.00.

          FISCAL QUARTERS ENDING    MAXIMUM RATIO

          December 31, 1997         3.50:1.00

          March 31, 1998            3.75:1.00
          June 30, 1998             4.25:1.00
          September 30, 1998        5.00:1.00
          December 31, 1998         5.25:1.00

          March 31, 1999            5.75:1.00
          June 30, 1999             5.75:1.00
          September 30, 1999        4.75:1.00
          December 31, 1999         4.50:1.00

          Thereafter                4.00:1.00


          TOTAL LEVERAGE RATIO is computed as follows (in each case determined in accordance with GAAP):

          (a) Average outstanding total principal Indebtedness of the Borrowers and their combined Restricted Subsidiaries which constitutes Funded Debt plus outstanding principal Indebtedness under the Parent Senior Subordinated Notes (as calculated on Appendix A hereto)
                                                   $_____________


          DIVIDED BY (b) EBITDA for the four fiscal quarter period ending on the Determination Date (as calculated on Appendix A hereto)
                                                   $_____________

EQUALS total Leverage Ratio [(a) divided by (b)]   $_____________

     5.   SECTION 7.16 - SENIOR  LEVERAGE  RATIO.    The   Senior
          Leverage  Ratio for the fiscal quarter  ending  on  the
          Determination   Date  was  _____:1.00.    (Maximum   is
          3.00:1.00)

          Numerator of Total Leverage Ratio    $_______________

          MINUS Subordinated Obligations       $_______________

          EQUALS numerator of Senior Leverage  $_______________

          Denominator of Total Leverage        $_______________

          Ratio is                             __________1.00

     6. A review of the activities of the Borrowers and each of the other Loan Parties during the fiscal periods covered by this Certificate has been made under the supervision of the undersigned, with a view to determining whether during such fiscal periods the Borrowers and each of the other Loan Parties performed and observed all of their respective Obligations. To the best knowledge of the undersigned, during the fiscal periods covered by this Certificate, all covenants and conditions set forth in the Loan Documents, INCLUDING, without limitation, those set forth in ARTICLES 5, 6 AND 7 of the Credit Agreement, have been so performed and observed and no Default or Event of Default has occurred and is continuing, WITH ONLY THE EXCEPTIONS set forth below (if none, so state), and in response to which the Borrowers and the other Loan Parties have taken or propose to take the following actions (if none, so state):
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________

     7. The undersigned Responsible Officer of the Borrowers certifies that the calculations made and the information contained herein and in each Appendix delivered herewith are derived from the books and records of the Borrowers and the other Loan Parties, as applicable, and that each and every matter contained herein and therein correctly reflects those books and records.

     8. To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state):
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
__________________________________________________


Dated: _________________



                        By    ___________________________________
                           Responsible Officer of each Borrower

                           APPENDIX A
                               TO
                     COMPLIANCE CERTIFICATE
PART 1

EBITA - COMPONENT CALCULATIONS

          (IF THE CERTIFICATE CALCULATIONS REQUIRE CALCULATION OF EBITDA FOR MORE THAN ONE PERIOD, ATTACH MULTIPLE COPIES OF THIS
PART 1.) The calculations below relate to the period from _____________________ to ____________________ (the "Test Period"
for purposes of this Part 1 of Appendix A).

          EBITDA for the Test Period is calculated as follows for the Borrowers and their respective Subsidiaries on a combined basis, in each case as determined in accordance with GAAP:

          (a)  net income (or net loss) without
          giving effect to any extraordinary
          loss or extraordinary gain    $_________

          PLUS  (b) amounts treated as expenses
          for  depreciation  and  interest  and
          the  amortization of  intangibles  of
          any  kind  to the extent included  in
          the determination of net  income  (or
          income (or net loss) set forth in (a)
          above                        $_________

          PLUS (c) THE SUM OF:

               (i)  all accrued taxes on or
               measured by income to the extent
               included in the determination of
               net income (or net loss) set
               forth in (a) above  $_________

               PLUS (ii) Pre-Operating Expenses
               attributable to any New Venture  $__________

               EQUALS (C)                              $_________

               EQUALS EBITDA    [(a)+(b)+(c)]          $_________

PART 2

INTEREST EXPENSE - Component Calculation


(IF THE CERTIFICATE CALCULATIONS REQUIRE CALCULATION OF INTEREST EXPENSE FOR MORE THAN ONE PERIOD, ATTACH MULTIPLE COPIES OF THIS
PART 2.) The calculations below relate to the period from _____________________ to ________________________ (the "Test
Period" for purposes of this Part 2 of Appendix A).

          Interest Expenses for the Test Period are calculated as follows:

          (a)   gross interest for such  period
          (including      all      commissions,
          discounts, fees and other charges  in
          connection  with standby  letters  of
          credit  and similar instruments)  for
          the  Borrowers  and their  respective
          Restricted Subsidiaries);   provided,
          that  the Company's obligations under
          the  Guaranty  Obligations  permitted
          under  Section 7.08(f) shall  not  be
          included  in  this definition  unless
          and until a demand is made under such
          Guaranty  Obligations  by  a   Person
          entitled to make  a demand thereunder
                                                       $_________

          PLUS  (b)  gross  interest  for  such
          period for the Parent with respect to
          the Parent senior Subordinated Notes
                                                       $_________
          PLUS  (c) the portion of the up-front
          costs and expenses for Rate Contracts
          (to  the extent not included in gross
          interest expense) fairly allocated to
          such Rate  Contracts  as expenses for
          for such period                     $_________

          LESS  (d)  interest income  for  that
          period  and  Rate Contracts  payments
          received as determined in  accordance
          with GAAP                                    $_________

          EQUALS INTEREST EXPENSE  [(a)+(b)+(c)-(d)]   $_________

PART 3

TOTAL LEVERAGE RATIO (PART 4(A)) - COMPONENT CALCULATION

          The calculations below relate to the period from ________________________ to _______________________ (the "Test
Period" for purposes of this Part 3 of Appendix A).

          Part (a) of Total Leverage Ratio for the Test Period is calculated as follows:

          (a) Outstanding total principal Indebtedness of the Borrowers and their combined Restricted
          Subsidiaries which constitutes Funded Debt (as calculated in Part 4 of this Appendix A) as of the last day of each of the three-months constituting the fiscal quarter ending on the Determination Date:

                    (i)    Month 1:  $__________
                    (ii)   Month 2:  $__________
                    (iii)  Month 3:  $__________

          EQUALS (A)       [(i)+(ii)+(iii)]  $______________

          (b)  Outstanding principal Indebtedness  under
          the  Parent Senior Subordinated Notes reported
          for   each  such  month  pursuant  to  Section
          6.01(c):

                    (i)    Month 1:  $__________
                    (ii)   Month 2:  $__________
                    (iii)  Month 3:  $__________

          EQUALS (B)       [(i)+(ii)+(iii)]  $______________


          (c) SUM OF (A)+(B)                      $______________

          EQUALS AVERAGE      [(c) divided by 3]  $______________

PART 4

FUNDED DEBT - COMPONENT CALCULATIONS

          (IF THE CERTIFICATE CALCULATIONS REQUIRE CALCULATION OF FUNDED DEBT FOR MORE THAN ONE PERIOD, ATTACH MULTIPLE COPIES OF THIS PART 4.) The calculations below relate to the period from _______________ to ______________ (the "Test Period" for purposes of this Part 1 of Appendix A)

          (a)   all  principal  Indebtedness  of  the
          Borrowers  and their respective  Restricted
          Subsidiaries  on  a  combined   basis   for
          borrowed  money (including debt  securities
          issued  by  any  Borrower  or  any  of  its
          Restricted     Subsidiaries)     on     the
          Determination   Date,  PROVIDED,   HOWEVER,
          that  the  Company's obligations under  the
          Guaranty   Obligations   permitted    under
          Section   7.08(l)  shall  not  be  included
          unless  and  until a demand is  made  under
          such   Guaranty  Obligations  by  a  Person
          entitled to make demand thereunder            $________

          PLUS  (b)  the  aggregate  amount  of   all
          monetary  obligations of the Borrowers  and
          their  respective  Restricted  Subsidiaries
          on  a  combined basis in respect of Capital
          Leases on the Determination Date              $________

          PLUS  (c) the aggregate undrawn face amount
          of   all  letters  of  credit  (other  than
          letters   of   credit  supporting   workers
          compensation   obligations  and   permitted
          pursuant to Section 7.08(d)) for which  any
          Borrower   or   any   of   its   Restricted
          Subsidiaries  is  the  account  party   but
          which  have not been drawn as of  the  date
          of determination                              $________

          PLUS  (d) the aggregate amounts on which  a
          drawing  has been received or  paid  by  an
          issuing  bank  under  any  such  letter  of
          credit  which  drawing or payment  has  not
          been reimbursed to the issuing bank by  any
          Borrower   or   any   of   its   Restricted
          Subsidiaries   as   of    the    date    of
          determination                                 $________

          equals Funded Debt  [(a)+(b)+(c)=(d)]            $_____

                                                        EXHIBIT E

                    ASSIGNMENT AND ACCEPTANCE


          THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment") is entered into as of ________________ between
___________________________________       ("Assignor")        and
____________________ ("Assignee") with reference to that certain Amended and Restated Credit Agreement dated as of February 24, 1998 among Rio Properties, Inc. and Rio Leasing, Inc. ("Borrowers"), the Banks therein named and Bank of America
National Trust and Savings Association, a national banking association, as Agent for the Banks (as amended from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement.


                            RECITALS


          A.    Assignor  holds  a Commitment  under  the  Credit
     Agreement.

          B. As of the date hereof, the outstanding principal balance of the Advances made by Assignor (the "Assignor
     Advances") is set forth on Annex I hereto.

          C. Assignor desires to assign its rights under the Credit Agreement and the other Loan Documents with respect to a portion of the Aggregate Commitment and a portion of any Assignor Advances to Assignee and Assignee has agreed to assume the obligations of Assignor under the Loan Documents to the extent of the rights so assigned.

          NOW, THEREFORE, in consideration of the matters recited above, and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          SECTION 1.  ASSIGNMENT AND ASSUMPTION.

          (a) Assignor hereby assigns to Assignee, without recourse, representation or warranty, an undivided fractional interest in Assignor's rights arising under the Loan Documents relating to the Aggregate Commitment, and any Assignor Advances to the extent of the Assigned Pro Rata Share reflected on Annex I hereto (the "Assigned Pro Rata Share") including, without limitation, (i) all amounts advanced and to be advanced or participated in by Assignor pursuant to the Aggregate Commitment;
(ii) all of Assignor's rights and powers contained in the Loan Documents; (iii) all all claims of Assignor against persons who may in the future become or are now liable for repayment of any Assignor Advances or reimbursement of expenses incurred by Assignor on account of any Assignor Advances; and (iv) all amounts received by Assignor on account of any Assignor Advances, whether from the Borrowers or from others who are now or may in the future become obligated with respect to some or all of the amounts owing on any Assignor Advances or from any other source, including, without limitation, recovery from litigation.

          (b) Assignee hereby assumes from Assignor, and Assignor is hereby expressly and absolutely released from, the Assigned Pro Rata Share of all of Assignor's obligations arising under the Loan Documents relating to the Aggregate Commitment including, without limitation, all obligations with respect to any Assignor Advances. Assignee agrees that it shall fully perform all of the obligations of Assignor with respect to the interests assigned by this Assignment.

          (c) Assignor and Assignee hereby agree that Annex I attached hereto sets forth (i) the amount of all Assignor Advances giving effect to the assignment and assumption described herein, (ii) the amount of the Aggregate Commitment after giving effect to the assignment and assumption described herein, and
(iii) accrued but unpaid interest and commitment fees thereon.

          (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described herein, Assignee shall have all of the obligations under the Loan Documents of, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents made by, a Bank having a Commitment as reflected on Annex I attached hereto. Assignee hereby acknowledges and agrees that the agreement set forth in this subsection 1(d) is expressly made for the benefit of the Borrowers, the Agent, the Issuing Bank, Assignor and the other Banks and their respective successors and permitted assigns. From and after the date of this Assignment,
(i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, shall have the rights and obligations of a Bank under the Credit Agreement and the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

          (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent (i) that this Assignment shall effect the assignment by Assignor and the assumption by Assignee of the Assigned Pro Rata Share of Assignor's rights and obligations under the Loan Documents and (ii) that any other assignments by Assignor of a portion of its rights and obligations under the Loan Documents shall have no effect on the Commitment and Pro Rata Share of Assignee set forth on Annex I attached hereto.

          (f) Assignee agrees to pay to Assignor, on ______________, an amount equal to $______________, in immediately available funds, representing the purchase price of the Assigned Pro Rata Share. Assignor and Assignee shall make all appropriate adjustments for periods prior to the date of this Assignment or with respect to the making of this Assignment directly between themselves.

          (h) Nothing contained in this Assignment shall be construed to amend or modify the terms of the Loan Documents other than to effectuate the assignment contemplated herein.

          SECTION 2.  REPRESENTATIONS AND WARRANTIES.

          (a) Assignee represents and warrants that it is an Eligible Assignee.

          (b) Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding Borrowers, the collateral, any Assignor Advances and all aspects of the transactions evidenced by or referenced in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment) of Assignor in connection with the assignment made hereby. Assignee further acknowledges that Assignee will, independently and without reliance upon Assignor and based upon Assignee's review of such documents and information as Assignee deems appropriate at the time, continue to make its own credit decisions in connection with the assignment made hereby. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Credit Agreement or at any time thereafter.

          (c) Assignee represents and warrants to Assignor that it has experience and expertise in the making of loans such as the Advances assigned hereby or with respect to the other types of credit which may be extended under the Credit Agreement; that it has acquired its Assigned Pro Rata Share for its own account and not with any present intention of selling all or any apportion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

          (d) Assignor and Assignee represent to one another and to the Agent that they have duly authorized, executed and delivered this Assignment, that they are legally entitled to enter into the assignment and assumption transactions contemplated herein and that, in the case of Assignor, that it is the legal and beneficial owner of the Assigned Pro Rata Share, free of any Liens or adverse claims.

          (e) Assignor shall not be responsible to Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents (other than its own due execution of the Loan Documents) or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee (other than written representations, warranties, recitals or statements made by Assignor therein) or by or on behalf of the Borrowers to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers or any other Person liable for the payment of any Advance or payment of amounts owed in connection with other extensions of credit under the Credit Agreement or the value of the collateral or any other matter. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Advances or other extensions of credit under the Credit Agreement or as to the existence or possible existence of any Default or Event of Default.

          (f) Each party to this Assignment represents and warrants to the other party to this Assignment that it has full power and authority to enter into this Assignment and to perform its obligations under this Assignment in accordance with the provisions of this Assignment, that this Assignment has been duly authorized, executed and delivered by such party and that this Assignment constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

          SECTION 3.  NOTICES.

          Any notice or other communication required or permitted to be given hereunder shall be in writing addressed to the parties at their addresses set forth below and shall be delivered in the manner set forth for notices in the Credit Agreement.

          (a)  Notices to Assignor:





          (b)  Notices to Assignee:







          SECTION 4.  MISCELLANEOUS PROVISIONS.

          (a) Neither this Assignment nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

          (b) Title and headings of sections in this Assignment are for convenience of reference only and shall not be used to define or limit the provisions hereof.

          (c) This Assignment and the transactions contemplated hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

          (d) This Assignment embodies the entire agreement between Assignor and Assignee with respect to the Loan Documents and supersedes all prior agreements between Assignor and Assignee with respect to the Loan Documents.

          (e) This Assignment may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but one Assignment. The signature pages of all counterparts of this Assignment may be detached and attached to a single counterpart of this Assignment so that all signature pages are physically attached to the same document.

          (f) All of the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

          (g) Every provision of this Assignment is intended to be severable. If any term or provision thereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of the other provisions shall nonetheless remain in full force and effect.

          SECTION 5.  THE AGENT.

          Assignor and Assignee have examined this Assignment and have exercised independent credit judgment in determining to enter into this Assignment. Each of Assignor and Assignee have obtained the advice of their counsel with respect to this document or waive the opportunity to do so. The Agent bears no responsibility for the form, legality or sufficiency of this Assignment.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

                             "ASSIGNOR"

                             ______________________


                             By: ________________________________

                             Name: ______________________________

                             Title: _____________________________



                             "ASSIGNEE"

                             ______________________


                             By: ________________________________

                             Name: ______________________________

                             Title: _____________________________

                             ANNEX I


I.   ASSIGNOR'S PRO RATA SHARE OF THE AGGREGATE
     COMMITMENT BEFORE ASSIGNMENT

     Commitment                           $______________________

     Pro Rata Share                       _____________%

     Outstanding Principal                $______________________

     Accrued and unpaid Interest          $______________________

     Accrued and unpaid Commitment Fees   $______________________


II.  ASSIGNOR'S REMAINING PRO RATA SHARE OF THE
     AGGREGATE COMMITMENT AFTER ASSIGNMENT

     Commitment                           $______________________

     Pro Rata share                       _____________%


III. ASSIGNEE'S PRO RATA SHARE OF THE AGGREGATE
     COMMITMENT AFTER ASSIGNMENT

     Commitment                           $______________________

     Pro Rata share                       _____________%

                   ACKNOWLEGEMENT AND CONSENT
                          OF THE AGENT

          Bank of America National Trust and Savings Association, as Agent, hereby (i) acknowledges and consents to the assignment to and assumption by Assignee of Assignor's rights and obligations with respect to a portion of the Aggregate Commitment effected pursuant to the foregoing Assignment and (ii) agrees that, for all purposes of the Loan Documents, Assignee shall be deemed to be a Bank having a Commitment as reflected on Annex I attached to the Assignment.

                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as Agent


                             By _________________________________

                                Name: ___________________________

                                Title: __________________________


                    ACKNOWLEGMENT AND CONSENT
                        OF THE BORROWERS

          Borrowers hereby (i) acknowledge and consent to the assignment to and assumption by Assignee of Assignor's rights and obligations with respect to a portion of the Aggregate Commitment effected pursuant to the foregoing Assignment and (ii) agree that, for all purposes of the Loan Documents, Assignee shall be deemed to be a Bank having a Commitment as reflected on Annex I attached to the Assignment.

                             BORROWER:

                             RIO PROPERTIES, INC.
                             and
                             RIO LEASING, INC.


                             By: ________________________________

                             Title: _____________________________

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